                                                                    EXHIBIT 10.4


                              U.S. $1,000,000,000

                          SECOND AMENDED AND RESTATED
                        SENIOR SECURED CREDIT AGREEMENT

                          Dated as of  August 3, 1998

                                     Among

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                                as the Borrower,
                                ---------------

                       SOCIETE GENERALE, SOUTHWEST AGENCY

                     as Arranger and Administrative Agent,
                     ------------------------------------

                             BANKERS TRUST COMPANY

                       as Arranger and Syndication Agent,
                       ---------------------------------

                          LEHMAN COMMERCIAL PAPER INC.

                      as Arranger and Documentation Agent,
                      -----------------------------------

                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                             as Documentation Agent
                             ----------------------

                                      and

                            THE LENDERS NAMED HEREIN

                                 as the Lenders
                                 --------------

                               TABLE OF CONTENTS
                               -----------------

                                                                  Page
                   ARTICLE IDEFINITIONS AND ACCOUNTING TERMS

Section 1.01    Certain Defined Terms............................    2
Section 1.02    Computation of Time Periods......................   47
Section 1.03    Accounting Terms; Changes in GAAP................   47
Section 1.04    Classes and Types of Advances....................   48
Section 1.05    Miscellaneous....................................   48
Section 1.06    Recitals.........................................   48
Section 1.07    Amendment and Restatement........................   48
Section 1.08    Senior Indebtedness..............................   49

                ARTICLE IITHE ADVANCES AND THE LETTERS OF CREDIT

Section 2.01    The Advances.....................................   49
Section 2.02    Method of Borrowing..............................   53
Section 2.03    Fees.............................................   58
Section 2.04    Reduction of the Commitments.....................   59
Section 2.05    Repayment of Advances............................   59
Section 2.06    Interest, Late Payment Fee.......................   59
Section 2.07    Prepayment.......................................   61
Section 2.08    Breakage Costs...................................   64
Section 2.09    Increased Costs..................................   64
Section 2.10    Payments and Computations........................   66
Section 2.11    Taxes............................................   68
Section 2.12    Illegality.......................................   71
Section 2.13    Letters of Credit................................   71
Section 2.14    Determination of Leverage Ratio..................   75
Section 2.15    Lender Replacement...............................   76
Section 2.16    Sharing of Payments, Etc.........................   77

                        ARTICLE III CONDITIONS OF LENDING

Section 3.01    Conditions Precedent to Amendment and
                Restatement and  Additional Advances.................. 78
Section 3.02    Conditions Precedent for Each Borrowing
                or Letter of Credit................................... 81

                    ARTICLE IVREPRESENTATIONS AND WARRANTIES

Section 4.01    Existence; Qualification; Partners; Subsidiaries...... 82
Section 4.02    Partnership and Corporate Power....................... 83
Section 4.03    Authorization and Approvals........................... 84
Section 4.04    Enforceable Obligations............................... 84
Section 4.05    Parent Common Stock................................... 84
Section 4.06    Financial Statements and Registration Statements...... 85
Section 4.07    True and Complete Disclosure.......................... 85
Section 4.08    Litigation............................................ 86
Section 4.09    Use of Proceeds....................................... 86
Section 4.10    Investment Company Act................................ 86
Section 4.11    Taxes................................................. 86
Section 4.12    Pension Plans......................................... 87
Section 4.13    Condition of Hotel Property; Casualties; Condemnation. 88
Section 4.14    Insurance............................................. 88
Section 4.15    No Burdensome Restrictions; No Defaults............... 88
Section 4.16    Environmental Condition............................... 89
Section 4.17    Legal Requirements, Zoning, Utilities, Access......... 90
Section 4.18    Existing Indebtedness................................. 90
Section 4.19    Title; Encumbrances................................... 91
Section 4.20    Leasing Arrangements.................................. 91
Section 4.21    Franchise Agreements.................................. 91
Section 4.22    Management Agreements................................. 92
Section 4.23    Senior Indebtedness................................... 92
Section 4.24    Specified Secured Indebtedness........................ 92

                         ARTICLE VAFFIRMATIVE COVENANTS

Section 5.01    Compliance with Laws, Etc............................. 92

Section 5.02    Preservation of Existence; Separateness, Etc...............  93
Section 5.03    Payment of Taxes, Etc......................................  94
Section 5.04    Visitation Rights; Lender Meeting..........................  94
Section 5.05    Reporting Requirements.....................................  95
Section 5.06    Maintenance of Property and Required Work..................  98
Section 5.07    Insurance..................................................  99
Section 5.08    Interest Rate Agreements...................................  99
Section 5.09    Approved Participating Leases..............................  99
Section 5.10    Use of Proceeds............................................ 100
Section 5.11.   Collateral................................................. 100
Section 5.12.   New Subsidiaries........................................... 100
Section 5.13    Year 2000 Compatibility.................................... 100
Section 5.14    Excluded Foreign Subsidiaries.............................. 101

                         ARTICLE VINEGATIVE COVENANTS

Section 6.01    Liens, Etc................................................. 101
Section 6.02    Indebtedness............................................... 102
Section 6.03    Agreements Restricting Distributions From Subsidiaries..... 105
Section 6.04    Restricted Payments........................................ 105
Section 6.05    Fundamental Changes; Asset Dispositions.................... 106
Section 6.06    Personal Property Leases................................... 106
Section 6.07    Investments, Loans, Future Properties...................... 107
Section 6.08    Affiliate Transactions..................................... 109
Section 6.09    Sale and Leaseback......................................... 109
Section 6.10    Sale or Discount of Receivables............................ 110
Section 6.11    No Further Negative Pledges................................ 110
Section 6.12    Material Documents......................................... 110
Section 6.13    Limitations on Development, Construction, Renovation and
                Purchase of Hotel Properties............................... 111

                         ARTICLE VIIFINANCIAL COVENANTS

Section 7.01    Interest Coverage Ratio.................................... 111
Section 7.02    Fixed Charge Coverage Ratio................................ 111

Section 7.03    Maintenance of Net Worth................................... 112
Section 7.04    Leverage Ratio............................................. 112
Section 7.05    Limitations on Secured Indebtedness........................ 112
Section 7.06    Limitations on Secured Recourse Indebtedness............... 112
Section 7.07    Unsecured Interest Coverage Ratio.......................... 112
Section 7.08    Permitted Non-Voting Stock Company Adjustment.............. 113

                           ARTICLE VIIIEVENTS OF DEFAULT; REMEDIES

Section 8.01    Events of Default.......................................... 113
Section 8.02    Optional Acceleration of Maturity; Other Actions........... 117
Section 8.03    Automatic Acceleration of Maturity......................... 118
Section 8.04    Cash Collateral Account.................................... 118
Section 8.05    Swingline Advances and Commitment.......................... 119
Section 8.06    Non-exclusivity of Remedies................................ 119
Section 8.07    Right of Set-off........................................... 119

                       ARTICLE IXAGENCY AND ISSUING BANK PROVISIONS

Section 9.01    Authorization and Action................................... 120
Section 9.02    Administrative Agent's Reliance, Etc....................... 120
Section 9.03    Each Agent and Its Affiliates.............................. 121
Section 9.04    Lender Credit Decision..................................... 121
Section 9.05    Indemnification............................................ 122
Section 9.06    Successor Agent and Issuing Banks.......................... 122
Section 9.07    Arrangers, Syndication Agent and Documentation Agents...... 123

                                    ARTICLE XMISCELLANEOUS

Section 10.01   Amendments, Etc............................................ 123
Section 10.02   Notices, Etc............................................... 127
Section 10.03   No Waiver; Remedies........................................ 127
Section 10.04   Costs and Expenses......................................... 127
Section 10.05   Binding Effect............................................. 128
Section 10.06   Lender Assignments and Participations...................... 128

Section 10.07    Indemnification..........................................  132
Section 10.08    Execution in Counterparts................................  132
Section 10.09    Survival of Representations, Indemnifications, etc.......  132
Section 10.10    Severability.............................................  133
Section 10.11    Florida Liens............................................  133
Section 10.12    Release of Guarantors....................................  133
Section 10.13    Supplemental Guaranties..................................  134
Section 10.14    Usury Not Intended.......................................  134
Section 10.15    GOVERNING LAW............................................  135
Section 10.16    CONSENT TO JURISDICTION; SERVICE OF PROCESS;
                 JURY TRIAL...............................................  135
Section 10.17    Lender Interest Rate Agreements..........................  137
Section 10.18    Knowledge of Borrower....................................  137
Section 10.19    Lenders Not in Control...................................  138
Section 10.20    Headings Descriptive.....................................  138
Section 10.21    Time is of the Essence...................................  138

EXHIBITS:

Exhibit A-1 -       Form of Revolving Note
Exhibit A-2 -       Form of Term A Note
Exhibit A-3 -       Form of Term B Note
Exhibit A-4 -       Form of Swingline Note
Exhibit B   -       Form of Adjustment Report
Exhibit C   -       Form of Assignment and Acceptance
Exhibit D   -       Form of Compliance Certificate
Exhibit E   -       Form of Environmental Indemnity
Exhibit F   -       Form of Guaranty
Exhibit G   -       Form of Notice of Borrowing
Exhibit H   -       Form of Notice of Conversion or Continuation
Exhibit I   -       Form of Pledge Agreement

SCHEDULES:

Schedule 1.01(a) -     Commitments
Schedule 1.01(b) -     Initial Properties and Investment Amount
Schedule 1.01(c) -     Approved Franchisors
Schedule 1.01(d) -     Engineer Report Scope of Services
Schedule 1.01(e) -     Approved Engineers
Schedule 1.01(f) -     Environmental Report Scope of Services
Schedule 1.01(g) -     Approved Environmental Consultants
Schedule 1.01(h) -     Existing AGH Letters of Credit
Schedule 1.01(i) -     Guarantors
Schedule 4.01    -     Subsidiaries
Schedule 4.08    -     Litigation
Schedule 4.17    -     Legal Requirements; Zoning; Utilities; Access
Schedule 4.18    -     Existing Indebtedness
Schedule 4.20    -     Ground Leases
Schedule 4.21    -     Franchise Agreements
Schedule 4.22    -     Management Agreements
Schedule 5.06    -     Required Work
Schedule 5.07    -     Insurance
Schedule 10.02   -     Notice Information

                          SECOND AMENDED AND RESTATED
                        SENIOR SECURED CREDIT AGREEMENT


   SECOND AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT, dated as of August 3, 1998, is among MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (fka American General Hospitality Operating Partnership, L.P.), as the Borrower; SOCIETE GENERALE, SOUTHWEST AGENCY, as Arranger and Administrative Agent; BANKERS TRUST COMPANY, as Arranger and Syndication Agent; LEHMAN COMMERCIAL PAPER INC., as Arranger and Documentation Agent; WELLS FARGO BANK, NATIONAL ASSOCIATION, as Documentation Agent; and the Lenders.



                            PRELIMINARY STATEMENTS:

   WHEREAS, in connection with the Merger, CapStar is merging with and into AGH REIT to form the Parent and the CapStar Hotel LLCs are merging with and into AGH OP to form the Borrower, all as more particularly described in the Registration Statements;

   WHEREAS, contemporaneously with the Merger CapStar will utilize Advances to repay the Existing CapStar Indebtedness to be Repaid;

   WHEREAS, certain of the parties hereto previously entered into the Existing AGH Credit Agreement pursuant to which the Existing AGH Lenders have made advances to AGH OP, and have issued or participated in the Existing AGH Letters of Credit, in each case on the terms and conditions set forth therein;

   WHEREAS, the Borrower has requested that the Existing AGH Lenders amend the Existing AGH Credit Agreement and the other Existing AGH Credit Documents in order to revise certain terms thereof and the Existing AGH Lenders have agreed to do so on the terms and conditions set forth herein;

   WHEREAS, the parties hereto have agreed to amend and restate the Existing AGH Credit Agreement as amended in its entirety for clarity only, and amend the other Existing AGH Credit Documents, in order to (i) add certain Lenders as parties to this Agreement, (ii) acknowledge that those Existing AGH Lenders who will be repaid in full in connection with this Agreement are no longer parties to this Agreement and have been repaid in full as if the Existing AGH Credit

Agreement had been repaid in full, (iii) increase the Commitments under this Agreement to $1,000,000,000 and in part change the Class of Commitments, (iv) provide for the Obligations to be secured by certain Collateral and (v) amend certain other provisions of the Existing AGH Credit Agreement and the other Existing AGH Credit Documents as more fully set forth in this Agreement;

   WHEREAS, this Amended and Restated Senior Credit Agreement constitutes for all purposes an amendment to the Existing AGH Credit Agreement and not a new or substitute agreement and each reference to an "Advance" and "Letter of Credit" herein shall mean each such Advance made and each Letter of Credit issued heretofore under the Existing AGH Credit Agreement;

   WHEREAS, Bank One, Texas, N.A., Societe Generale, Southwest Agency and the other Existing AGH Lenders who are agents under the Existing AGH Credit Agreement desire to resign from their respective agency capacities under the Existing AGH Credit Agreement, and the Lenders desire to appoint Societe Generale, Southwest Agency as Administrative Agent and make certain other changes with respect to the other agents for the facilities described in this Agreement, all as more fully provided herein;

   NOW, THEREFORE, in consideration of the foregoing recitals and the provisions contained in this Agreement, the parties hereto do hereby agree as follows:

                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

    Section 1.0   Certain Defined Terms.  As used in this Agreement, the
                  ---------------------
following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

   "Acceptable Security Interest" means a security interest which (a) exists in
    ----------------------------
favor of the Administrative Agent for its benefit and the ratable benefit of the Lenders, (b) is superior to all other security interests, (c) secures the Obligations and (d) is perfected and enforceable against all Persons in preference to any rights of any Person in the property encumbered thereby.

   "Accession Agreement" means an Accession Agreement in the form attached
    -------------------
respectively
the Guaranty, Environmental Indemnity and Pledge Agreement as Annex 1 thereto, which agreement causes the Person executing and delivering the same to the Administrative Agent to become a party to the Guaranty, Environmental Indemnity and Pledge Agreement.

   "Adjusted EBITDA" means, for any Person or Hotel Property, as applicable, for
    ---------------
any period, the EBITDA of such Person or Hotel Property, as applicable, for such period less the aggregate FF&E Reserves for such period in respect of, as
       ----
applicable, each Hotel Property owned by such Person or its Subsidiaries (whether located on land owned by or land leased to such owner of the Hotel Property) or such Hotel Property.

   "Adjusted Net Worth" means, for the Parent as of any date, the sum of (a) the
    ------------------
Parent's Net Worth on such date plus (b) the minority interest of the Parent on
                                ----
such date determined in accordance with GAAP (excluding that portion of the minority interest attributable to ownership interests in any Subsidiary of the Parent held by Persons [other than Persons who own partnership interests in the Borrower] for any such Subsidiary which (i) is not a Guarantor and (ii) has not granted a Lien on all or substantially all of such Subsidiary's assets to the Borrower to secure Indebtedness of such Subsidiary to the Borrower) plus (c) the
                                                                    ----
OP Adjustment on such date.

   "Adjusted Base Rate" means, for any day, the fluctuating rate per annum of
    ------------------
interest equal to the greater of (a) the Prime Rate in effect on such day and
(b) the Federal Funds Rate in effect on such day plus 1/2%.

   "Adjustment Event" has the meaning set forth in Section 2.14(b).
    ----------------

   "Adjustment Report" means a certificate of the Borrower in substantially the
    -----------------
form of the attached Exhibit B.

   "Administrative Agent" means Societe Generale, Southwest Agency in its
    --------------------
capacity as Administrative Agent for the Lenders pursuant to Article IX and any successor Administrative Agent appointed pursuant to Section 9.06.

   "Administrative Agent Fee Letter" means the letter agreement dated as of May
    -------------------------------
21, 1998 among CapStar, AGH Reit, and Societe Generale, Southwest Agency, as amended.

   "Advance" means a Revolving Advance, a Term A Advance, a Term B Advance, or a
    -------

Swingline Advance.

   "Affiliate" means, as to any Person, any other Person that, directly or
    ---------
indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of a Control Percentage, by contract or otherwise. A Person holding 35% or more of the voting capital stock of another Person shall be deemed to have control.

   "AGH GP" means AGH GP, Inc., a Nevada corporation.
    ------

   "AGHI" means American General Hospitality, Inc., a Texas corporation.
    ----

   "AGH Leasing" means AGH Leasing, L.P., a Delaware limited partnership.
    -----------

   "AGH LP" means AGH LP, Inc., a Nevada corporation.
    ------

   "AGH OP" means American General Hospitality Operating Partnership, L.P., a
    ------
Delaware limited partnership.

   "AGH REIT" means American General Hospitality Corporation, a Maryland
    --------
corporation.

   "Agreement" has the meaning given such term in the initial paragraph of this
    ---------
agreement.

   "Applicable Lending Office" means, with respect to each Lender, such Lender's
    -------------------------
Domestic Lending Office in the case of a Base Rate Advance or a Swingline Advance and such Lender's LIBOR Lending Office in the case of a LIBOR Advance.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

   "Applicable Margin" means, (a) with respect to a Swingline Advance at any
    -----------------
date, the applicable percentage per annum set forth below based upon the Status then in effect under the column for Revolving Advances which are Base Rate Advances, (b) with respect to any other Class of Advance at any date, the applicable percentage per annum set forth below based upon the Status then in effect under the column for such Type and Class of Advance, (c) with respect to the letter of credit fee payable under Section 2.03(b) at any date, the applicable percentage per annum set forth below based upon the Status then in effect under the column for Revolving Advances which are LIBOR Advances and (d) with respect to the commitment fee payable under Section 2.03(a) at any date, the applicable percentage per annum set forth below based upon the Status then in effect under the column "Unused Commitment Fee."

     Revolving Advances and Term A Advances               Term Advances
     --------------------------------------               -------------

                                          Unused
              Base Rate     LIBOR       Commitment     Base Rate       LIBOR
              Advances     Advances         Fee        Advances      Advances
              --------    ---------     -----------    --------      --------
Level I          0%          1.00%          .125%          .25%        1.75%
Status

Level II         0%         1.125%           .15%          .25%        1.75%
Status

Level III        0%          1.17%           .15%          .25%        1.75%
Status

Level IV         0%         1.225%           .20%          .25%        1.75%
Status

Level V          0%          1.25%           .20%          .25%        1.75%
Status

Level VI         0%         1.325%           .20%          .25%        1.75%
Status

Level VII        0%          1.40%           .20%          .25%        1.75%
Status

Level VIII    .125%          1.50%           .25%          .25%        1.75%
Status

Level IX       .20%          1.65%           .25%          .50%        2.00%
Status

Level X        .30%         1.875%           .25%          .50%        2.00%
Status

     "Approved Franchisor" means those certain franchisors listed on Schedule
      -------------------
1.01(c) attached hereto, or any other reputable, nationally known, third party franchisor or licensor of a Hotel Property approved by the Administrative Agent in writing.

     "Approved Fund" means any fund that invests in commercial loans which is
      -------------
advised or managed by an investment advisor which has total assets under management in excess of $100,000,000.

     "Approved Other Country" means each of the following countries:  Canada,
      ----------------------
Mexico, United Kingdom, France, Germany, Spain, Belgium, The Netherlands, Luxembourg, Italy, Portugal, Austria, Switzerland, Norway, Sweden, Denmark, U.
S. Virgin Islands, British Virgin Islands, Bahamas, Puerto Rico, and Japan.

     "Approved Participating Lease" means a participating lease with an Approved
      ----------------------------
Participating Lessee in substantially the form of those participating leases being executed in connection with the Merger or such other form as is approved by the Administrative Agent in writing (which approval shall not be unreasonably withheld).

     "Approved Participating Lessee" means OPCO, OPCO OP, AGH Leasing, Twin
      -----------------------------
Towers Leasing, L.P. (approved only with respect to the Initial Property for which it is a lessee), Prime Hospitality (approved only with respect to the Initial Properties for which it is a lessee and those Future Properties which the Borrower has already agreed to purchase from Prime Hospitality), any Approved Franchisor, any of the foregoing Person's respective Affiliates and any future participating lessee for a Hotel Property approved by two out of the three Arrangers in writing.

     "Arranger" means each of Societe Generale, Southwest Agency, Bankers Trust
      --------
Company, and Lehman Commercial Paper Inc., in its capacity as Arranger for the Lenders and any successor Arranger appointed for any of such Persons pursuant to
Section 9.06.

     "Asset Disposition" means (a) any sale or lease of all or substantially all
      -----------------
of a Hotel Property (in which the Borrower or a Guarantor is lessor but exclusive of the Approved Participating Leases), or conveyance, exchange, transfer, or assignment of any other Investment or Property by the Borrower or a Guarantor to a Person other than the Borrower or a Guarantor; (b) any sale of timeshare intervals for any Hotel Property, but not a Permitted Timeshare

Conversion; and (c) any loss, casualty or condemnation of a Hotel Property owned by the Borrower or any Guarantor.

     "Assignment and Acceptance" means an assignment and acceptance entered into
      -------------------------
by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of the attached Exhibit C.

     "Base Rate Advance" means an Advance which bears interest as provided in
      -----------------
Section 2.06(a).

     "Borrower" means MeriStar Hospitality Operating Partnership, L.P., a
      --------
Delaware limited partnership.

     "Borrowing" means a Revolving Borrowing, a Term A Borrowing, a Term B
      ---------
Borrowing or a Swingline Advance.

     "Business Day" means a day of the year on which banks are not required or
      ------------
authorized to close in New York City or Dallas, Texas and, if the applicable Business Day relates to any LIBOR Advances, any day other than a Saturday or Sunday or a day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of London, England.

     "Capital Expenditure" means any payment made directly or indirectly for the
      -------------------
purpose of acquiring or constructing fixed assets, Real Property or equipment which in accordance with GAAP would be capitalized in the fixed asset accounts of such Person making such expenditure, including, without limitation, amounts paid or payable for such purpose under any conditional sale or other title retention agreement or under any Capital Lease, but excluding repairs of Property in the normal and ordinary course of business in keeping with the past practices of the Borrower.

     "Capital Lease" means, for any Person, any lease of any Property (whether
      -------------
real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

     "Capitalized Lease Obligations" means, as to any Person, the capitalized
      -----------------------------
amount of all obligations of such Person or any of its Subsidiaries under Capitalized Leases, as determined on a consolidated basis in conformity with GAAP.

     "CapStar" means CapStar Hotel Company, a Delaware corporation.
      -------

     "CapStar Hotel LLCs" means CapStar Hotel Operating Company, LLC and CapStar
      ------------------
Hotel Operating Company II, LLC, each a Delaware limited liability company.

     "Cash Collateral Account" means a special cash collateral account
      -----------------------
containing cash deposited pursuant to the terms of this Agreement to be maintained at the Administrative Agent's office in accordance with Section 8.04.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and
      ------
Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

     "Change in Control" means for any Person a change in ownership or control
      -----------------
of such Person effected through either of the following transactions:

               (a) any Person or related group of Persons (other than such Person or an Affiliate of such Person) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities possessing more than thirty-five percent (35%) of the total combined voting power of such Person's outstanding securities; or

               (b) there is a change in the composition of such Person's Board of Directors over a period of thirty-six (36) consecutive months (or less) such that a majority of Board members (rounded up to the nearest whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

     "Class" has the meaning set forth in Section 1.04.
      -----

     "Closing Date" means August 3, 1998.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended, and any
      ----
successor statute.

     "Collateral" means the Parent's and its Subsidiaries' (except Permitted
      ----------
Other Subsidiaries') interest in the capital stock, limited liability interests and partnership interests of all existing Subsidiaries of the Parent which are not Permitted Other Subsidiaries and any future Material Subsidiaries, and any other collateral described in the Pledge Agreement.

     "Commitments" means, (a) as to any Lender, its Revolving Commitment, its
      -----------
Term A Commitment and its Term B Commitment, and (b) as to the Swingline Lender, its Swingline Commitment.

     "Compliance Certificate" means a certificate of the Borrower in
      ----------------------
substantially the form of the attached Exhibit D.

     "Consolidated" refers to the consolidation of the accounts of the Borrower
      ------------
with the Borrower's Subsidiaries and the Parent with the Parent's Subsidiaries, as applicable, in accordance with GAAP, including principles of consolidation consistent with those applied in the preparation of the Registration Statements.

     "Control Percentage" means, with respect to any Person, the percentage of
      ------------------
the outstanding capital stock of such Person having ordinary voting power which gives the direct or indirect holder of such stock the power to elect a majority of the Board of Directors of such Person.

     "Controlled Group" means all members of the controlled group of
      ----------------
corporations and all trades (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414 of the Code.

     "Convert", "Conversion", and "Converted" each refers to a conversion of
      -------    ----------        ---------
Advances of one Type into Advances of another Type pursuant to Section 2.02(b).

     "Convertible Indebtedness" means CapStar's 4.75% Convertible Subordinated
      ------------------------
Notes due October 15, 2004 in the aggregate principal amount of $172,500,000 and any notes issued in exchange thereof pursuant to the Convertible Indebtedness Indenture.

     "Convertible Indebtedness Indenture" means the Indenture dated as if
      ----------------------------------
October 16, 1997
between CapStar and First Trust of New York, National Association, as trustee.

     "Credit Documents" means this Agreement, the Notes, the Guaranties, the
      ----------------
Environmental Indemnities, the Security Documents, the Fee Letter, the Administrative Agent Fee Letter, and each other agreement, instrument or document executed by the Borrower or any of its Subsidiaries at any time in connection with this Agreement.

     "Default" means (a) an Event of Default or (b) any event or condition which
      -------
with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Defaulting Lender" means any Lender which has wrongfully refused or failed
      -----------------
to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 9.05, or notified in writing the Borrower or the Administrative Agent that such Lender does not intend to comply with its obligations under this Agreement.

     "Development Property" means either (a) a new Hotel Property under
      --------------------
construction including the conversion of a non-Hotel Property into a Hotel Property or (b) an existing Hotel Property which is undergoing an expansion pursuant to which the total guest rooms for such Hotel Property will be increased by 25% or more.

     "Dollar Equivalent" means the equivalent in another currency of an amount
      -----------------
in U.S. Dollars to be determined by reference to the rate of exchange quoted by the Administrative Agent, at 11:00 a.m. (Dallas, Texas time) on the date of determination, for the spot purchase in the foreign exchange market of such amount of Dollars with such other currency.

     "Dollars" and "$" means lawful money of the United States of America.
      -------       -

     "Domestic Lending Office" means, with respect to any Lender, the office of
      -----------------------
such Lender specified as its "Domestic Lending Office" opposite its name on
Schedule 10.02 or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

     "EBITDA" means for any Person or Hotel Property, as applicable, for any
      ------
period for which such amount is being determined, an amount equal to (a) the Net Income for such Person or Hotel Property, as applicable, for such period plus
                                                                         ----
(b) to the extent deducted in determining Net

Income, Interest Expense, income taxes, depreciation, amortization, and other non-cash items for such period, as determined on a Consolidated basis in accordance with GAAP plus (c) to the extent deducted in determining Net Income,
                     ----
deductions for minority interest attributable to the ownership interests in the Borrower not owned (directly or indirectly) by the Parent; provided that with
                                                           --------
respect to EBITDA attributable to an Unconsolidated Entity, (i) for any such Unconsolidated Entity for which the Unconsolidated Entity Percentage is equal to or greater than 20%, such Person shall only be deemed to have received the Unconsolidated Entity Percentage of such Unconsolidated Entity's EBITDA to the extent not subject to (A) any limitation or restriction (except for the obligation to repay Indebtedness of such Person) on the right to distribute such EBITDA to such Person's owners or (B) any decision by another Person to not distribute the available cash of such Unconsolidated Entity to the owners of such Unconsolidated Entity, and (ii) for any such Unconsolidated Entity for which the Unconsolidated Entity Percentage is less than 20%, such Person shall only be deemed to have received the actual sums paid by such Unconsolidated Entity to such Person.

     "Effective Date" means the date all of the conditions precedent set forth
      --------------
in Section 3.01 have been satisfied.

     "Eligible Assignee" means (a) a commercial bank organized under the laws of
      -----------------
the United States, or any State thereof, and having primary capital of not less than $250,000,000 and approved by the Administrative Agent and the Issuing Bank, which approvals will not be unreasonably withheld, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development and having primary capital (or its equivalent) of not less than $250,000,000 (or its Dollar Equivalent) and approved by the Administrative Agent and the Issuing Bank, which approvals will not be unreasonably withheld, (c) an investment bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000, (d) an insurance company, finance company or financial institution (whether a corporation, partnership, trust or other Person) organized under the laws of the United States, or any state thereof, and having total assets in excess of $5,000,000,000, (e) any Approved Fund, (f) any "accredited investor" (as defined in Regulation D of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder) which has total assets in excess of $100,000,000, (g) a Lender, and (h) an Affiliate of the respective assigning Lender, without approval of any Person but otherwise meeting the eligibility requirements of (a), (b), (c), (d), (e) or (f) above.

     "Engineering Report" means with respect to any Hotel Property, an
      ------------------
engineering report in accordance with the scope of services attached hereto as
Schedule 1.01(d) reasonably satisfactory to the Administrative Agent prepared for the Lenders by a Person set forth on Schedule 1.01(e) or otherwise reasonably satisfactory to the Administrative Agent covering the physical condition of the Hotel Property, including without limitation the structural, electrical, plumbing, mechanical and other essential components of the Hotel Property.

     "Environment" or "Environmental" shall have the meanings set forth in 42
      -----------      -------------
U.S.C. (S) 9601(8), as amended.

     "Environmental Claim" means any third party (including governmental
      -------------------
agencies and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation (including claims or proceedings under the Occupational Safety and Health Acts or similar laws or requirements relating to health or safety of employees) which seeks to impose liability under any Environmental Law.

     "Environmental Indemnity" means one or more environmental indemnity
      -----------------------
agreements dated of even date herewith in substantially the form of the attached Exhibit E executed or to be executed by the Borrower, the Parent and all Subsidiaries of the Borrower (excluding the Permitted Other Subsidiaries), and any future environmental indemnities executed in connection with any Hotel Property, as any of such environmental indemnities may be amended hereafter in accordance with the terms of such agreements.

     "Environmental Law" means all Legal Requirements arising from, relating to,
      -----------------
or in connection with the Environment, health, or safety, including without limitation CERCLA, relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, medical, infectious, or toxic substances, materials or wastes; (d) the safety or health of employees; or (e) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, medical, infectious, or toxic substances, materials or wastes.

     "Environmental Permit" means any permit, license, order, approval or other
      --------------------
authorization under Environmental Law.

     "Environmental Report" means with respect to any Hotel Property, an
      --------------------
environmental report in accordance with the scope of services attached hereto as
Schedule 1.01(f) prepared for the Lenders by a Person set forth on Schedule 1.01(g) or otherwise reasonably satisfactory to the Administrative Agent covering the Hotel Property and the soil and the groundwater thereunder.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time.

     "Eurocurrency Liabilities" has the meaning assigned to that term in
      ------------------------
Regulation D of the Federal Reserve Board (or any successor), as in effect from time to time.

     "Event of Default" has the meaning set forth in Section 8.01.
      ----------------

     "Exchange Act" has the meaning set forth in Section 2.04.
      ------------

     "Excluded Foreign Subsidiaries" means those Subsidiaries of the Borrower
      -----------------------------
which (a) are incorporated or organized under the laws of any jurisdiction other than the United States or any state or territory thereof, (b) own only Hotel Properties and related assets which are Unencumbered except for FF&E which is collateral for Indebtedness permitted by this Agreement and (c) do not own Hotel Properties and other Investments which for all such Subsidiaries in the aggregate have an Investment Amount in excess of $75,000,000.

     "Existing AGH Credit Agreement" means that Amended and Restated Senior
      -----------------------------
Unsecured Credit Agreement, dated as of February 13, 1998, among AGH OP, Societe Generale, Southwest Agency, as Arranger, Syndication Agent, and Documentation Agent, Bank One, Texas, N.A., as Administrative Agent, The Bank of Nova Scotia and Wells Fargo Bank, National Association, as Managing-Agents and the Existing AGH Lenders, as amended by First Amendment to Credit Agreement dated as of February 27, 1998, among such same Persons.

     "Existing AGH Credit Documents" means the Credit Documents (as defined in
      -----------------------------
the Existing AGH Credit Agreement).

     "Existing AGH Lenders" means the banks and other financial institutions
      --------------------
party to the

Existing AGH Credit Agreement.

     "Existing AGH Letters of Credit" means the letters of credit outstanding on
      ------------------------------
the date of this Agreement issued for the account of the Borrower or its Subsidiaries which are described in the attached Schedule 1.01(h), as the same may be amended, supplemented, and otherwise modified from time to time.

     "Existing AGH Notes" means the promissory notes payable under the Existing
      ------------------
AGH Credit Agreement.

     "Existing CapStar Indebtedness to be Repaid" means all Indebtedness owing
      ------------------------------------------
pursuant to that certain Credit Agreement dated as of June 30, 1997, by and between CapStar; Lehman Brothers Holdings, Inc., Bankers Trust Company, BANKBOSTON, N.A., and Wells Fargo Bank, N.A., as various agents; and the other lenders party thereto, as amended.

     "Existing Subordinate Indebtedness" means CapStar's 8.75% Senior
      ---------------------------------
Subordinated Notes due August 19, 2007 in the aggregate principal amount of $150,000,000 and any notes issued in exchange thereof pursuant to the Existing Subordinate Indebtedness Indenture.

     "Existing Subordinate Indebtedness Indenture" means the Indenture dated as
      -------------------------------------------
of August 19, 1997 between CapStar and IBJ Schroder Bank & Trust Company, as trustee.

     "Expiration Date" means, with respect to any Letter of Credit, the date on
      ---------------
which such Letter of Credit will expire or terminate in accordance with its terms.

     "Facilitators" means Societe Generale, Southwest Agency, Bankers Trust
      ------------
Company, and Lehman Commercial Paper Inc.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per
      ------------------
annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for any such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve
      ---------------------
System or any of its successors.

     "Fee Letter" means the letter agreement dated as of May 21, 1998 among
      ----------
CapStar, AGH REIT, and the Facilitators, as amended.

     "FF&E" means furniture, fixtures and equipment.
      ----

     "FF&E Reserve" means, for any Person or any Hotel Property for any period,
      ------------
a reserve equal to four percent (4%) of gross revenues from any Hotel Property owned by such Person or from such Hotel Property, as applicable, for such period, excluding, however, from such calculation for the applicable Persons and Hotel Properties the gross revenues generated by the office, retail and garage portions of such Hotel Properties or Hotel Properties owned or leased by such Persons.

     "Financial Statements" means the respective financial statements of AGH
      --------------------
REIT and its Subsidiaries and CapStar and its Subsidiaries dated as of March 31, 1998.

     "Fiscal Quarter" means each of the three-month periods ending on March 31,
      --------------
June 30, September 30 and December 31.

     "Fiscal Year" means the twelve-month period ending on December 31.
      -----------

     "Fixed Charges" means, for any Person for the period for which such amount
      -------------
is being determined, the amount (without duplication) of all scheduled principal payments and mandatory prepayments (excluding optional prepayments and scheduled principal payments in respect of any such Indebtedness which is payable in a single installment at final maturity), Interest Expense during such period, all payments scheduled to be made in respect of Capital Leases of such Person and such Person's Subsidiaries on a Consolidated basis during such period, and all preferred stock dividends and preferred partnership distributions paid during such period by such Person and such Person's Subsidiaries on a Consolidated basis.

     "Fixed Charge Coverage Ratio" means, as of the end of any Rolling Period, a
      ---------------------------
ratio of (a) the Parent's Adjusted EBITDA for such Rolling Period to (b) the Parent's Fixed Charges for such Rolling Period.

     "Florida Liens" means the Liens securing the Existing AGH Credit Documents
      -------------
on the Initial Properties located in the State of Florida except for those Liens pertaining to the cash management system used in the Existing AGH Credit Documents.

     "Free Cash Flow" means, for any Person for any period, (a) the Funds From
      --------------
Operations for such period plus (b) any amortization costs for such period not
                           ----
previously added back in the computation of Funds From Operations less (c) the
                                                                  ----
sum of (i) the aggregate FF&E Reserves for such Person and its Subsidiaries for such period, and (ii) the aggregate amount of scheduled principal payments and mandatory prepayments on the Total Indebtedness of such Person (excluding optional prepayments, scheduled principal payments in respect of any such Indebtedness which is payable in a single installment at final maturity and mandatory prepayments in connection with Asset Dispositions) required to be made during such period.

     "Fund," "Trust Fund," or "Superfund" means the Hazardous Substance Response
      ----    ----------       ---------
Trust Fund, established pursuant to 42 U.S.C. (S) 9631 (1988) and the Post-closure Liability Trust Fund, established pursuant to 42 U.S.C. (S) 9641 (1988), which statutory provisions have been amended or repealed by the Superfund Amendments and Reauthorization Act of 1986, and the "Fund," "Trust Fund," or "Superfund" that are now maintained pursuant to 42 U.S.C. (S) 9507.

     "Funds From Operations" means, for any Person for any period for which such
      ---------------------
amount is being determined, an amount equal to such Person's (a) Net Income for such period excluding gains (losses) from debt restructuring and sales of property (including furniture and equipment) plus (b) depreciation and
                                             ----
amortization (excluding amortization of deferred financing costs) plus (or
                                                                  ----
minus) (c) adjustments for Unconsolidated Entities owned by such Person to
-----
reflect the actual cash received by such Person from such Unconsolidated Entities in lieu of those amounts included in the preceding clauses (a) and (b) for such Unconsolidated Entities.

     "Future Property" means any Hotel Property except for the Initial
      ---------------
Properties which the Parent or any Subsidiary of the Parent acquires which Hotel Property may be subject to a timeshare program to the extent that the Permitted Timeshare Requirements would be satisfied upon the acquisition of such Hotel Property.

     "GAAP" means United States generally accepted accounting principles as in
      ----
effect from time to time, applied on a basis consistent with the requirements of
Section 1.03.

     "Governmental Authority" means any foreign governmental authority, the
      ----------------------
United States of America, any state of the United States of America and any subdivision of any of the foregoing, and any agency, department, commission, board, securities exchange, self-regulatory organization, authority or instrumentality, bureau or court having jurisdiction over any Lender, the Parent, the Borrower, any Subsidiaries of the Borrower or the Parent, an approved participating lessee, a property manager or any of their respective Properties.

     "Governmental Proceedings" means any action or proceedings by or before any
      ------------------------
Governmental Authority, including, without limitation, the promulgation, enactment or entry of any Legal Requirement.

     "Guarantor" means each of the Parent and each Subsidiary of the Borrower
      ---------
(except the Permitted Other Subsidiaries and the Subsidiaries which respectively own the Atlanta, Georgia Westin during such time as the Borrower holds a first-lien mortgage on such Hotel Property), and "Guarantors" means all of such
                                            ----------
Persons.  The Guarantors on the Effective Date are identified on Schedule
1.01(i).

     "Guaranty" means one or more Guaranty and Contribution Agreements in
      --------
substantially the form of the attached Exhibit F executed by the Borrower and all of the Subsidiaries of the Borrower (excluding the Permitted Other Subsidiaries and the Subsidiary which owns the Atlanta, Georgia Westin during such time as the Borrower holds a first-lien mortgage on such Hotel Property), evidencing the joint and several guaranty by the signatories thereto of the obligations of Borrower in respect of the Credit Documents, and any future guaranty and contribution agreement executed to secure Advances except for Supplemental Guaranties, as any of such agreements may be amended hereafter in accordance with the terms of such agreements.

     "Hazardous Substance" means the substances identified as such pursuant to
      -------------------
CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, petroleum, petroleum products, radio nuclides, radioactive materials, and medical and infectious waste.

     "Hazardous Waste" means the substances regulated as such pursuant to any
      ---------------
Environmental Law.

     "Hospitality/Leisure-Related Business" shall mean a full service and
      ------------------------------------
limited service hotel or resort, executive conference center, an extended stay lodging, or a convention center, and other businesses incidental to, or in support of such business, including without limitation, (a) developing, improving or acquiring lodging facilities, restaurants and other food-service facilities, golf facilities or other entertainment facilities or club, timeshare programs, convention or meeting facilities and marketing services or reservation systems related thereto, and (b) acquiring, developing, or improving any real estate (including retail, office or garage use) ancillary or connected to any hotel, resort, executive conference center, extended stay lodging, convention center or reservation system constructed, leased, owned, managed or operated (or proposed to be constructed, leased, or owned) by the Borrowers, the Guarantors or any of their Subsidiaries at any time; provided that such business shall not
                                          --------                          ---
include any casino or other gaming (even if only a part of a Hotel Property) or senior living.

     "Hotel Property" for any hotel means the Real Property and the Personal
      --------------
Property for such hotel.

     "Improvements" for any hotel means all buildings, structures, fixtures,
      ------------
tenant improvements and other improvements of every kind and description now or hereafter located in or on or attached to the Land for such hotel; and all additions and betterments thereto and all renewals, substitutions and replacements thereof.

     "Indebtedness" means (without duplication), at any time and with respect to
      ------------
any Person, (a) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables, accruals or bank drafts arising in the ordinary course of business), including without limitation indebtedness of such Person which is convertible into an ownership interest in such Person; (b) indebtedness of others in the amount which such Person has directly or indirectly assumed or guaranteed or otherwise provided credit support therefor or for which such Person is liable as a partner of such Person; (c) indebtedness of others in the amount secured by a Lien on assets of such Person, whether or not such Person shall have assumed such indebtedness; (d) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person (other than trade payables or bank drafts arising in the ordinary course); (e) obligations of such Person under Capital Leases; (f) to the extent treated as a liability under GAAP obligations under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements or other similar agreements or arrangements designed to protect against fluctuations in interest rates; (g) to the extent treated as a liability under GAAP, unfunded liability under a Plan.

     "Initial Properties" means collectively the Hotel Properties listed on
      ------------------
Schedule 1.01(b), and "Initial Property" means any of such Hotel Properties.
                       ----------------

     "Intercompany Agreement" means the Intercompany Agreement dated as of
      ----------------------
August 3, 1998, by and among the Parent, the Borrower, OPCO, and OPCO OP.

     "Interest Coverage Ratio" means, as of the end of any Rolling Period, a
      -----------------------
ratio of (a) the Parent's EBITDA to (b) Parent's Interest Expense, for such Rolling Period.

     "Interest Expense" means, for any Person for any period for which such
      ----------------
amount is being determined, the total interest expense (including that properly attributable to Capital Leases in accordance with GAAP) and all charges incurred with respect to letters of credit determined on a Consolidated basis in conformity with GAAP, plus capitalized interest of such Person and its
                      ----
Subsidiaries.

     "Interest Period" means, for each LIBOR Advance comprising part of the same
      ---------------
Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any Base Rate Advance into such an Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and
Section 2.02 and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section
2.02. The duration of each such Interest Period shall be one, two, three or six months, in each case as the Borrower may select, upon notice received by the Administrative Agent not later than 11:00 a.m. (Dallas, Texas time) on the third Business Day prior to the first day of such Interest Period, provided, however,
                                                             --------  -------
that:

     (a) Interest Periods for Advances of the same Borrowing shall be of the same duration;

     (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such
                                                       --------
extension would cause the last day of such Interest

Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

     (c) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

     (d) each successive Interest Period shall commence on the day on which the next preceding Interest Period expires; and

     (e) no Interest Period with respect to any portion of any Revolving Advance shall extend beyond the Revolving Maturity Date, no Interest Period with respect to any portion of any Swingline Advance shall extend beyond the Swingline Maturity Date, no Interest Period with respect to any portion of any Term A Advance shall extend beyond the Term A Maturity Date and no Interest Period with respect to any portion of any Term B Advance shall extend beyond the Term B Maturity Date.

     "Interest Rate Agreements" means any interest rate swap agreement, interest
      ------------------------
rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Borrower, the Parent or any of their respective Subsidiaries against fluctuations in interest rates.

     "Investment" means, with respect to any Person, (a) any loan or advance to
      ----------
any other Person, (b) the ownership, purchase or other acquisition of, any Stock, Stock Equivalents, other equity interest, obligations or other securities of, (i) any other Person, (ii) all or substantially all of the assets of any other Person, or (iii) all or substantially all of the assets constituting the business of a division, branch or other unit operation of any other Person, or
(c) any joint venture or partnership with, or any capital contribution to, or other investment in, any other Person or any real property.

     "Investment Amount" means (a) for any Hotel Property the sum of (i) for any
      -----------------
Initial Property, the amount set forth for such Initial Property on Schedule 1.01(b) attached hereto, and for any other Hotel Property, the aggregate purchase price paid by the Borrower or its Subsidiary for such other Hotel Property (giving effect to any securities used to purchase a Hotel Property at the fair market value of the securities at the time of purchase based upon the price at which such securities could be exchanged into the Parent's common stock assuming such exchange occurred on the date of acquiring the Hotel Property), and (ii) the actual cost of any Capital Expenditures for such Hotel Property made by the Borrower or its Subsidiaries; provided that with respect to the Investment
                              --------
Amount for a Hotel Property owned or leased by a Unconsolidated Entity, the Investment Amount for such Hotel Property shall be deemed to be the Unconsolidated Entity Percentage of the Investment Amount for such Hotel, and
(b) for any other Investment the aggregate purchase price paid by the Borrower or its Subsidiary for such other Investment (giving effect to any securities used to purchase such Investment at the fair market value of the securities at the time of purchase based upon the price at which such securities could be exchanged into the Parent's common stock assuming such exchange occurred on the date of acquiring such Investment).

     "Investment Grade Rating Status" means that the Parent has a long-term
      ------------------------------
senior unsecured debt rating of BBB- or better by S&P and Baa3 or better by Moody's.

     "Issuing Bank" means, for the Existing AGH Letters of Credit, Bank One,
      ------------
Texas, N.A., and for any future Letter of Credit or renewal of Existing AGH Letters of Credit, Societe Generale, Southwest Agency or any Lender acting as a successor Issuing Bank pursuant to Section 9.06, and "Issuing Banks" means,
                                                      -------------
collectively, all of such Lenders.

     "Land" for any hotel means the real property upon which the hotel is
      ----
located, together with all rights, title and interests appurtenant to such real property, including without limitation all rights, title and interests to (a) all strips and gores within or adjoining such property, (b) the streets, roads, sidewalks, alleys, and ways adjacent thereto, (c) all of the tenements, hereditaments, easements, reciprocal easement agreements, rights-of-way and other rights, privileges and appurtenances thereunto belonging or in any way pertaining thereto, (d) all reversions and remainders, (e) all air space rights, and all water, sewer and wastewater rights, (e) all mineral, oil, gas, hydrocarbon substances and other rights to produce or share in the production of anything related to such property, and (f) all other appurtenances appurtenant to such property, including without limitation, any now or hereafter belonging or in anywise appertaining thereto.

     "Legal Requirement" means any law, statute, ordinance, decree, requirement,
      -----------------
order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

     "Lenders" means the lenders listed on the signature pages of this Agreement
      -------
and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 10.06.

     "Letter of Credit" means, individually, any letter of credit issued by the
      ----------------
Issuing Bank in accordance with the provisions of Section 2.13 of this Agreement including any Existing AGH Letter of Credit, and "Letters of Credit" means all
                                                  -----------------
such letters of credit collectively.

     "Letter of Credit Documents" means, with respect to any Letter of Credit,
      --------------------------
such Letter of Credit and any reimbursement or other agreements, documents, and instruments entered into in connection with or relating to such Letter of Credit.

     "Letter of Credit Exposure" means, at any time, without duplication, the
      -------------------------
sum of (a) the aggregate undrawn maximum face amount of each Letter of Credit and (b) the aggregate unpaid amount of all Letter of Credit Obligations at such time.

     "Letter of Credit Obligations" means all obligations of the Borrower
      ----------------------------
arising in respect of the Letter of Credit Documents, including without limitation the aggregate drawn amounts of Letters of Credit which have not been reimbursed by the Borrower or converted into a Base Rate Advance pursuant to the provisions of Section 2.13(c).

     "Leverage Ratio" means the ratio on any date of (a) the Parent's Total
      --------------
Indebtedness on such date; provided that prior to November 1, 1998, the
                           --------
Convertible Indebtedness will not be included in the calculation of the Parent's Total Indebtedness solely for the purpose of calculating the Leverage Ratio, to
(b) the EBITDA of the Parent and the Parent's Subsidiaries on a Consolidated basis for the Rolling Period immediately preceding such date; provided that if
                                                              --------
any Parent Property or any of the Parent's or its Subsidiary's other Investments with an Investment Amount in excess of $5,000,000 has been sold or conveyed by such Person on or prior to such date, the EBITDA arising from such Parent Property or Investment, as applicable, for the applicable Rolling Period shall be excluded from the calculation of EBITDA solely for calculation of the Leverage Ratio; and provided further that if the Parent or its Subsidiary has
                    ----------------
acquired any Parent Property or any Investment with an Investment Amount in excess of $5,000,000 on or prior to such date, the EBITDA arising from such Parent Property or Investment, as applicable, for the applicable Rolling Period shall be included in the calculation of EBITDA solely for calculation of the Leverage Ratio (adjusted upward or downward to provide for a deemed management fee equal to a two and one-half percent (2.5%) of gross revenues from such Property incurred before the date of acquisition of such Property regardless of the actual management fees paid in connection with such Property incurred before the date of acquisition of such Property). For purposes of determining the Leverage Ratio when the Parent's Total Indebtedness is measured as of the Rolling Period ended June 30, 1998 or when the EBITDA of the Parent and the Parent's Subsidiaries is measured for the Rolling Period ended June 30, 1998, the calculation of the Parent's Total Indebtedness or such EBITDA, as applicable, shall be the sum of the separate calculations of such figures for CapStar and AGH REIT based upon (a) the actual results for such Persons for the first 3 Fiscal Quarters in such Rolling Period and (b) until the actual results are known for such Persons for the Fiscal Quarter ending June 30, 1998, the pro forma projections for such Fiscal Quarter delivered by the Borrower to the Lenders, and thereafter the actual results for such Fiscal Quarter.

     "LIBOR" means, for the Interest Period for each LIBOR Advance comprising
      -----
part of the same Borrowing, an interest rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) equal to (A) the rate per annum at which deposits in Dollars are offered to prime banks in the London interbank market at 11:00 a.m. (London time) three Business Days before the first day of such Interest Period as shown on the display designated "British Banker's Association Interest Settlement Rates" on the Telerate System ("Telerate") at Page 3750 or Page 3740, or such other page or pages as may replace such pages on Telerate for purposes of displaying such rate, in an amount substantially equal to the Administrative Agent's LIBOR Advance comprising part of such Borrowing and for a period equal to such Interest Period divided by (B) one minus the LIBOR Reserve Requirement; provided, however, that if such rate is not available on Telerate then such offered rate shall be otherwise independently determined by Administrative Agent from an alternate, substantially similar source available to Administrative Agent or shall be calculated by Administrative Agent by a substantially similar methodology as that theretofore used to determine such offered rate in Telerate. It is agreed that for purposes of this definition, LIBOR Advances made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D.

     "LIBOR Advance" means any Advance which bears interest as provided in
      -------------
Section 2.06(b).

     "LIBOR Lending Office" means, with respect to any Lender, the office of
      --------------------
such Lender specified as its "LIBOR Lending Office" opposite its name on
Schedule 10.02 (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

     "LIBOR Reserve Requirement" shall mean, on any day, that percentage
      -------------------------
(expressed as a
decimal fraction) which is in effect on such date, as provided by the Federal Reserve System for determining the maximum reserve requirements generally applicable to financial institutions regulated by the Federal Reserve Board comparable in size and type to the Administrative Agent (including, without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding (or other category of liabilities which includes deposits by reference to which the interest rate on a LIBOR Advance is determined or any category or extensions of credit which includes loans by a non-United States office of the Administrative Agent to United States residents). Each determination by the Administrative Agent of the LIBOR Reserve Requirement, shall, in the absence of manifest error, be conclusive and binding upon the Borrower.

     "Lien" means any mortgage, lien, pledge, charge, deed of trust, security
      ----
interest, encumbrance or other type of preferential arrangement to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement).

     "Liquid Investments" means:
      ------------------

     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States;

     (b) (i) negotiable or nonnegotiable certificates of deposit, time deposits, or other similar banking arrangements maturing within 180 days from the date of acquisition thereof ("bank debt securities"), issued by (A) any Lender or (B) any other bank or trust company which has a combined capital surplus and undivided profit of not less than $250,000,000 or the Dollar Equivalent thereof, if at the time of deposit or purchase, such bank debt securities are rated not less than "A" (or the then equivalent) by the rating service of S&P or of Moody's, and (ii) commercial paper issued by (A) any Lender or (B) any other Person if at the time of purchase such commercial paper is rated not less than "A-2" (or the then equivalent) by the rating service of S&P or not less than "P-2" (or the then equivalent) by the rating service of Moody's, or upon the discontinuance of both of such services, such other nationally recognized rating service or services, as the case may be, as shall be selected by the Borrower with the consent of the Administrative Agent;

     (c) repurchase agreements relating to investments described in clauses (a) and (b) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital surplus and undivided profit of not less than $250,000,000 or the Dollar Equivalent thereof, if at the time of entering into such agreement the debt securities of such Person are rated not less than "A" (or the then equivalent) by the rating service of S&P or of Moody's; and

     (d) such other instruments (within the meaning of New York's Uniform Commercial Code) as the Borrower may request and the Required Lenders may approve in writing, which approval will not be unreasonably withheld.

     "Mandatory Revolving Borrowing" means a Revolving Borrowing comprised of
      -----------------------------
Base Rate Advances made to repay a Swingline Advance which has not been repaid to the Swingline Lender on the date due.

     "Market Value" means for any Hotel Property, at any date, the value thereof
      ------------
to be calculated as follows:

          (a) For a Hotel Property that has been owned for four (4) or more Fiscal Quarters, by the Parent (or by AGH REIT or CapStar) or by a Person that has been a Subsidiary of the Parent (or of AGH REIT or CapStar) during such entire period, the product of (i) the Adjusted EBITDA for such Hotel Property for the preceding Rolling Period times (b) ten (10); and
                                 -----

          (b) For any other Hotel Property, the Investment Amount in such Hotel Property.

     "Material Adverse Change" shall mean a material adverse change (a) in the
      -----------------------
business, property, condition (financial or otherwise), prospects or results of operations of the Borrower, the Parent and the other Guarantors taken as a whole, in each case since December 31, 1997 (assuming the Merger had occurred on or before such date) or (b) in the validity or enforceability of this Agreement or any of the other Credit Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

     "Material Credit Documents" means the material credit documents for any
      -------------------------
Indebtedness of the Parent or any of its Subsidiaries in excess of $50,000,000.

     "Material Subsidiary" means any Subsidiary of the Parent (except for a
      -------------------
Permitted Other Subsidiary) having assets or annual revenues in excess of $5,000,000, and "Material Subsidiaries" means all such Subsidiaries
                 ---------------------
collectively.

     "Maturity Date" means, (a) with respect to any Revolving Advances, the
      -------------
Revolving Maturity Date, (b) with respect to any Term A Advances, the Term A Maturity Date, (c) with respect to any Term B Advances, the Term B Maturity Date and (d) with respect to the Swingline Advances, the earlier of (i) the Swingline Maturity Date and (ii) the date of the termination in whole of the Swingline Commitment pursuant to Section 8.05.

     "Maximum OPCO Loan Amount" means the sum of (a) the lesser of (i) the
      ------------------------
difference of (A) the product of OPCO's EBITDA for the immediately preceding Rolling Period (determined on a pro forma basis for those Fiscal Quarters in such Rolling Period for which OPCO does not have actual results) times 5.5 minus
                                                                           -----
(B) the Indebtedness of OPCO and OPCO's Subsidiaries on a Consolidated basis other than such loan to OPCO and (ii) $75,000,000 plus (b) the lesser of (i) the
                                                  ----
amount of the Indebtedness incurred by OPCO to the Parent, the Borrower or any of their respective Subsidiaries in connection with the purchase by OPCO of FF&E from such Person in order for the Parent to comply with Section 856(d) of the Code and (ii) $5,000,000.

     "Maximum Rate" means the maximum nonusurious interest rate under applicable
      ------------
law.

     "Merger" means the merger of CapStar with and into AGH REIT and the merger
      ------
of the CapStar Hotel LLCs with and into AGH OP pursuant to the Merger Agreement, and the other related transactions contemplated by the Merger Agreement.

     "Merger Agreement" means the Agreement and Plan of Merger among CapStar,
      ----------------
AGH REIT, AGH OP and the other parties specified therein, dated March 15, 1998, as amended by amendment dated June 5, 1998.

     "Minimum Tangible Net Worth" means, with respect to the Parent, at any
      --------------------------
time, the sum of $927,000,000 plus (a) 75% of the aggregate net proceeds
                              ----
received by the Parent or any of its Subsidiaries after the date of this Agreement in connection with any offering of Stock or Stock Equivalents of the Parent or its Subsidiaries taken as a whole and (b) 75% of the value of any partnership interests in Borrower issued after the date of this Agreement for the acquisition of a Hotel Property or any interest in a Hotel Property permitted hereunder.

     "Moody's" means Moody's Investor Service Inc.
      -------

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section
      ------------------
4001(a)(3) of ERISA to which the Parent, the Borrower or any member of the Controlled Group is making or accruing an obligation to make contributions.

     "Net Cash Proceeds" means (a) the aggregate cash proceeds (including,
      -----------------
without limitation, insurance proceeds) received by the Parent, the Borrower or any of their respective Subsidiaries (as applicable) in connection with any Asset Disposition or incurrence of Indebtedness, minus (b) the reasonable
                                                 -----
expenses of such Person in connection with such Asset Disposition or such incurrence of Indebtedness, minus (c) to the extent that assets disposed of in
                            -----
connection with an Asset Disposition secure Indebtedness permitted pursuant to the provisions of Section 6.02(b), the amount of such Indebtedness which is required to be repaid pursuant to the terms of such Indebtedness in connection with such Asset Disposition, as reasonably evidenced by the Borrower to the Administrative Agent.

     "Net Income" means, for any Person or Hotel Property for any period for
      ----------
which such amount is being determined, the net income of such Person (on a consolidated basis) or Hotel Property, as applicable, after taxes, as determined on a Consolidated basis in accordance with GAAP, excluding, however, extraordinary items, including but not limited to (a) any net gain or loss during such period arising from the sale, exchange, or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business, (b) any write-up or write-down of assets, and (c) non-recurring expenses incurred in connection with the Merger.

     "Net Worth" means, for any Person, stockholders equity of such Person
      ---------
determined in accordance with GAAP.

     "Non-Defaulting Lender" shall mean and include each Lender other than a
      ---------------------
Defaulting Lender.

     "Note" means a Revolving Note, a Term A Note, a Term B Note or a Swingline
      ----
Note, and "Notes means all of such promissory notes.
           -----

     "Notice of Borrowing" means a notice of borrowing in the form of the
      -------------------
attached Exhibit G
signed by a Responsible Officer of the Borrower.

     "Notice of Conversion or Continuation" means a notice of conversion or
      ------------------------------------
continuation in the form of the attached Exhibit H signed by a Responsible Officer of the Borrower.

     "Obligations" means all Advances, Letter of Credit Obligations, and other
      -----------
amounts payable by the Borrower to the Administrative Agent or the Lenders under the Credit Documents.

     "OP Adjustment" means on any measurement date an amount equal to the fair
      -------------
market value on the date of issuance of all partnership interests in the Borrower which on such measurement date (a) are not directly or indirectly owned by the Parent and (b) have been conveyed to Steven D. Jorns, Bruce G. Wiles, Kenneth E. Barr, James E. Sowell, Louis W. Shaw, II, Kenneth W. Shaw or Persons owned or controlled by such individuals in exchange for a Hotel Property or an ownership interest in a Person which owns a Hotel Property or an ownership interest in a Person which owns a Hotel Property and are still owned by such Persons.

     "OPCO" means MeriStar Hotels & Resorts, Inc., a Delaware corporation.
      ----

     "OPCO OP" means MeriStar H & R Operating Company, L.P., a Delaware limited
      -------
partnership.

     "Parent" means MeriStar Hospitality Corporation, a Maryland corporation.
      ------

     "Parent Common Stock" means the common stock of Parent, par value $.01 per
      -------------------
share.

     "Parent Deemed Investment Amount" means, in connection with measuring the
      -------------------------------
Investment Amount in an Unconsolidated Entity which owns or leases an Unconsolidated Entity Property in a particular category of hotel under the definition of "Parent Property Requirement", a reasonable allocation of the portion of the Investment Amount in such Unconsolidated Entity attributable to the Unconsolidated Entity Property or Unconsolidated Entity Properties owned or leased by such Unconsolidated Entity which is or are within the category tested. Such allocation shall be based upon the cost of such Unconsolidated Entity Property or Unconsolidated Entity Properties and the total cost of all assets owned by such Unconsolidated Entity, all as proposed by the Borrower and approved by the Administrative Agent in its reasonable discretion.

     "Parent Property" means a Hotel Property owned or leased by the Parent or
      ---------------
one of the Parent's Subsidiaries, and "Parent Properties" means all such Hotel
                                       -----------------
Properties.

     "Parent Property Requirements" means collectively that as of the last day
      ----------------------------
of any Rolling Period (a) all Parent Properties must be located within the United States or in an Approved Other Country, provided that the Investment Amount for the Parent Properties which are located in an Approved Other Country shall not exceed 15% of the Investment Amount for all Parent Properties; (b) the Investment Amount for the Parent Properties which are limited service or extended stay hotels or executive conference centers (excluding for purposes of this clause (b) the Forrestal at Princeton Hotel and Conference Center) shall not collectively in the aggregate exceed 20% of the Investment Amount for all Parent Properties; (c) the Investment Amount for the Parent Properties which are not operated (or are not subject to a binding agreement to convert to operation) under any franchise or license agreement with an Approved Franchisor shall not exceed 15% of the Investment Amount for all Parent Properties; (d) the Investment Amount or guest rooms, as applicable, for Parent Properties which are substantially subject to a ground lease shall not exceed 20% of the Investment Amount or 20% of the total guest rooms for all Parent Properties; (e) no Hotel Property or other Property shall cause the Parent to forfeit the Parent's tax status as a REIT; and (f) all Permitted Timeshare Requirements are satisfied.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity
      ----
succeeding to any or all of its functions under ERISA.

     "Permitted Asset Disposition" means an Asset Disposition, including a
      ---------------------------
Permitted Timeshare Disposition and a Permitted Sale/Leaseback Disposition, which occurs at a time in which no Default has occurred and is continuing and which would not cause a Default to occur upon the consummation of such Asset Disposition.

     "Permitted Encumbrances" means the Liens permitted to exist pursuant to
      ----------------------
Section 6.01.

     "Permitted Hazardous Substances" means (a) Hazardous Substances, petroleum
      ------------------------------
and petroleum products which are (i) used in the ordinary course of business and in typical quantities for a hotel and (ii) generated, used and disposed of in accordance with all Legal Requirements and good hotel industry practice and (b) non-friable asbestos to the extent (i) that no applicable Legal Requirements require removal of such asbestos from the Hotel Property and (ii) such asbestos is encapsulated in accordance with all applicable Legal Requirements and such reasonable operations and maintenance program as may be reasonably required by the Administrative Agent.

     "Permitted Non-Voting Stock Company" means a corporation (a) which has one
      ----------------------------------
class of voting common stock which is 91% owned by Paul W. Whetsell or Steven D. Jorns and 9% owned by the Borrower or a Subsidiary of the Borrower and one class of non-voting common stock (the "Non-Voting Stock") owned entirely by the Borrower or a Subsidiary of the Borrower, (b) which has Paul W. Whetsell or Steven D. Jorns as its president or chief executive officer, (c) which has articles of incorporation, by-laws or other organizational documents which provide that the Non-Voting Stock stockholder is entitled to at least 95% of all dividends declared by the Board of Directors of the Permitted Non-Voting Stock Company, (d) which has no Liens on any of the Hotel Properties owned by such Person except Permitted Encumbrances and Liens which are held by the Borrower, and (e) the ownership of which by the Borrower or any Subsidiary of the Borrower would not cause a Material Adverse Change.

     "Permitted Non-Voting Stock Investment" means (a) the Non-Voting Stock of a
      -------------------------------------
Permitted Non-Voting Stock Company and (b) a loan to a Permitted Non-Voting Stock Company which may or may not be secured by a Permitted Non-Voting Stock Mortgage.

     "Permitted Non-Voting Stock Mortgage" means a Lien on a Hotel Property
      -----------------------------------
owned by a Permitted Non-Voting Stock Company which is held by the Borrower.

     "Permitted Other Subsidiaries" means either (a) a Subsidiary of the
      ----------------------------
Borrower which is a single-purpose Person (i) which owns a Hotel Property or Hotel Properties or an interest in a Person which owns a Property which Property or interest is pledged to secure Secured Non-Recourse Indebtedness or Secured Recourse Indebtedness permitted by this Agreement, and (ii) which does not own any Hotel Properties other than those that secure such Indebtedness or (b) a direct or indirect Subsidiary of the Parent which is a single-purpose Person and which is not a Subsidiary of the Borrower and does not have assets or annual revenues in excess of $5,000,000.

     "Permitted Sale/Leaseback Disposition" means the sale by the Borrower or
      ------------------------------------
its Subsidiary of all or a part of any Hotel Property and the simultaneous leasing of such Property, as lessee, by a Permitted Other Subsidiary for which the Net Cash Proceeds from the sale of all such Property sold does not in the aggregate exceed $100,000,000 and for which such lease under GAAP is treated as Indebtedness.

     "Permitted Sale/Leaseback Indebtedness" means Indebtedness incurred by a
      -------------------------------------
Permitted

Other Subsidiary pursuant to the lease executed in connection with a Permitted Sale/Leaseback Disposition which constitutes Secured Non-Recourse Indebtedness.

     "Permitted Timeshare Conversion" means for any hotel room owned by the
      ------------------------------
Borrower or its Subsidiary the inclusion of such hotel room in a timeshare program; provided that the Permitted Timeshare Requirements are satisfied in
         --------
connection therewith.

     "Permitted Timeshare Disposition" means the sale of any timeshare interval
      -------------------------------
for a hotel room which the Parent or any of its Subsidiaries, in accordance with the provisions of this Agreement, either purchased subject to a timeshare program or converted to a timeshare program.

     "Permitted Timeshare Indebtedness" means Indebtedness incurred by a
      --------------------------------
Subsidiary of the Borrower which (a) constitutes Secured Non-Recourse Indebtedness, (b) is secured solely by the Permitted Timeshare Receivables of such Person, and (c) is in an amount which does not exceed ninety percent (90%) of the outstanding amount of the Permitted Timeshare Receivables of such Person.

     "Permitted Timeshare Receivables" means the account receivables received by
      -------------------------------
the Borrower and its Subsidiaries from purchasers of timeshare intervals in connection with Permitted Timeshare Dispositions; provided that neither the
                                                  --------
Parent, nor any Subsidiary of the Parent shall provide financing for any purchaser of a timeshare interval which exceeds 90% of the sales price for such timeshare interval.

     "Permitted Timeshare Requirements" means the following:
      --------------------------------

          (a) Only the Borrower's Subsidiaries may own or lease any Hotel Property that is subject to a timeshare program. The Borrower's Subsidiaries shall not own or lease more than 11 Hotel Properties that are subject to a timeshare program.

          (b) The Borrower shall provide the Administrative Agent with 30 days prior written notice of a Hotel Property being subjected to a timeshare program which notice shall include the Borrower's timeshare plan for such Hotel Property, including without limitation the anticipated number of hotel rooms to be converted to timeshare, the time table for conversion of hotel rooms to timeshare, and any other information reasonably requested by the Administrative Agent.

          (c) No Hotel Property shall be subjected to a timeshare program unless the Borrower intends to convert at least 25% of the hotel rooms in such Hotel Property into timeshare units within the three years following the initial subjecting of such Hotel Property to a timeshare program.

          (d) The aggregate hotel rooms owned by the Borrower's Subsidiaries that have been included in a timeshare program shall not (i) in any one year commencing with July 1, 1998 and thereafter commencing on each July 1 and ending with the following June 30 increase by an amount equal to the lesser of (A) three and one-third percent (3.33%) of the total hotel rooms of the Parent and its Subsidiaries at the time of any proposed addition to the number of rooms included in a timeshare program and (B) 1,000 hotel rooms and (ii) in the aggregate exceed the lesser of (A) ten percent (10%) of the total hotel rooms of the Parent and its Subsidiaries at the time of any proposed addition to the number of rooms included in a timeshare program and (B) 3,000 hotel rooms.

     "Person" means an individual, partnership, corporation (including a
      ------
business trust), joint stock company, trust, unincorporated association, limited liability company, joint venture or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.

     "Personal Property" for any Hotel Property means all FF&E, inventory and
      -----------------
other personal property of every kind, whether now existing or hereafter acquired, tangible and intangible, now or hereafter located on or about the Land, and used or to be used in the future in connection with the operation of such Hotel Property.

     "Plan" means an employee benefit plan (other than a Multiemployer Plan)
      ----
maintained for employees of the Parent, the Borrower or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

     "Pledge Agreement" means the Pledge Agreement in favor of the
      ----------------
Administrative Agent from the Borrower, the Parent and the other Guarantors, pledging its current and future ownership interest in all of its direct operating Subsidiaries (excluding the Permitted Other Subsidiaries) in substantially the form of the attached Exhibit I.

     "Prime Hospitality" means Prime Hospitality Corp. or an Affiliate of Prime
      -----------------
Hospitality Corp.

     "Prime Rate" means a fluctuating interest rate per annum as shall be in
      ----------
effect from time to time equal to the rate of interest publicly announced by the Administrative Agent as its prime commercial lending rate (which may not be the lowest rate offered to its customers), whether or not the Borrower has notice thereof.

     "Property" of any Person means any property or assets (whether real,
      --------
personal, or mixed, tangible or intangible) of such Person.

     "Property Information" for any Hotel Property means an Engineering Report
      --------------------
and Environmental Report for such Hotel Property.

     "Property Owner" for any Initial Property or Future Property, means the
      --------------
Person who owns fee or leasehold title interest (as applicable) in and to such Property.

     "Pro Rata Share" means, at any time with respect to any Lender, the ratio
      --------------
(expressed as a percentage) of (a) such Lender's Commitments, plus, to the extent any Class of Commitment has been terminated, such Lender's outstanding Advances for such Class (and participation interest in the Letter of Credit Exposure if the Revolving Commitments have been terminated) to (b) all Lenders' aggregate Commitments, plus, to the extent any Class of Commitment has been terminated, all Lenders' aggregate outstanding Advances for such Class (and participation interest in the Letter of Credit Exposure if the Revolving Commitments have been terminated); provided that the Swingline Commitment and
                                   --------
Swingline Advances will not be included in the calculation of Pro Rata Share.

     "Real Property" for any hotel means the Land and the Improvements for such
      -------------
hotel, including without limitation, parking and other ancillary functions necessary for the operation of such hotel, and office and retail property owned by the Borrower or a Guarantor other than the Parent in connection with such hotel.

     "Register" has the meaning set forth in paragraph (c) of Section 10.06.
      --------

     "Registration Statements" means AGH REIT's S-4 filed with the Securities
      -----------------------
and Exchange Commission on April 7, 1998 under Registration No. 333-49611, as amended by Amendment No. 1 filed on May 22, 1998, Amendment No. 2 filed on June 8, 1998, Amendment No. 3 filed on

June 19, 1998, and Amendment No. 4 filed on June 22, 1998.

     "REIT" means a real estate investment trust under Sections 856-860 of the
      ----
Code.

     "Related Fund" means, with respect to any Approved Fund, any fund that
      ------------
invests in commercial loans which is advised or managed by the same investment advisor as such Approved Fund.

     "Release" shall have the meaning set forth in CERCLA or under any other
      -------
Environmental Law.

     "Repayment Event" means the occurrence of any of the following at a time
      ---------------
when the Leverage Ratio is greater than 4.50 or such event would cause the Leverage Ratio to be greater than 4.50:

     (a) the incurrence by the Parent, the Borrower or any of their respective Subsidiaries of any Indebtedness after the date of this Agreement except:

          (i)    the Obligations;

          (ii)   Unsecured Indebtedness permitted pursuant to the provisions of
     Section 6.01 to the extent such Unsecured Indebtedness is an extension, renewal or refinancing of any of such Unsecured Indebtedness set forth on
     Schedule 4.18;

          (iii) Secured Recourse Indebtedness and Secured Non-Recourse Indebtedness permitted pursuant to the provisions of Section 6.01 to the extent such Indebtedness is either (A) an extension, renewal or refinancing of any of such Indebtedness set forth on Schedule 4.18 or (B) incurred in connection with the acquisition of Future Properties in accordance with the provisions of this Agreement; and

          (iv)   Indebtedness permitted pursuant to the provisions of clauses
     (c), (d) or (e) of Section 6.01.

     (b) the occurrence of an Asset Disposition after the date of this Agreement except Asset Dispositions for which (i) the aggregate Net Cash Proceeds do not exceed $250,000,000, (ii) the Net Cash Proceeds from such Asset Disposition are used to make an Investment in the

Hospitality/Leisure-Related Business within one year of the date of such Asset Disposition and (iii) none of the Parent, the Borrower or any of their respective Subsidiaries are obligated by an agreement with another Person to apply such Net Cash Proceeds to the repayment of Indebtedness of such Person; provided that Net Cash Proceeds from a casualty or condemnation shall not be counted toward such $250,000,000 threshold to the extent such Net Cash Proceeds are utilized for the restoration of the Hotel Property affected by such casualty or condemnation within one year of the date of such casualty or condemnation.

     "Reportable Event" means any of the events set forth in Section 4043(b) of
      ----------------
ERISA.

     "Required Lenders" means Non-Defaulting Lenders the sum of whose
      ----------------
outstanding Term A Advances (and, prior to the termination thereof, Term A Commitments), Term B Advances (and, prior to the termination thereof, Term B Commitments) and Revolving Commitments (or after the termination thereof, outstanding Revolving Advances and participations in Letter of Credit Exposure) represent at least 51% of the sum of all outstanding Term A Advances (and, if prior to the termination thereof, Term A Commitments) and Term B Advances (and, if prior to the termination thereof, Term B Commitments) of Non-Defaulting Lenders and the sum of all Revolving Commitments of Non-Defaulting Lenders (or after the termination of the Revolving Commitments, the sum of the then total outstanding Revolving Advances of Non-Defaulting Lenders, and the aggregate participations of all Non-Defaulting Lenders of Letter of Credit Exposure at such time); provided that with respect to a vote which only involves a certain Class or Classes, only the Commitments and Advances for the applicable Class or Classes shall be used in the calculation of Required Lenders.

     "Required Work" means for any Initial Property, the work described on
      -------------
Schedule 5.06 attached hereto as may be modified by agreement between the Borrower and the Administrative Agent, and for any Future Property, the work agreed upon by the Borrower and the Administrative Agent, if any, as the Required Work for such Future Property, if any.

     "Response" shall have the meaning set forth in CERCLA or under any other
      --------
Environmental Law.

     "Responsible Officer" means the Chief Executive Officer, President,
      -------------------
Executive Vice President, Chief Operating Officer or Chief Financial Officer of any Person.

     "Restricted Payment" means (a) any direct or indirect payment, prepayment,
      ------------------
redemption, purchase, or deposit of funds or Property for the payment (including any sinking fund or defeasance), prepayment, redemption or purchase of Indebtedness which Indebtedness is not permitted by this Agreement, and (b) the making by any Person of any dividends or other distributions (in cash, property, or otherwise) on, or payment for the purchase, redemption or other acquisition of, any shares of any capital stock, any limited liability company interests or any partnership interests of such Person, other than dividends or distributions payable in such Person's (or the Parent's) stock, limited liability company interests or any partnership interests.

     "Revolving Advance" means any advance by a Lender to the Borrower pursuant
      -----------------
to such Lender's Revolving Commitment or a continuation of an existing Revolving Advance, and refers to a Base Rate Advance or a LIBOR Advance.

     "Revolving Borrowing" means a borrowing consisting of simultaneous
      -------------------
Revolving Advances of the same Type made by each Lender pursuant to Section 2.01(a) or Converted by each Lender to Revolving Advances of a different Type pursuant to Section 2.02(b).

     "Revolving Commitment" means, for each Lender, the amount set opposite such
      --------------------
Lender's name on Schedule 1.01(a) as its Revolving Commitment or, if such Lender has entered into any Assignment and Acceptance after the Effective Date, set forth for such Lender as its Revolving Commitment in the Register maintained by the Administrative Agent pursuant to Section 9.06(b).

     "Revolving Maturity Date" means July 31, 2001, as such date may be extended
      -----------------------
pursuant to the provisions of Section 2.01(e).

     "Revolving Note" means a promissory note of the Borrower payable to the
      --------------
order of any Lender, in substantially the form of the attached Exhibit A-1, evidencing indebtedness of the Borrower to such Lender resulting from Revolving Advances from such Lender, and "Revolving Notes" means all of such promissory
                                ---------------
notes.

     "Revolving Required Lenders" means Non-Defaulting Lenders the sum of whose
      --------------------------
Revolving Commitments (or after the termination thereof, outstanding Revolving Advances and participations in Letter of Credit Exposure) represent at least 51% of the sum of all Revolving Commitments of Non-Defaulting Lenders (or after the termination of the Revolving Commitments, the sum of the then total outstanding Revolving Advances of Non-Defaulting Lenders, and the aggregate participations of all Non-Defaulting Lenders of Letter of Credit Exposure at such time).

     "Revolving Share" means, at any time with respect to any Lender with a
      ---------------
Revolving Commitment, the ratio (expressed as a percentage) of such Lender's Revolving Commitment at such time to the aggregate Revolving Commitments at such time.

     "Rolling Period" means, as of any date, the four Fiscal Quarters ending on
      --------------
or immediately preceding such date.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill,
      ---
Inc., or any successor thereof.

     "Secured Indebtedness Ratio" means, as of any date, a ratio of  (a) the sum
      --------------------------
of the Secured Non-Recourse Indebtedness and Secured Recourse Indebtedness of the Parent and its Subsidiaries on a Consolidated basis (excluding the Obligations) on such date to (b) the EBITDA of the Parent and its Subsidiaries on a Consolidated basis for the Rolling Period immediately preceding such date, as EBITDA is adjusted for acquisitions and dispositions in the definition of "Leverage Ratio.".

     "Secured Non-Recourse Indebtedness" of any Person means all Indebtedness of
      ---------------------------------
such Person with respect to which recourse for payment is limited to specific assets encumbered by a Lien securing such Indebtedness; provided, however, that
                                                        --------  -------
personal recourse of a holder of Indebtedness against any obligor with respect thereto for fraud, misrepresentation, misapplication of cash, non-payment of real estate taxes or ground lease rent, waste and other circumstances customarily excluded from non-recourse provisions in non-recourse financing of real estate shall not, by itself, prevent any Indebtedness from being characterized as Secured Non-Recourse Indebtedness, provided further that if a
                                                    -------- ------- ----
personal recourse claim is made in connection therewith, such claim shall not constitute Secured Non-Recourse Indebtedness for the purposes of this Agreement to the extent of such claim.

     "Secured Recourse Indebtedness" of any Person means any Total Indebtedness
      -----------------------------
(excluding any Secured Non-Recourse Indebtedness) of such Person for which the obligations thereunder are secured by a Lien on any assets of such Person or its Subsidiaries.

     "Security Documents" means the Pledge Agreements, and each other document,
      ------------------
instrument or agreement executed in connection therewith or otherwise executed in order to secure all or a portion of the Obligations.

     "South Seas Portfolio" means those Hotel Properties which CapStar has
      --------------------
agreed to acquire pursuant to Asset Purchase Agreement dated as of April 13, 1998 and Contribution Agreement dated as of April 9, 1998.

     "Specified Secured Indebtedness" means the Indebtedness evidenced by that
      ------------------------------
certain Loan Agreement dated as of August 3, 1998, by and between Lehman Brothers Holdings, Inc. and various Permitted Other Subsidiaries and the promissory notes and other documents executed in connection with such Loan Agreement.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

     "Status" means the existence of Level I Status, Level II Status, Level III
      ------
Status, Level IV Status, Level V Status, Level VI Status, Level VII Status, Level VIII Status, Level IX Status, Level X Status, as the case may be. As used in this definition:

          "Level I Status" exists at any date if, at such date, (a) the Leverage
           --------------
     Ratio at the end of the preceding Rolling Period is less than 4.50 and (b) the Parent has a long-term senior unsecured debt rating of A- or better by S&P and A3 or better by Moody's;

          "Level II Status" exists at any date if, at such date, (a) the
           ---------------
     Leverage Ratio at the end of the preceding Rolling Period is less than 4.50 and (b) the Parent has a long-term senior unsecured debt rating of BBB+ by S&P and Baal by Moody's;

          "Level III Status" exists at any date if, at such date, (a) the
           ----------------
     Leverage Ratio at the end of the preceding Rolling Period is less than 4.50 and (b) the Parent has a long-term senior unsecured debt rating of BBB by S&P and Baa2 by Moody's;

          "Level IV Status" exists at any date if, at such date, (a) the
           ---------------
     Leverage Ratio at the end of the preceding Rolling Period is less than 4.50 and (b) the Parent has a long-term senior unsecured debt rating of BBB- by S&P and Baa3 by Moody's;

          "Level V Status" exists at any date if, at such date, (a) none of
           --------------
     Level I Status through Level IV Status exist and (b) the Leverage Ratio at the end of the preceding Rolling Period is less than 3.0;

          "Level VI Status" exists at any date if, at such date, (a) none of
           ---------------
     Level I Status through Level IV Status exist and (b) the Leverage Ratio at the end of the preceding Rolling Period is equal to or greater than 3.0 but less than 3.5;

          "Level VII Status" exists at any date if, at such date, (a) none of
           ----------------
     Level I Status through Level IV Status exist and (b) the Leverage Ratio at the end of the preceding Rolling Period is equal to or greater than 3.5 but less than 4.0;

          "Level VIII Status" exists at any date if, at such date, (a) none of
           -----------------
     Level I Status through Level IV Status exist and (b) the Leverage Ratio at the end of the preceding Rolling Period is equal to or greater than 4.0 but less than 4.5;

          "Level IX Status" exists at any date if, at such date, (a) none of
           ---------------
     Level I Status through Level IV Status exist and (b) the Leverage Ratio at the end of the preceding Rolling Period is equal to or greater than 4.5 but less than 5.0; and

          "Level X Status" exists at any date if, at such date, (a) none of
           --------------
     Level I Status through Level IV Status exist and (b) the Leverage Ratio at the end of the preceding Rolling Period is equal to or greater than 5.0.

provided that (i) if S&P and/or Moody's shall cease to issue ratings of debt
--------
securities of REITs
generally or (after issuing ratings with respect to the Parent) shall cease to issue ratings with respect to the Parent, then the Administrative Agent and the Borrower shall negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of each substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency or agencies are agreed upon, Status shall be determined on the basis of the rating assigned by the other rating agency (or, if both S&P and Moody's shall have so ceased to issue such ratings, on the basis of the Status in effect immediately prior thereto) and (b) after such substitute rating agency or agencies are agreed upon, Status shall be determined on the basis of the rating assigned by the other rating agency and such substitute rating agency or the two substitute rating agencies, as the case may be; (ii) if the long-term senior unsecured debt ratings of the Parent by S&P and Moody's are not equivalent, the higher rating will apply for the purposes of determining Status; and (iii) if the long-term senior unsecured debt ratings of the Parent by S&P and Moody's are two or more Levels apart, the rating one Level below the higher rating will apply for the purposes of determining Status. Status shall be determined and changed as of the Status Reset Date following any Fiscal Quarter; provided that if any of Status I through Status IV is in effect and either S&P,
-------------
Moody's or a substitute rating agency changes such Person's debt rating of the Parent, Status shall be determined and changed as of the 10th day following such rating change; provided further that if the Borrower fails to timely provide the
               ---------------------
financial statements needed to recalculate the Leverage Ratio as required by the provisions of Section 5.05(a) prior to the 50th day following the end of any Fiscal Quarter, then Status shall automatically be reset at the Status one level higher than the Status existing immediately prior to such Status reset until such time as the Borrower provides such financial statements. Notwithstanding the foregoing, (a) the Status in effect under this Agreement shall be Level IX Status until November 30, 1998, at which time Status for all purposes under this Agreement other than with respect to Term B Advances shall be based upon the foregoing provisions of this definition of "Status" and (b) the Status in effect under this Agreement for Term B Advances shall be Level IX Status until the Status Reset Date following the Fiscal Quarter ending December 31, 1998, at which time Status for all purposes under this Agreement, including Term B Advances, shall be based upon the foregoing provisions of this definition of "Status."

     "Status Reset Date" means the date following the end of any Fiscal Quarter
      -----------------
which is the earlier of (a) the 50th day following the end of such Fiscal Quarter and (b) the date which is 5 days following the delivery of the reports and other documents required by the provisions of Section 5.05(a) for such Fiscal Quarter.

     "Stock" means shares of capital stock, beneficial or partnership interests,
      -----
participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock and preferred stock.

     "Stock Equivalents" means all securities (other than Stock) convertible
      -----------------
into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

     "Subsidiary" of a Person means any corporation, association, partnership or
      ----------
other business entity of which more than 50% of the outstanding shares of capital stock (or other equivalent interests) having by the terms thereof ordinary voting power under ordinary circumstances to elect a majority of the board of directors or Persons performing similar functions (or, if there are no such directors or Persons, having general voting power) of such entity (irrespective of whether at the time capital stock (or other equivalent interests) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person. A Permitted Non-Voting Stock Company shall not be deemed a Subsidiary of either the Borrower or the Parent for all purposes under this Agreement.

     "Super Required Lenders" means Non-Defaulting Lenders the sum of whose
      ----------------------
outstanding Term A Advances (and, prior to the termination thereof, Term A Commitments), Term B Advances (and, prior to the termination thereof, Term B Commitments) and Revolving Commitments (or after the termination thereof, outstanding Revolving Advances and participations in Letter of Credit Exposure) represent at least 66.67% of the sum of all outstanding Term A Advances (and, if prior to the termination thereof, Term A Commitments) and Term B Advances (and, if prior to the termination thereof, Term B Commitments) of Non-Defaulting Lenders and the sum of all Revolving Commitments of Non-Defaulting Lenders (or after the termination of the Revolving Commitments, the sum of the then total outstanding Revolving Advances of Non-Defaulting Lenders, and the aggregate participations of all Non-Defaulting Lenders of Letter of Credit Exposure at such time); provided that with respect to a vote which only involves a certain Class or Classes, only the Commitments and Advances for the applicable Class or Classes shall be used in the calculation of Super Required Lenders.

     "Supplemental Guarantor" means any partner of the Borrower or a Subsidiary
      ----------------------
of the Borrower except for the Parent or the Guarantors that executes a Supplemental Guaranty.

     "Supplemental Guaranty" means any future assumption of liability in a form
      ---------------------
reasonably acceptable to the Administrative Agent executed by a Supplemental Guarantor to secure a portion of Advances, as such future supplemental guaranties may be amended hereafter in accordance with their terms.

     "Swingline Advance" means any advance by the Swingline Lender to the
      -----------------
Borrower pursuant to the Swingline Lender's Swingline Commitment, and refers to a Base Rate Advance.

     "Swingline Commitment" means the obligation of the Swingline Lender to make
      --------------------
Swingline Advances up to a maximum principal amount of $10,000,000 at any time outstanding.

     "Swingline Lender" means Societe Generale, Southwest Agency or any other
      ----------------
Lender as a successor Swingline Lender.

     "Swingline Maturity Date" means the date 2 Business Days prior to the
      -----------------------
Revolving Maturity Date.

     "Swingline Note" means a promissory note of the Borrower payable to the
      --------------
order of the Swingline Lender in substantially the form of the attached Exhibit A-4, evidencing indebtedness of the Borrower to the Swingline Lender resulting from any Swingline Advance.

     "Term A Advance" means any advance by a Lender to the Borrower pursuant to
      --------------
such Lender's Term A Commitment or a continuation of an existing Term A Advance, and refers to a Base Rate Advance or a LIBOR Advance.

     "Term A Borrowing" means a borrowing consisting of simultaneous Term A
      ----------------
Advances of the same Type made by each Lender pursuant to Section 2.01(b) or Converted by each Lender to Term A Advances of a different Type pursuant to
Section 2.02(b).

     "Term A Commitment" means, for each Lender, the amount set opposite such
      -----------------
Lender's name on Schedule 1.01(a) as its Term A Commitment or, if such Lender has entered into any Assignment and Acceptance after the Effective Date, set forth for such Lender as its Term A Commitment in the Register maintained by the Administrative Agent pursuant to Section 9.06(b); provided, however, that after
                                                  --------
the date the initial Term A Borrowing is made, the Term A Commitment for such Lender shall be zero.

     "Term A Required Lenders" means Non-Defaulting Lenders the sum of whose
      -----------------------
outstanding Term A Advances (and, prior to the termination thereof, Term A Commitments) represent at least

51% of the sum of all outstanding Term A Advances (and, if prior to the termination thereof, Term A Commitments) of Non-Defaulting Lenders.

     "Term A Maturity Date" means July 31, 2003.
      --------------------

     "Term A Note" means a promissory note of the Borrower payable to the order
      -----------
of any Lender in substantially the form of the attached Exhibit A-2, evidencing indebtedness of the Borrower to such Lender resulting from any Term Advance from such Lender, and "Term A Notes" means all such Term A Notes.
                  ------------

     "Term A Share" means, at any time with respect to any Lender with an
      ------------
outstanding Term A Advance, the ratio (expressed as a percentage) of such Lender's outstanding Term A Advances at such time to the aggregate outstanding Term A Advances at such time.

     "Term B Advance" means any advance by a Lender to the Borrower pursuant to
      --------------
such Lender's Term B Commitment or a continuation of an existing Term B Advance, and refers to a Base Rate Advance or a LIBOR Advance.

     "Term B Borrowing" means a borrowing consisting of simultaneous Term B
      ----------------
Advances of the same Type made by each Lender pursuant to Section 2.01(c) or Converted by each Lender to Term B Advances of a different Type pursuant to
Section 2.02(b).

     "Term B Commitment" means, for each Lender, the amount set opposite such
      -----------------
Lender's name on Schedule 1.01(a) as its Term B Commitment or, if such Lender has entered into any Assignment and Acceptance after the Effective Date, set forth for such Lender as its Term B Commitment in the Register maintained by the Administrative Agent pursuant to Section 9.06(b); provided, however, that after
                                                  --------
the date the initial Term B Borrowing is made, the Term B Commitment for such Lender shall be zero.

     "Term B Required Lenders" means Non-Defaulting Lenders the sum of whose
      -----------------------
outstanding Term B Advances (and, prior to the termination thereof, Term B Commitments) represent at least 51% of the sum of all outstanding Term B Advances (and, if prior to the termination thereof, Term B Commitments) of Non-Defaulting Lenders.

     "Term B Maturity Date" means January 31, 2004.
      --------------------

     "Term B Note" means a promissory note of the Borrower payable to the order
      -----------
of any Lender in substantially the form of the attached Exhibit A-2, evidencing indebtedness of the Borrower to such Lender resulting from any Term Advance from such Lender, and "Term B Notes" means all such Term B Notes.
                  ------------

     "Term B Share" means, at any time with respect to any Lender with an
      ------------
outstanding Term B Advance, the ratio (expressed as a percentage) of such Lender's outstanding Term B Advances at such time to the aggregate outstanding Term B Advances at such time.

     "Termination Event" means (a) the occurrence of a Reportable Event with
      -----------------
respect to a Plan, as described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), (b) the withdrawal of the Borrower or any of the Controlled Group from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the giving of a notice of intent to terminate a Plan under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or
(e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

     "Total Indebtedness" of any Person means the sum of the following (without
      ------------------
duplication): (a) all Indebtedness of such Person and its Subsidiaries on a Consolidated basis, plus (b) such Person's Unconsolidated Entity Percentage of
                    ----
Indebtedness (including Secured Non-Recourse Indebtedness) of such Person's Unconsolidated Entities, plus (c) to the extent not already included in the
                         ----
calculation of either of the preceding clauses (a) or (b), the aggregate amount of letters of credit for which such Person or any of its Subsidiaries would have a direct or contingent obligation to reimburse the issuers of such letters of credit upon a drawing under such letters of credit, minus (d) to the extent
                                                     -----
included in the calculation of either of the preceding clauses (a), (b), or (c), the amount of any minority interests.

     "TT Leasing" means Twin Towers Leasing, L.P., a Delaware limited
      ----------
partnership.

     "Type" has the meaning set forth in Section 1.04.
      ----

     "Unconsolidated Entity" means, with respect to any Person, at any date, any
      ---------------------
other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person, if such statements were prepared as of such date.

     "Unconsolidated Entity Percentage" means, for any Person, with respect to a
      --------------------------------
Person's Unconsolidated Entity, the percentage ownership interest of such Person in such Unconsolidated Entity, provided that, in the event that such Person is
                               --------------
the general partner of such Unconsolidated Entity, such Person's Unconsolidated Entity Percentage with respect to the Indebtedness of such Unconsolidated Entity shall be the percentage of such Indebtedness for which recourse may be made against any general partner of such Unconsolidated Entity.

     "Unconsolidated Entity Property" means a Hotel Property owned or leased by
      ------------------------------
an Unconsolidated Entity in which the Parent or one of the Parent's Subsidiaries has an Investment, and "Unconsolidated Entity Properties" means all such Hotel
                        --------------------------------
Properties.

     "Unencumbered" means, with respect to any Hotel Property, at any date of
      ------------
determination, the circumstance that such Hotel Property or the interest of the Borrower or a Guarantor therein on such date:

          (a) is not subject to any Liens (including restrictions on transferability or assignability except for restrictions on the transferability of ground leases) of any kind (including any such Lien or restriction imposed by
(i) any agreement governing Indebtedness, or (ii) the organizational documents of the Borrower or any of its Subsidiaries), but excluding Permitted Encumbrances;

          (b) is not subject to any agreement (including (i) any agreement governing Indebtedness, and (ii) if applicable, the organizational documents of the Borrower or any of its Subsidiaries) which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon such Hotel Property, other than Permitted Encumbrances (excluding any agreement or organizational document which limits generally the amount of Indebtedness which may be incurred by the Borrower or its Subsidiaries); and

          (c) is not subject to any agreement (including any agreement governing Indebtedness) which entitles any Person to the benefit of any Lien (other than Permitted Encumbrances) on such Hotel Property, or would entitle any Person to the benefit of any such Lien upon the occurrence of any contingency (including, without limitation, pursuant to an "equal and ratable" clause).

For the purposes of this Agreement, (a) any Hotel Property owned by a Subsidiary of the Borrower shall not be deemed to be Unencumbered unless both (i) such Hotel Property and (ii) all Stock owned directly or indirectly by Borrower in such Subsidiary is Unencumbered and (b) any Hotel Property leased by the Borrower or a Subsidiary of the Borrower, as lessee, which lease constitutes Indebtedness of such lessee shall not be deemed "Unencumbered."

     "Unencumbered EBITDA" means for any Person for any period for which such
      -------------------
amount is being determined, an amount equal to the EBITDA for such Person for such period derived from Unencumbered Hotel Properties; provided that with
                                                        --------
respect to EBITDA attributable to an Unconsolidated Entity which owns or leases Unencumbered Hotel Properties, (a) for any such Unconsolidated Entity for which the Unconsolidated Entity Percentage is equal to or greater than 20%, such Person shall only be deemed to have received the Unconsolidated Entity Percentage of such Unconsolidated Entity's EBITDA derived from Unencumbered Hotel Properties to the extent not subject to (i) any limitation or restriction (except for the obligation to repay Indebtedness of such Person) on the right to distribute such EBITDA to such Person's owners or (ii) any decision by another Person to not distribute the available cash of such Unconsolidated Entity to the owners of such Unconsolidated Entity, and (b) for any such Unconsolidated Entity for which the Unconsolidated Entity Percentage is less than 20%, such Person shall only be deemed to have received that actual sums paid by such Unconsolidated Entity to such Person derived from Unencumbered Hotel Properties.

     "Unencumbered Hotel Property" means a Hotel Property which is Unencumbered.
      ---------------------------

     "Unsecured Indebtedness" of any Person means any Total Indebtedness of such
      ----------------------
Person except for any Secured Non-Recourse Indebtedness and Secured Recourse Indebtedness of such Person.

     "Unsecured Interest Coverage Ratio" means, as of the end of any Rolling
      ---------------------------------
Period, a ratio of (a) the Parent's Unencumbered EBITDA to (b) Parent's Unsecured Interest Expense, for such Rolling Period.

     "Unsecured Interest Expense" means, for any Person for any period, the
      --------------------------
greater of (a) the total interest expense in respect of all Unsecured Indebtedness of such Person for such Period and (b) 7.5% times the average outstanding balance of all Unsecured Indebtedness of such Person for such period.

     Section 1.2    Computation of Time Periods.  In this Agreement in the
                    ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

     Section 1.3    Accounting Terms; Changes in GAAP.
                    ---------------------------------

     (a) All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP applied on a consistent basis with those applied in the preparation of the Registration Statements.

     (b) Unless otherwise indicated, all financial statements of the Borrower and the Parent, all calculations for compliance with covenants in this Agreement, and all calculations of any amounts to be calculated under the definitions in Section 1.01 shall be based upon the Consolidated accounts of the Borrower, the Parent and their respective Subsidiaries (as applicable) in accordance with GAAP.

     (c) If any change in accounting principles after June 30, 1998 required by GAAP or the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or similar agencies results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found in this Agreement, then the parties shall enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such change, with the desired result that the criteria for evaluating the financial condition of Borrower and its Subsidiaries (determined on a Consolidated basis) shall be the same after such change as if such change had not been made.

     Section 1.4    Classes and Types of Advances.  Advances are distinguished
                    -----------------------------
by "Class" and "Type". The "Class" of an Advance refers to the determination whether such Advance is a Term A Advance, a Term B Advance, a Revolving Advance, or a Swingline Advance, each of which constitutes a Class. The "Type" of an Advance refers to the determination whether such Advance is an LIBOR Advance or Base Rate Advance, each of which constitutes a Type.

     Section 1.5    Miscellaneous.  Article, Section, Schedule and Exhibit
                    -------------
references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.

     Section 1.6    Recitals.  The matters set forth in the recitals at the
                    --------
beginning of this Agreement are agreed to by the parties to this Agreement and incorporated into this Agreement as if set forth in their entirety herein.

     Section 1.7    Amendment and Restatement.  The parties hereto agree to use
                    -------------------------
reasonable efforts to accomplish the matters set forth in the recitals at the beginning of this Agreement and, without limitation, agree to the following:

     (a) For each Lender which has an Existing AGH Note, (i) the Borrower shall execute incremental promissory notes (the "Incremental Notes") in such amounts and payable to such of such Lenders that with the Existing AGH Notes payable to such Lenders will provide for each such Lender Notes which have an aggregate stated principal amount equal to such Lender's respective Commitments, and (ii) the Borrower will execute a Revolving Note, a Term A Note and/or a Term B Note, as applicable, payable to such Lender in the amount of such Lender's respective Commitments which Note or Notes (i) will replace in its entirety the Existing AGH Note, and, if such Lender also has an Incremental Note, consolidate such Lender's Incremental Note with its Existing AGH Note and (ii) constitute the Note or Notes the Borrower is obligated to deliver to such Lender as provided in Sections 2.02(g) and 3.01.

     (b) For each Lender which does not require such a consolidation of Notes, the Borrower will deliver to such Lender the Note or Notes as provided in Sections 2.02(g) and 3.01.

     (c) Within a reasonable period of time following the Closing Date at the Borrower's cost the Administrative Agent, together, if necessary, with Bank One, Texas, N.A., in its capacity as administrative agent under the Existing AGH Credit Agreement prior to its amendment and restatement by this Agreement shall amend the Florida Liens to reflect the change in the Person acting as Administrative Agent and all other matters reasonably requested by the Borrower or the Administrative Agent, all in documentation reasonably acceptable to the Administrative Agent and the Borrower.

     Section 1.8    Senior Indebtedness.  The Obligations and all renewals and
                    -------------------
extensions of the Obligations are designated as "Designated Senior Indebtedness" under the Convertible Indebtedness Indenture and the Existing Subordinate Indebtedness Indenture.

                                  ARTICLE II

                    THE ADVANCES AND THE LETTERS OF CREDIT

     Section 2.10   The Advances.
                    ------------

     (a)  Revolving Advances.  Each Lender severally agrees, on the terms and
          ------------------
conditions set forth in this Agreement, to make Revolving Advances to the Borrower from time to time on any Business Day up to 15 days prior to the Revolving Maturity Date in an aggregate amount not to exceed at any time outstanding an amount equal to such Lender's Revolving Commitment less such
                                                                  ----
Lender's Revolving Share of the Letter of Credit Exposure at such time; provided that the sum of (i) the aggregate outstanding principal amount of the Revolving Advances plus (ii) the Letter of Credit Exposure plus (iii) the aggregate
         ----                                    ----
outstanding principal amount of the Swingline Advances at any time may not exceed the aggregate Revolving Commitments at such time. Within the limits of each Lender's Revolving Commitment, the Borrower may from time to time prepay pursuant to Section 2.07 and reborrow under this Section 2.01(a).

     (b)  Term A Advances.  Each Lender severally agrees, on the terms and
          ---------------
conditions set forth in this Agreement, to make Term A Advances to the Borrower on August 3, 1998 in an aggregate amount not to exceed at any time such Lender's Term A Commitment. No amount of any Term A Borrowing that has been repaid may be reborrowed.

     (c)  Term B Advances.  Each Lender severally agrees, on the terms and
          ---------------
conditions set forth in this Agreement, to make Term B Advances to the Borrower on August 3, 1998 in an aggregate amount not to exceed at any time such Lender's Term B Commitment. No amount of any Term B Borrowing that has been repaid may be reborrowed.

     (d)  Swingline Advances.  On the terms and conditions set forth in this
          ------------------
Agreement, the Swingline Lender agrees to from time-to-time on any Business Day during the period from the date of this Agreement until the last Business Day up to 15 days prior to the Swingline Maturity Date, make Swingline Advances under the Swingline Note to the Borrower for periods of up to 10 Business Days, bearing interest as provided in Section 2.06, and in an aggregate principal amount outstanding at any time not to exceed the Swingline Commitment; provided
                                                                       --------
that the sum of (i) the aggregate outstanding principal amount of the Revolving Advances plus (ii) the Letter of Credit Exposure plus (iii) the aggregate
         ----                                    ----
outstanding principal amount of the Swingline Advances at any time may not exceed the aggregate Revolving Commitments at such time; and provided further that no Swingline Advance shall be made by the Swingline Lender
-------- -------
if the statements set forth in Section 3.02 are not true on the date of such Swingline Advance, it being agreed by the Borrower that the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Swingline Advance shall constitute a representation and warranty by the Borrower that on the date of such Swingline Advance such statements are true. Subject to the other provisions hereof, the Borrower may from time-to-time borrow, prepay (in whole or in part) and reborrow Swingline Advances. No Swingline Advance shall be used for the purpose of funding the payment of principal of any other Swingline Advance. Each Swingline Advance shall be in an amount of $1,000,000 or an integral multiple of $100,000 in excess thereof. Within the limits of the Swingline Commitment, the Borrower may from time to time prepay pursuant to Section 2.07 and reborrow under this
Section 2.01(d).

          (i) Except as provided in the following clause (ii) below, each request for a Swingline Advance shall be made pursuant to telephone notice to the Swingline Lender given no later than 11:00 a.m. (Dallas, Texas time) on the date of the proposed Swingline Advance, promptly confirmed by a completed and executed Notice of Borrowing telecopied to the Administrative Agent, specifying therein the requested (A) date of such Swingline Advance,
     (B) amount of such Swingline Advance and (C) maturity of such Swingline Advance (which maturity shall be no later than the earlier of the Swingline Maturity Date and the 10th Business Days after the requested date of such
     Swingline Advance).   The Swingline Lender will on the date requested make
     the Swingline Advance available to the Borrower as agreed between the Swingline Lender and Borrower.

          (ii) The Borrower and the Lenders agree that upon written demand by the Swingline Lender to the Administrative Agent (which may be given at any time and shall be deemed given if any Swingline Advance is not repaid on the date required by this Agreement), the Administrative Agent shall give each Lender a notice of Mandatory Revolving Borrowing, and upon receipt of such notice, each Lender having a Revolving Commitment shall pay to the Administrative Agent its Revolving Share of such Swingline Advance and such payment shall be deemed to be a Base Rate Advance made pursuant to such Lender's Revolving Commitment, whether made before or after termination of the Revolving Commitments, acceleration of the Revolving Advances, or otherwise, and whether or not the conditions precedent in Section 3.02 have been satisfied at the time of such Mandatory Revolving Borrowing. The Administrative Agent shall give each Lender notice of such Mandatory Revolving Borrowing by 11:00 a.m. (Dallas, Texas time) on the date the Mandatory

     Revolving Borrowing is to be made. Each Lender having a Revolving Commitment shall, regardless of whether the conditions in Section 3.02 have been met at the time of such Mandatory Revolving Borrowing and regardless of whether there exists any Default or Event of Default, make its Revolving Advance available to the Administrative Agent for the account of the Swingline Lender in immediately available funds by 3:00 p.m. (Dallas, Texas time) on the date requested, and the Borrower hereby irrevocably instructs the Swingline Lender to apply the proceeds of such Mandatory Revolving Borrowing to the payment of the outstanding Swingline Advances.

          (iii) In the event that any Mandatory Revolving Borrowing cannot be made upon the day required in the preceding clause (ii), upon written demand by the Swingline Lender, with a copy of such demand to the Administrative Agent, each other Lender shall purchase from the Swingline Lender, a participating interest in each Swingline Advance in an amount equal to such other Lender's Revolving Share of each Swingline Advance as of the date of such purchase. Each Lender agrees to purchase its Revolving Share of each Swingline Advance on (A) the Business Day on which demand therefor is made by the Swingline Lender, provided notice of such demand is given not later than 11:00 A.M. (Dallas, Texas time) on such Business Day or (B) the first Business Day next succeeding such demand if notice of such demand is given after such time, by making available to the Administrative Agent for the account of the Swingline Lender in immediately available funds by 3:00 p.m. (Dallas, Texas time) on such date, an amount equal to such Lender's Revolving Share of the outstanding principal amount of and interest on the Swingline Advances to be purchased by such other Lender. The Borrower hereby agrees to each such purchase. Promptly after receipt of such funds from the purchasing Lenders, the Administrative Agent shall transfer such funds to the Swingline Lender. Upon any sale by the Swingline Lender to any other Lender of a participating interest in any Swingline Advance pursuant to this Section 2.04, the Swingline Lender represents and warrants to such other Lender that the Swingline Lender is the legal and beneficial owner of such interest being sold by it, free and clear of any liens, but makes no other representation or warranty. Except for such representation and warranty, the Swingline Lender shall have no responsibility or liability to any other Lender with respect to the Swingline Advances, any participation sold, this Agreement or any party hereto, and no Lender shall have any recourse against the Swingline Lender with respect to the Swingline Advances, any participation sold, this Agreement or any party hereto, except that the Swingline Lender shall pay to each Lender that purchases a participation in a Swingline Advance pursuant to this Section 2.01(d)(iii) such Lender's ratable share of the payments, if any, actually received by the Swingline Lender on such Swingline Advance. Any sale of a participating interest pursuant to this
     Section 2.01(d)(iii) may, at the Swingline

     Lender's option, be evidenced by a participation agreement or other document in substantially the same form as any participation agreement or other document customarily used by the Swingline Lender to evidence its sale of a participating interest in a loan. If and to the extent that any Lender shall not have so made the amount required by this Section 2.01(d)(iii) available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount was originally due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for the account of the Swingline Lender.

     (e)  Extension of Revolving Maturity Date.  The Borrower shall have two
          ------------------------------------
options, exercisable as hereinafter provided, to extend the then current Revolving Maturity Date for an additional one-year period to the first anniversary of the then current Revolving Maturity Date upon the completion by the Borrower of the following conditions prior to or as of the current Revolving Maturity Date to the satisfaction of the Administrative Agent.

          (i) No Default which has not been cured or waived in writing by the Administrative Agent as set forth in Section 9.01 shall have occurred.

          (ii) The Administrative Agent shall have received no later than ninety (90) days prior to the current Revolving Maturity Date written notice from the Borrower that it intends to exercise its option to extend the Revolving Maturity Date.

          (iii) The Borrower shall have paid to the Administrative Agent for the account of each Lender an extension fee for each one year extension equal to the product of (A) one eighth of one percent (1/8%) times (B) the aggregate amount of such Lender's Revolving Commitment as of the current Revolving Maturity Date.

          (iv) If the Borrower is obligated to repay any Advances, the Borrower shall have repaid such Advances.

          (v) The representations and warranties of the Borrower, the Parent and the Guarantors in the Credit Documents remain true and correct in all material respects as of the Revolving Maturity Date.

Under no circumstances may the Revolving Maturity Date be extended beyond July 31, 2003.

     Section 2.0    Method of Borrowing.
                    -------------------

     (a)  Notice.  Each Borrowing shall be made pursuant to a Notice of
          ------
Borrowing, given not later than 11:00 a.m. (Dallas, Texas time) (i) on the third Business Day before the date of the proposed Borrowing, in the case of a Borrowing consisting of LIBOR Advances, or (ii) on the Business Day before the date of the proposed Borrowing, in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give each Lender prompt notice on the day of receipt of such timely Notice of Borrowing of such proposed Borrowing by telecopier. Each Notice of Borrowing shall be in writing or by telecopier specifying the requested (i) date of such Borrowing, (ii) Class and Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) if such Borrowing is to be comprised of LIBOR Advances, the Interest Period for each such Advance. The Administrative Agent shall promptly notify each Lender who is obligated to fund an Advance under such Notice of Borrowing of such Notice of Borrowing not later than 5:00 p.m. (Dallas, Texas time) on the day such Notice of Borrowing is deemed received by the Administrative Agent. In the case of a proposed Borrowing comprised of LIBOR Advances, the Administrative Agent shall also so notify each Lender who is obligated to fund an Advance under such Notice of Borrowing and the Borrower of the applicable interest rate under Section 2.06(b). Each Lender shall, before 11:00 a.m. (Dallas, Texas time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 10.02, or such other location as the Administrative Agent may specify by notice to the Lenders, in same day funds, such Lender's Revolving Share, Term A Share or Term B Share, as applicable, of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at its account with the Administrative Agent. Notwithstanding the foregoing, the Borrower may for Base Rate Advances requested on August 3, 1998 only request that such Advances be made on the same day as the Notice of Borrowing, provided that such Notice of Borrowing shall be given not later than
           --------
8:00 a.m. (Dallas, Texas time) on August 3, 1998. If such Notice of Borrowing on August 3, 1998 is delivered to the Administrative Agent by such time, (a) the Administrative Agent will promptly notify each Lender who is obligated to fund an Advance under such Notice of Borrowing of such Notice of Borrowing not later than 11:00 a.m. (Dallas, Texas time) on August 3, 1998 and (b) each Lender shall, before 2:00 p.m. (Dallas, Texas time) on August 3, 1998, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 10.02, or such other location as the Administrative Agent may specify by notice to the Lenders, in same day funds, such Lender's Revolving Share, Term A Share or Term B Share, as applicable, of such Borrowing.

     (b)  Conversions and Continuations.  In order to elect to Convert or
          -----------------------------
continue Advances comprising part of the same Borrowing under this Section, the Borrower shall deliver an irrevocable Notice of Conversion or Continuation to the Administrative Agent at the Administrative Agent's office no later than 11:00 a.m. (Dallas, Texas time) (i) on the date which is at least three Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to or a continuation of a Borrowing comprised of LIBOR Advances and
(ii) on the Business Day prior to the proposed conversion date in the case of a Conversion to a Borrowing comprised of Base Rate Advances. Each such Notice of Conversion or Continuation shall be in writing or by telecopier, specifying (i) the requested Conversion or continuation date (which shall be a Business Day),
(ii) the Borrowing amount, Class and Type of the Advances to be Converted or continued, (iii) whether a Conversion or continuation is requested, and if a Conversion, into what Type of Advances, and (iv) in the case of a Conversion to,
or a continuation of, LIBOR Advances, the requested Interest Period.   Not later
than 5:00 p.m. (Dallas, Texas time) on the day such Notice of Conversion or Continuation is deemed received by the Administrative Agent, the Administrative Agent shall provide each Lender who has an Advance affected by such Notice of Conversion or Continuation with a copy thereof and, in the case of a Conversion to or a continuation of LIBOR Advances, notify each Lender who has an Advance affected by such Notice of Conversion or Continuation and the Borrower of the applicable interest rate under Section 2.06(b). For purposes other than the conditions set forth in Section 3.02, the portion of Advances comprising part of the same Borrowing that are Converted to Advances of another Type shall constitute a new Borrowing. If the Borrower shall fail to specify an Interest Period for a LIBOR Advance including the continuation of a LIBOR Advance, the Borrower shall be deemed to have selected a Base Rate Advance. Under no circumstances may the Borrower convert one Class of Borrowing into another Class of Borrowing.

     (c)  Certain Limitations.  Notwithstanding anything in paragraphs (a) and
          -------------------
(b) above:

          (i) in the case of LIBOR Advances each Borrowing shall be in an aggregate amount of not less than $2,000,000 or greater multiples of $100,000;

          (ii) in the case of Base Rate Advances each Borrowing shall be in an aggregate amount of not less than $1,000,000 or greater multiples of $100,000;

          (iii) except for Borrowings for the acquisition of Future Properties by the

     Borrower or its Subsidiary, the Borrower may not request Borrowings on more than four days in any calendar month.

          (iv) at no time shall there be more than eight Interest Periods applicable to outstanding LIBOR Advances;

          (v) the Borrower may not select LIBOR Advances for any Borrowing to be made, Converted or continued if a Default has occurred and is continuing;

          (vi) if any Lender shall, at any time prior to the making of any requested Borrowing comprised of LIBOR Advances, notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its LIBOR Lending Office to perform its obligations under this Agreement to make LIBOR Advances or to fund or maintain LIBOR Advances, then such Lender's Revolving Share, Term A Share or Term B Share, as applicable, of such Borrowing shall be made as a Base Rate Advance, provided that such Base Rate Advance shall be considered part of the same Borrowing and interest on such Base Rate Advance shall be due and payable at the same time that interest on the LIBOR Advances comprising the remainder of such Borrowing shall be due and payable; and such Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise materially disadvantageous to such Lender;

          (vii) if the Administrative Agent is unable to determine the LIBOR for LIBOR Advances comprising any requested Borrowing, the right of the Borrower to select LIBOR Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance;

          (viii) if the Required Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the LIBOR for LIBOR

     Advances comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective LIBOR Advances, as the case may be, for such Borrowing, the right of the Borrower to select LIBOR Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance; and

          (ix) if the Borrower shall fail to select the duration or continuation of any Interest Period for any LIBOR Advances in accordance with the provisions contained in the definition of "Interest Period" in
     Section 1.01 and paragraph (a) or (b) above, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will be made available to the Borrower on the date of such Borrowing as Base Rate Advances or, if an existing Advance, Converted into Base Rate Advances.

     (d)  Notices Irrevocable.  Each Notice of Borrowing and Notice of
          -------------------
Conversion or Continuation shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of LIBOR Advances, the Borrower shall indemnify each Lender against any loss, out-of-pocket cost or expense incurred by such Lender as a result of any condition precedent for Borrowing set forth in Article III not being satisfied for any reason, including, without limitation, any loss, cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

     (e)  Administrative Agent Reliance.  Unless the Administrative Agent shall
          -----------------------------
have received notice from a Lender before the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's Revolving Share, Term A Share or Term B Share, as applicable, of the Borrowing, the Administrative Agent may assume that such Lender has made its Revolving Share, Term A Share or Term B Share, as applicable, of such Borrowing available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made its Revolving Share, Term A Share or Term B Share, as applicable, of such Borrowing available to the Administrative Agent, such Lender and the Borrower severally agree to immediately repay to the Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable on each such day to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for each such day. If such Lender shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.

     (f)  Lender Obligations Several.  The failure of any Lender to make the
          --------------------------
Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, to make its Advance on the date of such Borrowing. No Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

     (g)  Notes. The indebtedness of the Borrower to each Lender resulting from
          -----
Revolving Advances owing to such Lender shall be evidenced by a Revolving Note of the Borrower payable to the order of such Lender in substantially the form of Exhibit A-1. The indebtedness of the Borrower to each Lender resulting from Term A Advances owing to such Lender shall be evidenced by a Term A Note of the Borrower payable to the order of such Lender in substantially the form of Exhibit A -2. The indebtedness of the Borrower to each Lender resulting from Term B Advances owing to such Lender shall be evidenced by a Term B Note of the Borrower payable to the order of such Lender in substantially the form of Exhibit A -3. The indebtedness of the Borrower to the Swingline Lender resulting from Swingline Advances owing to the Swingline Lender shall be evidenced by the Swingline Note.

     Section 2.0   Fees.
                   ----

     (a)  Commitment Fees.   For the period from the Effective Date until the
          ---------------
Revolving Maturity Date the Borrower agrees to pay to the Administrative Agent for the account of each Lender with a Revolving Commitment a commitment fee on the average daily amount by which such Lender's Revolving Commitment exceeds the sum of such Lender's outstanding Revolving Advances and Revolving Share of the Letter of Credit Exposure at a rate per annum equal to the Applicable Margin (computed on the actual number of days elapsed, including the first day and excluding the last, based upon a 360-day year). Such fees shall be due and payable quarterly in arrears (i) on the date which is 30 days following the end of the last Business Day of each March, June, September and December and (ii) on the Revolving Maturity Date.

     (b)  Letter of Credit Fees.  The Borrower agrees to pay to the
          ---------------------
Administrative Agent for the benefit of the Lenders with a Revolving Commitment, fees in respect of all Letters of Credit outstanding at a rate per annum equal to the Applicable Margin (computed on the actual number of days elapsed, including the first day and excluding the last, based upon a 360-day year) on the average daily amount of the aggregate undrawn maximum amount of each Letter of Credit outstanding, payable in arrears (i) on the date which is 30 days following the last Business Day of each March, June, September and December and
(ii) on the Maturity Date. In addition, the Borrower agrees to pay to the Issuing Bank for its own account a fee on the average daily amount of the aggregate undrawn maximum amount of each Letter of Credit issued by such Issuing Bank at a rate per annum equal to .0625%, such fees due and payable quarterly in arrears (i) on the date which is 30 days following the last Business Day of each March, June, September and December and (ii) on the Revolving Maturity Date.

     (c)  Administrative Agent's and Facilitators' Fees.  The Borrower agrees to
          ---------------------------------------------
pay (i) to the Facilitators for their benefit the fees set forth in the Fee Letter as and when the same are due and payable pursuant to the terms of the Fee Letter, and (ii) to the Administrative Agent for its benefit the fees set forth in the Administrative Agent Fee Letter as and when the same are due and payable pursuant to the terms of the Administrative Agent Fee Letter.

     Section 2.4   Reduction of the Commitments.
                   ----------------------------

     (a) Upon the occurrence of a Change in Control in the Parent or the Borrower, then, in such event the Required Lenders may, at their sole option upon written notice to the Borrower

(a "Termination Notice"), declare the obligation of each Lender to make Advances and the obligation of the Issuing Bank to issue, increase, or extend Letters of Credit to be terminated, whereupon the same shall forthwith terminate and the Commitments shall reduce to zero.

     (b) The Borrower may, upon at least three Business Days' prior notice to the Administrative Agent, permanently terminate in whole or permanently reduce ratably in part the Revolving Commitments of the Lenders; provided, however,
                                                          --------  -------
that (i) each partial reduction shall be in the aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (ii) no such reduction shall result in an overdraft status as provided in Section 2.07(c)(ii), and (iii) no such reduction shall result in the total aggregate Revolving Commitments of the Lenders being less than $300,000,000.

     Section 2.5   Repayment of Advances.  The Borrower shall repay the
                   ---------------------
outstanding principal amount of each Advance on the applicable Maturity Date; provided that the Borrower shall repay to the Administrative Agent for the account of the Swingline Lender the outstanding principal amount of each Swingline Advance made by it on the maturity date specified for the applicable Swingline Advance.

     Section 2.6   Interest, Late Payment Fee.  The Borrower shall pay interest
                   --------------------------
on the unpaid principal amount of each Advance made by each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

     (a)  Base Rate Advances and Swingline Advances.  If such Advance is a Base
          -----------------------------------------
Rate Advance or a Swingline Advance, a rate per annum (computed on the actual number of days elapsed, including the first day and excluding the last, based on a 365 day year) equal at all times to the lesser of (i) the Adjusted Base Rate in effect from time to time plus the Applicable Margin and (ii) the Maximum
                            ----
Rate, payable in arrears on the first Business Day of each calendar month and on the date such Base Rate Advance or Swingline Advance, as applicable, shall be paid in full, provided that during the continuance of an Event of Default, Base
              --------
Rate Advances and Swingline Advances shall bear interest at a rate per annum equal at all times to the lesser of (i) the rate required to be paid on such Advance immediately prior to the date on which such amount becomes due plus
                                                                       ----
three percent (3%) and (ii) the Maximum Rate.

     (b)  LIBOR Advances.  If such Advance is a LIBOR Advance, a rate per annum
          --------------
(computed on the actual number of days elapsed, including the first day and excluding the last, based on a 360 day year) equal at all times during the Interest Period for such Advance to the lesser of (i) the LIBOR for such Interest Period plus the Applicable Margin and
                                                 ----
(ii) the Maximum Rate, payable in arrears on the last day of such Interest Period, and on the date such LIBOR Advance shall be paid in full, and, with respect to LIBOR Advances having an Interest Period in excess of 30 days, the first day of each calendar month during such Interest Period excluding the month in which such LIBOR Advance shall be paid in full; provided that during the
                                                   --------
continuance of an Event of Default, LIBOR Advances shall bear interest at a rate per annum equal at all times to the lesser of (i) the rate required to be paid on such Advance immediately prior to the date on which such amount became due plus three percent (3%) and (ii) the Maximum Rate.
----

     (c)  Usury Recapture.  In the event the rate of interest chargeable under
          ---------------
this Agreement or the Notes at any time is greater than the Maximum Rate, the unpaid principal amount of the Notes shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Notes equals the amount of interest which would have been paid or accrued on the Notes if the stated rates of interest set forth in this Agreement had at all times been in effect. In the event, upon payment in full of the Notes, the total amount of interest paid or accrued under the terms of this Agreement and the Notes is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Administrative Agent for the account of the Lenders an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on the Notes if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on the Notes if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid or accrued under this Agreement on the Notes. In the event the Lenders ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Notes, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

     (d)  Other Amounts Overdue.  If any amount payable under this Agreement
          ---------------------
other than the Advances is not paid when due and payable, including without limitation, accrued interest and fees, then such overdue amount shall accrue interest hereon due and payable on demand at a rate per annum equal to the Adjusted Base Rate plus three percent (3%), from the date such amount became due
                   ----
until the date such amount is paid in full.

     (e)  Late Payment Fee.  Subject to the provisions of Section 10.14, if any
          ----------------
interest
payable under this Agreement is not paid when due and payable (after taking into account any applicable grace period), then the Borrower will pay to the Administrative Agent for the account of the Lenders contemporaneously with the payment of such past due interest a late payment fee equal to an amount equal to the product of (i) such overdue interest times (ii) four percent (4%).
                                         -----

     Section 2.7   Prepayments.
                   -----------

     (a)  Right to Prepay.  The Borrower shall have no right to prepay any
          ---------------
principal amount of any Advance except as provided in this Section 2.07.

     (b)  Optional Prepayments.  The Borrower may elect to prepay any of the
          --------------------
Advances, after giving by 11:00 a.m. (Dallas, Texas time) (i) in the case of LIBOR Advances, at least three Business Days' or (ii) in case of Base Rate Advances and Swingline Advances, at least one Business Day's prior written notice to the Administrative Agent stating the Class or Classes to be repaid, the proposed date and aggregate principal amount of such prepayment, and if applicable, the relevant Interest Period for the Advances to be prepaid; provided, however, that any such proposed prepayment of Term A Advances or Term
--------  -------
B Advances must be made equally to Term A Advances and Term B Advances and in the inverse order of maturity for each Class. If any such notice is given, the Borrower shall prepay Advances comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, and shall also pay accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.08 as a result of such prepayment being made on such date; provided, however, that each partial prepayment shall be in an aggregate
      --------  -------
principal amount not less than $1,000,000 and in integral multiples of $100,000.

     (c)  Mandatory Prepayments.
          ---------------------

          (i)   Change of Control.  On the fifth Business Day following the
                -----------------
     Borrower's receipt of a Termination Notice pursuant to Section 2.04(a) hereof, the Borrower shall be required to prepay all outstanding Advances in full and to deposit with the Administrative Agent into the Cash Collateral Account an amount equal to the Letter of Credit Exposure.

          (ii)  Overdraft.  On any date on which the outstanding principal
                ---------
     amount of the Revolving Advances plus the Letter of Credit Exposure plus
                                      ----                               ----
     the outstanding principal amount of the Swingline Advances exceeds the aggregate Revolving Commitments, the

     Borrower agrees to make a prepayment of the Revolving Advances in the amount of such excess.

          (iii)  Repayment Event.  Upon the occurrence of any Repayment Event,
                 ---------------
     the Borrower shall prepay Advances on the Business Day the Net Cash Proceeds from such Repayment Event are received by the Borrower or the Parent, as applicable, in an amount equal to the lesser of (A) the amount of the outstanding Advances on such Business Day and (B) 100% of the Net Cash Proceeds of such Repayment Event. If, in connection with an Asset Disposition which qualifies as a Repayment Event for which the Borrower has not used the Net Cash Proceeds to repay the Obligations, the Borrower has failed to make an Investment or Investments in the Hospitality/Leisure-Related Business with such Net Cash Proceeds within one year from the date of such Asset Disposition, then the Borrower shall prepay Advances on the first anniversary of the Business Day such Net Cash Proceeds are received by the Borrower or the Parent, as applicable, in the amount equal to the lesser of (A) the amount of the outstanding Advances on such first anniversary and (B) 100% of the Net Cash Proceeds of such Repayment Event which have not been used to make an Investment or Investments in the Hospitality/Leisure-Related Business. Any Net Cash Proceeds utilized to repay Advances will be applied in the following order: (a) first, to repay the outstanding principal of Swingline Advances, (b) second, to repay the outstanding principal of Revolving Advances, (c) third, to repay the outstanding principal of Term A Advances in the inverse order of maturity, and (d) fourth, to repay the outstanding principal of Term B Advances in the inverse order of maturity.

          (iv)   Term A Advances.  Commencing with August 1, 2001 and on each
                 ---------------
     November 1, February 1, May 1 and August 1 thereafter, the Borrower shall repay the Term A Advances by an amount equal to $7,500,000.

          (v)    Term B Advances.  Commencing with February 1, 1999 and on each
                 ---------------
     August 1 and February 1 thereafter, the Borrower shall repay the Term B Advances by an amount equal to $1,000,000.

          (vi)   Accrued Interest.  Each prepayment pursuant to this Section
                 ----------------
     2.07(c) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.08 as a result of such prepayment being made on such date.

          (vii)  Avoidance of Breakage Costs.  In the event that the amount of
                 ---------------------------
     any mandatory prepayment of Advances under this Section 2.07(c) exceeds the aggregate principal amount of Advances in any Class which consist of Base Rate Advances (the amount of such excess being the "Excess Amount"), the
                                                         -------------
     Borrower shall have the right, in lieu of making such prepayment in full, to prepay such outstanding Advances which are Base Rate Advances and to deposit an amount equal to the Excess Amount with the Administrative Agent in the Cash Collateral Account maintained by and in the sole dominion and control of the Administrative Agent for the ratable benefit of the Lenders. Any amount so deposited shall be held by the Administrative Agent as collateral for the Obligations, earn interest on behalf of the Borrower and be applied to the prepayment of Advances which are LIBOR Advances at the end of the current Interest Period(s) applicable thereto. On any day on which amounts collected in the Cash Collateral Account remain on deposit in or to the credit of the Cash Collateral Account after giving effect to the payment made on such day pursuant to this Section 2.07(c), and the Borrower shall have delivered to the Administrative Agent a written request or a telephonic request (which shall be promptly confirmed in writing) prior to 11:00 am (Dallas, Texas time) that such remaining collected amounts be invested in cash equivalents specified in such request, the Administrative Agent shall invest such funds, to the extent the Administrative Agent is reasonably able to do so, in such cash equivalents as are acceptable to, and with no risk to, the Administrative Agent on an overnight basis or with maturities such that amounts will be available to pay the Obligations secured thereby as they become due, whether at maturity, by acceleration or otherwise; provided, however, that any loss resulting from such investments
                --------  -------
     shall be charged to and be immediately payable by the Borrower on demand by the Administrative Agent.

     (d)  Ratable Payments.  Each payment of any Advance pursuant to this
          ----------------
Section 2.07 or any other provision of this Agreement shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part.

     (e)  Effect of Notice.  All notices given pursuant to this Section 2.07
          ----------------
shall be irrevocable and binding upon the Borrower.

     (f)  Payments with respect to Florida Liens.  Notwithstanding anything in
          ---------------------------------------
this Agreement or any other Credit Document to the contrary, each payment of any Advance pursuant to this Section 2.07 or any other provision of this Agreement shall be made in a manner such that all Advances secured by Florida Liens shall be deemed the last Advances repaid.

     Section II.8  Breakage Costs.  If (a) any payment of principal of any
                   --------------
LIBOR Advance is made other than on the last day of the Interest Period for such Advance as a result of any payment pursuant to Section 2.07 or the acceleration of the maturity of the Notes pursuant to Article VIII or otherwise; (b) any Conversion of a LIBOR Advance is made other than on the last day of the Interest Period for such Advance pursuant to Section 2.12 or otherwise; or (c) the Borrower fails to make a principal or interest payment with respect to any LIBOR Advance on the date such payment is due and payable, the Borrower shall, within 10 days of any written demand sent by any Lender to the Borrower through the Administrative Agent, pay to the Administrative Agent for the account of such Lender any amounts (without duplication of any other amounts payable in respect of breakage costs) required to compensate such Lender for any additional losses, out-of-pocket costs or expenses which it may reasonably incur as a result of such payment or nonpayment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

     Section II.9   Increased Costs.
                    ---------------

     (a)  LIBOR Advances.  If, due to either (i) the introduction of or any
          --------------
change (other than any change by way of imposition or increase of reserve requirements included in the calculation of the LIBOR) in or in the interpretation of any law or regulation following the date of this Agreement or
(ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) not complied with prior to the date of this Agreement, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining LIBOR Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), immediately pay to the Administrative Agent for the account of such Lender additional amounts (without duplication of any other amounts payable in respect of increased costs) sufficient to compensate such Lender for such increased cost; provided, however,
                                                              --------  -------
that, before making any such demand, each Lender agrees to use commercially reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost and detailing the calculation of such cost submitted to the Borrower and the Administrative Agent by such Lender at the time such Lender demands payment under this Section shall be conclusive and binding for all purposes, absent manifest error.

     (b)  Capital Adequacy.  If any Lender or the Issuing Bank determines in
          ----------------
good faith that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) implemented or effective after the date of this Agreement affects or would affect the amount of capital required or expected to be maintained by such Lender or the Issuing Bank and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend or the Issuing Bank's commitment to issue Letters of Credit or any Lender's commitment to risk participate in Letters of Credit and other commitments of this type, then, upon 30 days prior written notice by such Lender or the Issuing Bank (with a copy of any such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender or to the Issuing Bank, as the case may be, from time to time as specified by such Lender or the Issuing Bank, additional amounts (without duplication of any other amounts payable in respect of increased costs) sufficient to compensate such Lender or the Issuing Bank, in light of such circumstances, (i) with respect to such Lender, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend under this Agreement or its commitment to risk participate in Letters of Credit and (ii) with respect to the Issuing Bank, to the extent that such Issuing Bank reasonably determines such increase in capital to be allocable to the issuance or maintenance of the Letters of Credit. A certificate as to such amounts and detailing the calculation of such amounts submitted to the Borrower and the Administrative Agent by such Lender or the Issuing Bank shall be conclusive and binding for all purposes, absent manifest error.

     (c)  Letters of Credit.  If any change in any law or regulation or in the
          -----------------
interpretation thereof by any court or administrative or Governmental Authority charged with the administration thereof following the date of this Agreement shall either (i) impose, modify, or deem applicable any reserve, special deposit, or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, Issuing Bank or any Lender or
(ii) impose on Issuing Bank or any Lender any other condition regarding the provisions of this Agreement relating to the Letters of Credit or any Letter of Credit Obligations, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to Issuing Bank of issuing or maintaining any Letter of Credit, or increase the cost to such Lender of its risk participation in any Letter of Credit (which increase in cost shall be determined by Issuing Bank's or such Lender's reasonable allocation of the aggregate of such cost increases resulting from such event), then, upon demand by Issuing Bank or such Lender (with a copy sent to the Administrative Agent), as the case may be, the Borrower shall pay to the Administrative Agent for the account of Issuing Bank or Lender, as the case may be, from time to time as specified by Issuing Bank or such Lender, additional amounts which shall be sufficient to compensate such Issuing Bank or such Lender for such increased cost. Issuing Bank and each Lender agrees to use commercially reasonable efforts (consistent with internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office for the booking of its Letters of Credit or risk participations if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of Issuing Bank or such Lender, be otherwise disadvantageous to Issuing Bank or such Lender, as the case may be. A certificate as to such increased cost incurred by Issuing Bank or such Lender, as the case may be, as a result of any event mentioned in clause (i) or (ii) above, and detailing the calculation of such increased costs submitted by Issuing Bank or such Lender to the Borrower and the Administrative Agent, shall be conclusive and binding for all purposes, absent manifest error.

     Section II.10  Payments and Computations.
                    -------------------------

     (a)  Payment Procedures.  Except if otherwise set forth herein, the
          ------------------
Borrower shall make each payment under this Agreement and under the Notes not later than 11:00 a.m. (Dallas, Texas time) on the day when due in Dollars to the Administrative Agent at the location referred to in the Notes (or such other location as the Administrative Agent shall designate in writing to the Borrower) in same day funds. The Administrative Agent will on the same day cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Administrative Agent, the Issuing Banks, or a specific Lender pursuant to Section 2.03(b), 2.03(c), 2.06(c), 2.08, 2.09, 2.11, 2.12, or 2.13(c) but after taking into account payments effected pursuant to Section 10.04) to the Lenders in accordance with, in the case of a payment made in respect of a Revolving Borrowing, each Lender's Revolving Share, in the case of a payment made in respect of Term A Borrowing, each Lender's Term A Share, and in the case of a payment made in respect of Term B Borrowing, each Lender's Term B Share for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender or Issuing Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

     (b)  Computations.  All computations of interest based on the Adjusted Base
          ------------
Rate shall be made by the Administrative Agent on the basis of a year of 365 days and all computations of fees and interest based on the LIBOR and the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate shall be conclusive and binding for all purposes, absent manifest error.

     (c)  Non-Business Day Payments.  Whenever any payment shall be stated to be
          -------------------------
due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or
--------
principal of LIBOR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (d)  Administrative Agent Reliance.  Unless the Administrative Agent shall
          -----------------------------
have received written notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate for each such day.

     (e)  Application of Payments.  Unless otherwise specified in Section 2.07
          -----------------------
hereof, whenever any payment received by the Administrative Agent under this Agreement is insufficient to pay in full all amounts then due and payable under this Agreement and the Notes, such payment shall be distributed and applied by the Administrative Agent and the Lenders in the following order: first, to the
                                                                 -----
payment of fees and expenses due and payable to the Administrative Agent under and in connection with this Agreement or any other Credit Document; second, to
                                                                    ------
the payment of all expenses due and payable under Section 2.11(c), ratably among the Lenders in accordance with the aggregate amount of such payments owed to each such Lender; third, to the payment of fees due and payable to the Issuing
                  -----
Bank pursuant to Section 2.03(b); fourth, to the payment of all other fees due
                                  ------
and payable under Section 2.03; and fifth, to the payment of the interest
                                    -----
accrued on and the principal amount of all of the Notes and the interest accrued on and all Letter of Credit Obligations, regardless of whether any such amount is then due and payable, ratably among the Lenders in accordance with the aggregate accrued interest plus the aggregate principal amount owed to such Lender.

     (f)  Register.  The Administrative Agent shall record in the Register the
          --------
Commitment and the Advances from time to time of each Lender and each repayment or prepayment in respect to the principal amount of such Advances of each Lender. Any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided however, that failure to make any
                                    -------- -------
such recordation, or any error in such recordation, shall not affect the Borrower's obligations hereunder in respect of such Advances.

     Section II.11  Taxes.
                    -----

     (a)  No Deduction for Certain Taxes.  Any and all payments by the Borrower
          ------------------------------
shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, Issuing Bank, and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender, Issuing Bank, or the Administrative Agent (as the case may be) is organized or any political subdivision of the jurisdiction (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes") and, in the case of each Lender and Issuing Bank, Taxes by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision of such jurisdiction. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to any Lender, Issuing Bank, or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11), such Lender, Issuing Bank, or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; provided, however,
                                                             --------
that if the Borrower's obligation to deduct or withhold Taxes is caused solely by such Lender's, Issuing Bank's, or the Administrative Agent's failure to provide the forms described in paragraph (e) of this Section 2.11 and such Lender, Issuing Bank, or the Administrative Agent could have provided such forms, no such increase shall be required; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Legal Requirements.

     (b)  Other Taxes.  In addition, the Borrower agrees to pay any present or
          -----------
future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes, or the other Credit Documents (hereinafter referred to as "Other Taxes").

     (c)  Indemnification.  The Borrower indemnifies each Lender, Issuing Bank,
          ---------------
and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.11) paid by such Lender, Issuing Bank, or the Administrative Agent (as the case may be) and any liability (including interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Each payment required to be made by the Borrower in respect of this indemnification shall be made to the Administrative Agent for the benefit of any party claiming such indemnification within 30 days from the date the Borrower receives written demand detailing the calculation of such amounts therefor from the Administrative Agent on behalf of itself as Administrative Agent, Issuing Bank, or any such Lender. If any Lender, the Administrative Agent, or Issuing Bank receives a refund in respect of any Taxes or Other Taxes paid by the Borrower under this paragraph (c), such Lender, the Administrative Agent, or Issuing Bank, as the case may be, shall promptly pay to the Borrower the Borrower's share of such refund.

     (d)  Evidence of Tax Payments.  The Borrower will pay prior to delinquency
          ------------------------
all Taxes and Other Taxes payable in respect of any payment. Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 10.02, the original or a certified copy of a receipt evidencing payment of such Taxes or Other Taxes.

     (e)  Foreign Lender Withholding Exemption.  Each Lender and each Issuing
          ------------------------------------
Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Administrative Agent on the date of this Agreement or upon the effectiveness of any Assignment and Acceptance (i) if such Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, (B) if applicable, an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax, and (C) any other governmental forms which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax, which have been reasonably requested by the Borrower or, (ii) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and intends to claim exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of
Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. Federal withholding tax on payments of interest by the Borrower under this Agreement and the other Credit Documents. Each Lender which delivers to the Borrower and the Administrative Agent a Form 1001 or 4224 and/or Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Borrower and the Administrative Agent two further copies of Form 1001 or 4224 and/or Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Administrative Agent certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. If an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax, such Lender shall not be required to deliver such forms. The Borrower shall withhold tax at the rate and in the manner required by the laws of the United States with respect to payments made to a Lender failing to timely provide the requisite Internal Revenue Service forms.

     Section II.12  Illegality.  If any Lender shall notify the Administrative
                    ----------
Agent and the Borrower that the introduction of or any change in or in the interpretation of any Legal Requirement makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful for such Lender or its LIBOR Lending Office to perform its obligations under this Agreement to maintain any LIBOR Advances of such Lender then outstanding hereunder, then, notwithstanding anything herein to the contrary, the Borrower shall, if demanded by such Lender by notice to the Borrower and the Administrative Agent no later than 11:00 a.m. (Dallas, Texas time), (a) if not prohibited by Legal Requirement to maintain such LIBOR Advances for the duration of the Interest Period, on the last day of the Interest Period for each outstanding LIBOR Advance of such Lender or (b) if prohibited by Legal Requirement to maintain such LIBOR Advances for the duration of the Interest Period, on the second Business Day following its receipt of such notice from such Lender, Convert all LIBOR Advances of such Lender then outstanding to Base Rate Advances, and pay accrued interest on the principal amount Converted to the date of such Conversion and amounts, if any, required to be paid pursuant to Section 2.08 as a result of such Conversion being made on such date. Each Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

     Section II.13  Letters of Credit.
                    -----------------

     (a) Issuance.  From time to time from the date of this Agreement until
         --------
three months before the Revolving Maturity Date, at the request of the Borrower, the Issuing Bank shall, on any Business Day and on the terms and conditions hereinafter set forth, issue, increase, decrease, amend, or extend the expiration date of Letters of Credit for the account of the Borrower (for its own benefit or for the benefit of any of its Subsidiaries). Upon the Effective Date, but subject to the limitations contained in the following sentence, each Existing AGH Letter of Credit shall be automatically converted to a Letter of Credit. No Letter of Credit will be issued, increased, or extended and no Existing AGH Letter of Credit will be converted to a Letter of Credit (i) if such issuance, increase, extension or conversion would cause the Letter of Credit Exposure to exceed the lesser of (x) $100,000,000 or (y) an amount equal to (A) the aggregate Revolving Commitments less (B) the sum of the aggregate
                                           ----
outstanding principal amount of the Revolving Advances, the Letter of Credit Exposure, and the aggregate outstanding principal amount of the Swingline Advances at such time; (ii) unless such Letter of Credit has an Expiration Date not later than the earlier of (A) one year after the date of issuance thereof and (B) one day prior to the Revolving Maturity Date; (iii) unless such Letter of Credit is in form and substance acceptable to the respective Issuing Bank;
(iv) unless such Letter of Credit is a standby letter of credit not supporting the repayment of indebtedness for borrowed money of any Person; (v) unless the Borrower has delivered to the respective Issuing Bank the completed and executed Letter of Credit Documents (other than the Letter of Credit) on such Issuing Bank's standard form, which shall contain terms no more restrictive than the terms of this Agreement; (vi) unless such Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 ("UCP") or any successor to the UCP; and (vii) unless no Default has occurred and is continuing or would result from the issuance of such Letter of Credit. If the terms of any of the Letter of Credit Documents referred to in the foregoing clause (v) conflicts with the terms of this Agreement, the terms of this Agreement shall control.

     (b)  Participations.  On the date of the issuance or increase of any Letter
          --------------
of Credit on or after the Effective Date or the conversion of any Existing AGH Letter of Credit to a Letter of Credit in accordance with provisions of the preceding Section 2.13(a), each Issuing Bank shall be deemed to have sold to each other Lender and each other Lender shall have been deemed to have purchased from such Issuing Bank a participation in the Letter of Credit Exposure related to the Letters of Credit issued by such Issuing Bank equal to such Lender's Revolving Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. Each Issuing Bank shall promptly notify each such participant Lender by telex, telephone, or telecopy of each Letter of Credit of such Issuing Bank issued, increased or decreased, and the actual dollar amount of such Lender's participation in such Letter of Credit. Each Lender's obligation to purchase participating interests pursuant to this Section and to reimburse the respective Issuing Bank for such Lender's Revolving Share of any payment under a Letter of Credit by such Issuing Bank not reimbursed in full by the Borrower shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation,
(i) any of the circumstances described in paragraph (d) below, (ii) the occurrence and continuance of a Default, (iii) an adverse change in the financial condition of the Borrower or any Guarantor, or (iv) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing, except for any such circumstance, happening or event constituting or arising from gross negligence or willful misconduct on the part of such Issuing Bank.

     (c)  Reimbursement.  The Borrower shall have the right (but not the
          -------------
obligation) to pay promptly on demand to each Issuing Bank in respect of each Letter of Credit issued by such Issuing Bank an amount equal to any amount paid by such Issuing Bank under or in respect of such Letter of Credit. In the event any Issuing Bank makes a payment pursuant to a request for draw presented under a Letter of Credit and such payment is not promptly reimbursed by the Borrower upon demand, such Issuing Bank shall give notice of such payment to the Administrative Agent and, upon receipt of such notice, the Administrative Agent shall give notice of such payment to the Lenders, and each Lender shall promptly reimburse such Issuing Bank for such Lender's Revolving Share of such payment, and such reimbursement shall be deemed for all purposes of this Agreement to constitute a Base Rate Advance to the Borrower from such Lender. If such reimbursement is not made by any Lender to any Issuing Bank on the same day on which such Issuing Bank shall have made payment on any such draw, such Lender shall pay interest thereon to such Issuing Bank for each such day from the date such payment should have been made until the date repaid at a rate per annum equal to the Federal Funds Rate for each such day. The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Administrative Agent and the Lenders with Revolving Commitments to record and otherwise treat each payment under a Letter of Credit not immediately reimbursed by the Borrower as a Borrowing comprised of Base Rate Advances made by such Lenders to the Borrower on the day of payment under such Letter of Credit and such Lenders shall be entitled to the interest from its Base Rate Advance in connection with such Borrowing from the day of payment under such Letter of Credit.

     (d)  Obligations Unconditional.  The obligations of the Borrower under this
          -------------------------
Agreement
in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, notwithstanding the following circumstances:

          (i) any lack of validity or enforceability of any Letter of Credit Documents;

          (ii) any amendment or waiver of or any consent to departure from any Letter of Credit Documents;

          (iii) the existence of any claim, set-off, defense or other right which the Borrower or any Lender or any other Person may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the respective Issuing Bank or any other Person or entity, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Documents or any unrelated transaction;

          (iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect to the extent the respective Issuing Bank would not be liable therefor pursuant to the following paragraph (e);

          (v) payment by the respective Issuing Bank under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

          (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     (e)  Liability of Issuing Banks.  The Borrower assumes all risks of the
          --------------------------
acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. No Issuing Bank, nor any other Lender, nor any of their respective officers or directors shall be liable or responsible for:

          (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

          (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;

          (iii) payment by such Issuing Bank against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or

          (iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (including such Issuing Bank's own negligence),

except that the Borrower shall have a claim against such Issuing Bank, and such
------
Issuing Bank shall be liable to, and shall promptly pay to, the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by (A) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (B) such Issuing Bank's gross negligence in failing to make lawful payment under any Letter of Credit after the presentation to it of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, any Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation.

     Section II.14  Determination of Leverage Ratio.  The Leverage Ratio shall
                    -------------------------------
be determined by the Administrative Agent, as follows:

     (a)  Quarterly.  On the Status Reset Date the Administrative Agent shall
          ---------
determine the Leverage Ratio as of the last day of the immediately preceding Fiscal Quarter upon receipt of a Compliance Certificate setting forth the components of the Leverage Ratio as of such date.

     (b)  Adjustments.  Following each acquisition or disposition by the Parent
          -----------
or its Subsidiary of a Hotel Property or any of the Parent's or its Subsidiary's other Investments with an Investment Amount in excess of $5,000,000 or the incurrence by the Parent or its Subsidiary of additional Indebtedness (excluding any Obligations) in excess of $5,000,000 (an "Adjustment Event"), and the
                                               ----------------
Administrative Agent's receipt of an Adjustment Report with respect thereto, the

Administrative Agent shall adjust the Leverage Ratio accordingly solely for purposes of Section 7.04 and the definition of "Repayment Event", not for the definition of "Status."

     (c)  Notice of Leverage Ratio Change.  Promptly following any date the
          -------------------------------
Leverage Ratio is redetermined in accordance with the preceding paragraphs, the Administrative Agent shall give notice to the Lenders and the Borrower of the new Leverage Ratio.

     Section II.15   Lender Replacement.
                     ------------------

     (a)  Right to Replace.  The Borrower shall have the right to replace each
          ----------------
Lender either (i) affected by a condition under Section 2.02(c)(vi), 2.09, 2.11, or 2.12 for more than 90 days or (ii) that refuses to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders as (and to the extent) provided in
Section 10.01 (each such affected or non-consenting Lender, an "Affected Lender") in accordance with the procedures in this Section 2.15 and provided that no reduction of the total Commitments occurs as a result thereof.

     (b)  Replacement Allocation.
          ----------------------

          (i) Upon the occurrence of any condition permitting the replacement of a Lender, the Administrative Agent in its sole discretion shall have the right to reallocate the amount of the Commitments of the Affected Lenders to Persons who desire to increase their Commitments, including without limitation to Persons which are not already party to this Agreement but which qualify as Eligible Assignees, which election shall be made by written notice within 30 days after the date such condition occurs.

          (ii) If the aggregate amount of the reallocated Commitments is less than the Commitments of the Affected Lenders, (A) the respective Commitments of the Lenders which have received such reallocated Commitments shall be increased by the respective amounts of their proposed reallocations to the extent any such Lender agrees to such increase, and
     (B) the Borrower shall have the right to add additional Lenders which are Eligible Assignees to this Agreement to replace such Affected Lenders, which additional Lenders would have aggregate Commitments no greater than those of the Affected Lenders minus the amounts of the Commitments already
                                   -----
     reallocated.

     (c)  Procedure.  Any assumptions of Commitments pursuant to this Section
          ---------
2.15 shall be (i) made by the purchasing Lender or Eligible Assignee and the selling Lender entering into an Assignment and Assumption and by following the procedures in Section 10.06 for adding a Lender. In connection with the reallocation of the Commitments of any Lender pursuant to the foregoing paragraph (b), each Lender with a reallocated Commitment shall purchase from the Affected Lenders at par such Lender's ratable share of the outstanding Advances of the Affected Lenders and assume such Lender's ratable share of the Affected Lenders' Letter of Credit Exposure.

      Section II.16  Sharing of Payments, Etc.  If any Lender shall obtain any
                     ------------------------
payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) (i) on account of the Revolving Advances made by it in excess of its Revolving Share of payments or collateral on account of the Revolving Advances or Letter of Credit Obligations obtained by all the Lenders,
(ii) on account of the Term A Advances made by it in excess of its Term A Share of payments or collateral on account of the Term A Advances obtained by all the Lenders or (iii) on account of the Term B Advances made by it in excess of its Term B Share of payments or collateral on account of the Term B Advances obtained by all the Lenders, such Lender shall notify the Administrative Agent and forthwith purchase from the other Lenders such participations in the Revolving Advances, Term A Advances or Term B Advances, as applicable, made by them or Letter of Credit Obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment or benefits of such collateral or proceeds ratably in accordance with the requirements of this Agreement with each of them; provided, however, that if all or any portion of
                             --------
such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender's ratable share (according to the proportion of (a) the amount of the participation sold by such Lender to the purchasing Lender as a result of such excess payment to
(b) the total amount of such excess payment) of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (a) the amount of such Lender's required repayment to the purchasing Lender to (b) the total amount of all such required repayments to the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.16 may, to the fullest extent permitted by Legal Requirement, unless and until rescinded as provided above, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                                  ARTICLE III

                             CONDITIONS OF LENDING

      Section III.1  Conditions Precedent to Amendment and Restatement and
                     -----------------------------------------------------
Additional Advances.  The effectiveness of this amendment and restatement of the
-------------------
Existing AGH Credit Agreement and the obligation of each Lender to make any Advances not already outstanding under the Existing AGH Credit Agreement and of the Issuing Bank to issue any additional Letters of Credit are subject to the following conditions precedent being satisfied on or prior to August 3, 1998:

     (a)  Documentation.  The Administrative Agent shall have received
          -------------
counterparts of this Agreement executed by the Borrower and the Lenders, and the following duly executed by all the parties thereto, in form and substance satisfactory to the Administrative Agent, and, with respect to this Agreement, all Guaranties and the Environmental Indemnity, in sufficient copies for each
Lender:

          (i) the Notes (including without limitation the Swingline Note payable to the order of the Swingline Lender), all Guaranties, and the Environmental Indemnity;

          (ii) Pledge Agreements executed by the Borrower, the Parent and the other Guarantors pledging to the Administrative Agent for the benefit of the Lenders, all Collateral, together with stock certificates, stock powers executed in blank, UCC-1 financing statements and any other documents, agreements or instruments necessary to create an Acceptable Security Interest in such pledged stock, limited liability interests and partnership interests, together with any other Security Documents;

          (iii) a certificate from a Responsible Officer of the Parent on behalf of the Borrower dated as of the Effective Date stating that as of the Effective Date (A) all representations and warranties of the Borrower set forth in this Agreement and the Credit Documents are true and correct in all material respects; (B) no Default has occurred and is continuing;
     (C) the conditions in this Section 3.01 have been met or waived in writing; and (D) to the best of the Borrower's knowledge there are no claims, defenses, counterclaims or offsets against the Lenders under the Credit Documents;

          (iv) a certificate of the Secretary or an Assistant Secretary of the Parent on behalf of the Borrower and each corporation or limited liability company that is either a Guarantor or a general partner of a Guarantor dated as of the date of this Agreement certifying as of the date of this Agreement (A) the names and true signatures of officers or authorized representatives of the Parent and such other Persons authorized to sign the Credit Documents to which such Person is a party in the capacity therein indicated, (B) resolutions of the Board of Directors or the members of the Parent and such other Persons with respect to the transactions herein contemplated, (C) either (x) the copies of the organizational documents of the Parent and such other Persons delivered to the Lenders are still true and correct and have not been amended or modified since such date or (y) copies of any modification or amendment to the organizational documents of the Parent or any such other Persons made since such date, (D) a true and correct copy of the partnership agreement for the Borrower and each Guarantor which is a partnership, (E) a true and correct copy of all partnership authorizations necessary or desirable in connection with the transactions herein contemplated, and (F) a true and correct copy of the Merger Agreement, the Intercompany Agreement, and all Material Credit Documents;

          (v) a certificate of the Secretary or an Assistant Secretary of AGH REIT certifying as of the date immediately preceding the date of the Merger
     (A) resolutions of the Board of Directors of such Person and the shareholders' vote with respect to the transactions contemplated in the Merger Agreement and the Registration Statements, and (B) the copies of the charter and bylaws of AGH REIT and any modification or amendment to the articles or certificate of incorporation or bylaws of AGH REIT made on or prior to such date;

          (vi) a certificate of the Secretary or an Assistant Secretary of CapStar certifying as of the date immediately preceding the date of the Merger (A) resolutions of the Board of Directors of such Person and the shareholders' vote with respect to the transactions contemplated in the Merger Agreement and the Registration Statements, and (B) the copies of the charter and bylaws of CapStar and any modification or amendment to the articles or certificate of incorporation or bylaws of CapStar made on or prior to such date;

          (vii) (A) one or more favorable written opinions of DeCampo, Diamond & Ash, special counsel for the Borrower, the Parent, and their Subsidiaries, in a form reasonably acceptable to the Administrative Agent, in each case dated as of the Closing Date and with such changes as the Administrative Agent may approve,
     (B) one or more favorable written opinions of Ballard, Spahr, Andrews & Ingersoll, special Maryland counsel for the Parent, and their Subsidiaries, in a form reasonably acceptable to the Administrative Agent, in each case dated as of the Closing Date and with such changes as the Administrative Agent may approve, and (C) such other legal opinions as the Administrative Agent shall reasonably request, in each case dated as of the Closing Date and with such changes as the Administrative Agent may approve;

          (viii) a Compliance Certificate dated as of the Closing Date reflecting for the financial tests covered therein the pro forma financial performance for the Borrower for the Rolling Period ended June 30, 1998, together with a certificate of the pro forma balance sheet of the Parent as of the Closing Date assuming the Merger was consummated and the Existing CapStar Indebtedness to be Repaid had been repaid, duly completed and executed by the Chief Financial Officer or Treasurer of the Parent;

          (ix) evidence reasonable satisfactory to the Administrative Agent that the Merger and the other transactions contemplated by the Merger Agreement and the Registration Statements have been consummated in accordance with the terms of the Merger Agreement, all Legal Requirements and all corporate and partnership governance requirements; and

          (x) such other documents, governmental certificates, agreements, and lien searches as the Administrative Agent may reasonably request.

     (b)  Representations and Warranties.  The representations and warranties
          ------------------------------
contained in Article IV hereof, the Guaranties, and the Environmental Indemnities shall be true and correct in all material respects.

     (c)  Certain Payments. The Borrower shall have paid the fees required to be
          ----------------
paid as of the execution of this Agreement pursuant to the Fee Letter and the Administrative Agent Fee Letter.

     (d)  Security Documents.  The Administrative Agent shall have received all
          ------------------
appropriate evidence required by the Administrative Agent in its sole discretion necessary to determine that the

Administrative Agent has an Acceptable Security Interest in the Collateral, including, without limitation, lien searches conducted on the Borrower and the Guarantors and lien releases with respect to any Collateral currently subject to a Lien.

     Section III.2   Conditions Precedent for Each Borrowing or Letter of
                     ----------------------------------------------------
Credit. The obligation of each Lender to fund an Advance on the occasion of each
------
Borrowing (other than the Conversion or continuation of any existing Borrowing) and of any Issuing Bank to issue or increase or extend any Letter of Credit shall be subject to the further conditions precedent that on the date of such Borrowing or the issuance, increase or extension of such Letter of Credit:

     (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing or the issuance or increase or extension of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or the issuance or increase or extension of such Letter of Credit such statements are true):

          (i) the representations and warranties contained in Article IV hereof, the Guaranties, the Environmental Indemnities and the other Credit Documents, as such representations and warranties may change based upon events or activities permitted by this Agreement, are correct in all material respects on and as of the date of such Borrowing or the issuance or increase or extension of such Letter of Credit, before and after giving effect to such Borrowing or to the issuance or increase or extension of such Letter of Credit and to the application of the proceeds from such Borrowing, as though made on and as of such date; and

          (ii) no Default has occurred and is continuing or would result from such Borrowing or from the application of the proceeds therefrom, as evidenced by a Compliance Certificate executed and delivered by the Borrower to the Administrative Agent dated as of the date of the Notice of Borrowing; provided that the financial tests in such Compliance Certificate
                --------
     except for the Leverage Ratio do not need to be updated from the last Compliance Certificate delivered by the Borrower; and

     (b) the Administrative Agent shall have received such other approvals, opinions or documents deemed necessary or desirable by any Lender or the Administrative Agent as such party may reasonably request.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants as follows:

     Section IV.1   Existence; Qualification; Partners; Subsidiaries.
                    ------------------------------------------------

     (a) The Borrower is a limited partnership duly organized, validly existing, and in good standing under the laws of Delaware and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification, except where the failure to so qualify would not cause a Material Adverse Change to the Borrower. The Borrower is the survivor by merger of AGH OP and the CapStar Hotel LLCs. The CapStar Hotel LLCs were newly-formed Delaware limited liability companies which were the successors of CapStar Management Company, L.P. and CapStar Management Company II, L.P., respectively, as more particularly described in the Registration Statements.

     (b) The Parent is a corporation duly organized, validly existing, and in good standing under the laws of Maryland and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification, except where the failure to so qualify would not cause a Material Adverse Change to the Parent. The Parent owns 100% of the outstanding stock in MeriStar LP, Inc. and is the sole general partner of the Borrower. MeriStar LP, Inc. owns at least 88% of the outstanding partnership interests in the Borrower and is the sole limited partner of the Borrower. The Parent has no first tier Subsidiaries except for the Borrower, MeriStar LP, Inc., and certain Permitted Other Subsidiaries. The Parent is the successor by merger of AGH REIT and CapStar. Prior to the Merger, AGH GP and AGH LP were merged into AGH REIT. The Merger has been consummated in accordance with the terms of the Merger Agreement, all Legal Requirements and all corporate and partnership governance requirements.

     (c) The address of the principal office of each of the Borrower and the Parent is 1010 Wisconsin Avenue, N.W., Suite 650, Washington, D.C. 20007.

     (d) OPCO is a newly-formed corporation duly organized, validly existing, and in good standing under the laws of Delaware and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification, except where the failure to so qualify would not cause a Material Adverse Change to OPCO. OPCO owns approximately 83% of the partnership interest in the OPCO OP and is the sole general partner of OPCO OP. In connection with the Merger, CapStar Management Company, L.P. and CapStar Management Company II, L.P. assigned to OPCO all management agreements and participating leases to which such Persons were a party. In connection with the Merger, OPCO OP has acquired 100% of the outstanding partnership interests in AGH Leasing and the outstanding management agreements of American General Hospitality, Inc.

     (e) Each Subsidiary of the Borrower is a corporation, limited partnership, general partnership or limited liability company duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification, except where the failure to so qualify would not cause a Material Adverse Change to such Subsidiary. The Borrower has no Subsidiaries on the date of this Agreement other than the Subsidiaries listed on the attached Schedule 4.01, and Schedule 4.01 lists the jurisdiction of formation, and the address of the principal office of each such Subsidiary existing on the date of this Agreement. As of the date of this Agreement, the Borrower owns, directly or indirectly, at least the percentage interests in each such Subsidiary listed on the attached Schedule 4.01.

     (f) To the knowledge of the Borrower, each Approved Participating Lessee is a limited partnership duly organized, validly existing, and in good standing under the laws of the state of its creation and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Approved Participating Lessee. To the knowledge of the Borrower, OPCO is duly listed on the New York Stock Exchange, Inc.

     Section IV.2   Partnership and Corporate Power.  The execution, delivery,
                    -------------------------------
and performance by the Borrower, the Parent, and each Guarantor of the Credit Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) are within such Persons' partnership, limited liability company and corporate powers, as applicable, (b) have been duly authorized by all necessary corporate, limited liability company and partnership action, as applicable, (c) do not contravene (i) such Person's certificate or articles, as the case may be, of incorporation or by-laws, operating agreement or partnership agreement, as applicable, or (ii) any law or any contractual restriction binding on or affecting any such Person, the contravention of which could reasonably be expected to cause a Material Adverse Change, and (d) will not result in or require the creation or imposition of any Lien prohibited by this Agreement. At the time of each Borrowing, such Borrowing and the use of the proceeds of such Borrowing will be within the Borrower's partnership powers, will have been duly authorized by all necessary partnership action, (a) will not contravene (i) the Borrower's partnership agreement or (ii) any law or any contractual restriction binding on or affecting the Borrower, the contravention of which could reasonably be expected to cause a Material Adverse Change, and (b) will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

     Section IV.3   Authorization and Approvals.  No authorization or approval
                    ---------------------------
or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower, the Parent, or any Guarantor of the Credit Documents to which it is a party or the consummation of the transactions contemplated thereby. At the time of each Borrowing, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required for such Borrowing or the use of the proceeds of such Borrowing the absence of which could reasonably be expected to cause a Material Adverse Change.

     Section IV.4   Enforceable Obligations.  This Agreement, the Notes, and
                    -----------------------
the other Credit Documents to which the Borrower is a party have been duly executed and delivered by the Borrower; each Guaranty and the other Credit Documents to which each Guarantor and the Parent is a party have been duly executed and delivered by such Guarantor; and the Environmental Indemnity and Pledge Agreement have been duly executed and delivered by the respective parties thereto. Each Credit Document is the legal, valid, and binding obligation of the Borrower, the Parent, and each Guarantor which is a party to it enforceable against the Borrower, the Parent, and each such Guarantor in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally and by general principles of equity (whether considered in proceeding at law or in equity).

     Section IV.5   Parent Common Stock.  The entire authorized capital stock
                    -------------------
of the Parent consists of 100,000,000 shares of Parent Common Stock of which approximately 45,500,000 shares of Parent Common Stock are duly and validly issued and outstanding, fully paid and nonassessable as of consummation of the Merger. The issuance and sale of such Parent Common Stock either (i) has been registered under applicable federal and state securities laws or (ii) was issued pursuant to an exemption therefrom. The Parent Common Stock is duly listed on the New York Stock Exchange, Inc. and the Parent has timely filed all reports required to be filed by it with the New York Stock Exchange, Inc. and the Securities and Exchange Commission. The Parent qualifies as a REIT.

     Section IV.6   Financial Statements and Registration Statements.  The
                    ------------------------------------------------
respective Consolidated balance sheets of AGH REIT and its Subsidiaries and CapStar and its Subsidiaries, and the respective related Consolidated statements of operations, shareholders' equity and cash flows, of the Parent and its Subsidiaries and CapStar and its Subsidiaries contained in the Financial Statements and the Registration Statements, and the corresponding pro forma financial statements for the Borrower, fairly present the financial condition in all material respects and reflects the Indebtedness of such Persons and their respective Subsidiaries as of the dates indicated in the Financial Statements and the Registration Statements and the respective results of the operations of such Persons and their respective Subsidiaries for the periods indicated, and such balance sheets and statements were prepared in accordance with GAAP, subject to year-end adjustments. Since December 31, 1997 (assuming the Merger had occurred on or before such date) there has been no development or event which has had or could reasonably be expected to cause a Material Adverse Change. The OP Adjustment amount as of June 30, 1998 is approximately $10,300,000.

     Section IV.7   True and Complete Disclosure.  No representation, warranty,
                    ----------------------------
or other statement made by the Borrower (or on behalf of the Borrower) in this Agreement or any other Credit Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made as of the date of this Agreement. There is no fact known to any Responsible Officer of the Borrower or the Parent on the date of this Agreement that has not been disclosed to the Administrative Agent which could reasonably be expected to cause a Material Adverse Change. All projections, estimates, and pro forma financial information furnished by the Borrower and the Parent or on behalf of the Borrower or the Parent were prepared on the basis of assumptions, data, information, tests, or conditions believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished; it being agreed that such projections and estimates are not guaranties of results. No representation, warranty or other statement made in AGH REIT's or CapStar's latest 10K, the 10Q or the annual report contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made as of the date same were made. Borrower and/or Parent have made all filings required by the Exchange Act.

     Section IV.8   Litigation.  Except as set forth in the attached Schedule
                    ----------
4.08, there is no pending or, to the best knowledge of the Borrower, threatened action or proceeding affecting the Borrower, the Parent, any Approved Participating Lessee or any of their respective Subsidiaries before any court, Governmental Authority or arbitrator in which the amount in dispute is over $500,000 or in Borrower's good faith judgment the anticipated loss is over $500,000 (provided that with respect to the giving of this representation after the date of this Agreement, the representation shall only be deemed to apply to those matters for which Administrative Agent would have been entitled to notice under Section 5.05(m)).

     Section IV.9   Use of Proceeds.
                    ---------------

     (a)  Advances.  The proceeds of the Advances have been, and will be used by
          --------
CapStar to repay the Existing CapStar Indebtedness to be Repaid and by the Borrower (i) to repay the Existing AGH Lenders who are not Lenders, (ii) to refinance other existing Indebtedness, (iii) to make investments permitted pursuant to the provisions of Section 6.07, (iv) to finance the renovation, repair, restoration and expansion of Hotel Properties, Capital Expenditures for and expenditures for FF&E for any Hotel Properties in accordance with the provisions of Section 5.06 and as permitted pursuant to the provisions of Sections 6.07 and 6.13, (v) for general corporate purposes of the Borrower and its Subsidiaries, and (vi) for costs incurred in connection with the Merger and with the Parent's or any of its Subsidiary's sale or issuance of equity securities or incurrence of Indebtedness done in compliance with this Agreement.

     (b)  Regulations.  No proceeds of Advances will be used to purchase or
          -----------
carry any margin stock in violation of Regulations T, U or X of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board).

     Section IV.10  Investment Company Act.  Neither the Borrower, the Parent
                    ----------------------
nor any of their respective Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section IV.11  Taxes.  All federal, state, local and foreign tax returns,
                    -----
reports and statements required to be filed (after giving effect to any extension granted in the time for filing) by the Parent, the Borrower, their respective Subsidiaries, or any member of a Controlled Group have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and where the failure to file could reasonably be expected to cause a Material Adverse Change, except where contested in good faith and by appropriate proceedings; and all taxes and other impositions due and payable (which are material in amount) have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss (which are material in amount) may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings. As of the date of this Agreement, neither the Parent, the Borrower nor any member of a Controlled Group has given, or been requested to give, a waiver of the statute of limitations relating to the payment of any federal, state, local or foreign taxes or other impositions. None of the Property owned by the Parent, the Borrower or any other member of a Controlled Group is Property which the Parent, the Borrower or any member of a Controlled Group is required to be treated as being owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Code. Proper and accurate amounts have been withheld by the Borrower and all members of each Controlled Group from their employees for all periods to comply in all material respects with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law. Timely payment of all material sales and use taxes required by applicable law have been made by the Parent, the Borrower and all other members of each Controlled Group, the failure to timely pay of which could reasonably be expected to cause a Material Adverse Change. The amounts shown on all tax returns to be due and payable have been paid in full or adequate provision therefor is included on the books of the appropriate member of the applicable Controlled Group.

     Section IV.12  Pension Plans.  All Plans are in compliance in all material
                    -------------
respects with all applicable provisions of ERISA. No Termination Event has occurred with respect to any Plan, and each Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. Except where the failure would not cause a Material Adverse Change, no "accumulated funding deficiency" (as defined in Section 302 of ERISA) has occurred and there has been no excise tax imposed under Section 4971 of the Code. No Reportable Event has occurred with respect to any Multiemployer Plan, and each Multiemployer Plan has complied with and been administered in all material respects with applicable provisions of ERISA and the Code. Neither the Parent, the Borrower, nor any member of a Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any material withdrawal liability. As of the most recent valuation date applicable thereto, neither the Parent, the Borrower nor any member of a Controlled Group has received notice that any Multiemployer Plan is insolvent or in reorganization.

     Section IV.14  Condition of Hotel Property; Casualties; Condemnation.
                    -----------------------------------------------------
Except as disclosed in an Engineering Report, each Initial Property and any Future Property (a) is and will continue to be in good repair, working order and condition, normal wear and tear excepted, (b) is free of structural defects other than those being addressed by the Borrower and for which the Borrower has sufficient funds to address, (c) is not subject to material deferred maintenance and (d) has and will have all building systems contained therein and all other FF&E in good repair, working order and condition, normal wear and tear excepted. No condemnation or other like proceedings that has had, or could reasonably be expected to cause, a Material Adverse Change, are pending nor, to the knowledge of the Borrower, threatened against any Property in any manner whatsoever. No casualty has occurred to any Property that could reasonably be expected to cause a Material Adverse Change.

     Section IV.14  Insurance.  The Borrower and each of its Subsidiaries carry
                    ---------
the insurance required pursuant to the provisions of Section 5.07.

     Section IV.15  No Burdensome Restrictions; No Defaults.
                    ---------------------------------------

     (a) Except in connection with Indebtedness which is (i) either permitted pursuant to the provisions of Section 6.02, including without limitation the Convertible Indebtedness and the Existing Subordinate Indebtedness, or (ii) being repaid with the proceeds of the initial Borrowing, neither the Borrower nor any of its Subsidiaries is a party to any indenture, loan or credit agreement. Neither the Borrower, the Parent nor any of their respective Subsidiaries is a party to any agreement or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation which could reasonably be expected to cause a Material Adverse Change. Neither the Borrower, the Parent nor any of their Subsidiaries is in default under or with respect to (i) any contract, agreement, lease or other instrument which could reasonably be expected to cause a Material Adverse Change or (ii) any ground lease, participating lease, franchise agreement, license agreement or management agreement which could reasonably be expected to cause a Material Adverse Change. Neither the Borrower, the Parent nor any of their Subsidiaries has received any written notice of default under any ground lease, participating lease, franchise agreement, license agreement or management agreement. Neither the Borrower, the Parent nor any of their Subsidiaries has received any notice of default under any other material contract, agreement, lease or other instrument which is continuing and which, if not cured, could reasonably be expected to cause a Material Adverse Change.

     (b) No Default has occurred and is continuing (or with respect to the giving of this representation after the date of this Agreement, as otherwise disclosed to the Administrative Agent in writing after the date of this Agreement and prior to the date such representation is deemed given).

     Section IV.16  Environmental Condition.
                    -----------------------

     (a) Except as disclosed in the Environmental Reports (or with respect to the giving of this representation after the date of this Agreement, as otherwise disclosed to the Administrative Agent in writing after the date of this Agreement and prior to the date such representation is deemed given), to the knowledge of the Borrower, the Borrower and its Subsidiaries (i) have obtained all Environmental Permits material for the ownership and operation of their respective Properties and the conduct of their respective businesses; (ii) have been and are in material compliance with all terms and conditions of such Environmental Permits and with all other requirements of applicable Environmental Laws; (iii) have not received written notice of any violation or alleged violation of any Environmental Law or Environmental Permit; and (iv)
are not subject to any actual or contingent Environmental Claim.   To the
knowledge of the Borrower (or with respect to the giving of this representation after the date of this Agreement, as otherwise disclosed to the Administrative Agent in writing after the date of this Agreement and prior to the date such representation is deemed given), the Borrower and its Subsidiaries are not subject to any actual or contingent Environmental Claim which the Borrower believes in good faith will involve cost or expense to the Borrower or its Subsidiaries in excess of $1,000,000 for any single Environmental Claim, or in excess of $10,000,000 for all such Environmental Claims in the aggregate.

     (b) Except as set forth in the Environmental Reports or the surveys for the Hotel Properties, to the knowledge of Borrower, none of the present or previously owned or operated Property of the Borrower or of any of its present or former Subsidiaries, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise investigated, designated, listed, or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws which could reasonably be expected to cause a Material Adverse Change; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by the Borrower or any of its Subsidiaries, wherever located; (iii) has been the site of any Release, use or storage of Hazardous Substances or Hazardous Wastes from present or past operations except for Permitted Hazardous Substances, which Permitted Hazardous Substances have not caused at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in the need for Response or (iv) none of the Improvements are constructed on land designated by any Governmental Authority having land use jurisdiction as wetlands.

     Section IV.17  Legal Requirements, Zoning, Utilities, Access.  Except as
                    ---------------------------------------------
set forth on Schedule 4.17 attached hereto, the use and operation of each Hotel Property as a commercial hotel with related uses constitutes a legal use under applicable zoning regulations (as the same may be modified by special use permits or the granting of variances or "grand fathering") and complies in all material respects with all Legal Requirements, and does not violate in any material respect any material approvals, material restrictions of record or any material agreement affecting any Hotel Property (or any portion thereof). The Borrower and its Subsidiaries possess all certificates of public convenience, authorizations, permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights and copyrights (collectively "Permits") required by Governmental Authority to own and operate the Hotel Properties, except for those Permits that if not obtained would not cause a Material Adverse Change. The Borrower and its Subsidiaries own and operate their business in material compliance with all applicable Legal Requirements and are otherwise in compliance with all Legal Requirements except for non-compliance which in the aggregate would not cause a Material Adverse Change. To the extent necessary for the full utilization of each Hotel Property in accordance with its current use, telephone services, gas, steam, electric power, storm sewers, sanitary sewers and water facilities and all other utility services are available to each Hotel Property, are adequate to serve each such Hotel Property, exist at the boundaries of the Land and are not subject to any conditions, other than normal charges to the utility supplier, which would limit the use of such utilities. All streets and easements necessary for the occupancy and operation of each Hotel Property are available to the boundaries of the Land.

     Section IV.18  Existing Indebtedness.  Except for the Obligations, the only
                    ---------------------
Indebtedness of the Borrower, the Parent or any of their respective Subsidiaries existing as of the Effective Date is the Unsecured Indebtedness, Secured Non-Recourse Indebtedness and Secured Recourse Indebtedness set forth on Schedule 4.18 attached hereto. No "default" or "event of default", however defined, has occurred and is continuing under any such Indebtedness (or with respect to the giving of this representation after the date of this Agreement, as otherwise disclosed to the Administrative Agent in writing after the date of this Agreement and prior to the date such representation is deemed given).

     Section IV.9   Title; Encumbrances.  With respect to the Initial
                    -------------------
Properties, the Borrower or any Subsidiary, as the case may be, has (i) good and marketable fee simple title to the Real Property (other than for Real Property subject to a ground lease, as to which it has a valid leasehold or subleasehold interest) and (ii) good and marketable title to the Personal Property (other than Personal Property for any Hotel Property for which the Property Owner has a valid leasehold interest) free and clear of all Liens except Permitted Encumbrances, and there exists no Liens or other charges against such Property or leasehold interest or any of the real or personal, tangible or intangible, Property of the Borrower or any Guarantor (including without limitation statutory and other Liens of mechanics, workers, contractors, subcontractors, suppliers, taxing authorities and others; provided that certain Capital Expenditures have been made to the Hotel Properties prior to the Effective Date for which the payment is not past due), except (A) Permitted Encumbrances and
(B) the Personal Property (plus any replacements thereof) owned by an Approved Participating Lessee.

     Section IV.20  Leasing Arrangements.  The only material leases of Real
                    --------------------
Property for which either the Borrower or a Subsidiary is a lessee are the ground leases listed on Schedule 4.20 attached hereto. The Property Owner for a Real Property subject to a ground lease is the lessee under such ground lease and no consent is necessary to such Person being the lessee under such ground lease which has not already been obtained. Such ground leases are in full force and effect and no defaults exist thereunder. The only material leases burdening the Hotel Properties for which the lessee is entitled to participate in the increased revenues of the Hotel Properties are the Approved Participating
Leases.   The Approved Participating Leases are in full force and effect and no defaults by the Borrower or any Subsidiary exist thereunder.

     Section IV.21  Franchise Agreements.  The only hotel franchise agreements
                    --------------------
or license agreements burdening the Initial Properties are those certain agreements listed on Schedule 4.21 attached hereto. The Property Owner or Approved Participating Lessee for a Hotel Property subject to a franchise or license agreement is the licensee under such agreement and no consent is necessary to such Person being the licensee under such agreement or for the consummation of the Merger and the other transactions contemplated thereby which has not already been obtained except for those consents, if any, which are set forth on Schedule 4.21. Such franchise and license agreements are in full force and effect and no defaults by the Borrower or any Subsidiary exist thereunder (or with respect to the giving of this representation after the date of this Agreement, as otherwise disclosed to the Administrative Agent in writing after the date of this Agreement and prior to the date such representation is deemed given).

     Section IV.22  Management Agreements.  The only management agreements
                    ---------------------
burdening the Initial Properties (excluding management agreements for parking facilities) with Persons other than Approved Participating Lessees are those certain management agreements listed on Schedule 4.22 attached hereto. To the knowledge of the Borrower, the Approved Participating Lessee for a Hotel Property subject to a management agreement is the owner under such management agreement and no consent is necessary to such Person being the owner under such management agreement which has not already been obtained. To the knowledge of the Borrower, the management agreements are in full force and effect and no material defaults by the Approved Participating Lessee exist thereunder (or with respect to the giving of this representation after the date of this Agreement, as otherwise disclosed to the Administrative Agent in writing after the date of this Agreement and prior to the date such representation is deemed given).

     Section IV.23  Senior Indebtedness.  The Obligations and all renewals and
                    -------------------
extensions of the Obligations constitute "Designated Senior Indebtedness" under the Convertible Indebtedness Indenture and the Existing Subordinate Indebtedness Indenture.

     Section IV.24  Specified Secured Indebtedness.  As of the Closing Date,
                    ------------------------------
Permitted Other Subsidiaries are incurring approximately $250,000,000 in Specified Secured Indebtedness which Indebtedness qualifies as Secured Non-Recourse Indebtedness permitted pursuant to the provisions of Section 6.02(b). The documents evidencing and securing the Specified Secured Indebtedness are in full force and effect and no material defaults by the Permitted Other Subsidiaries party thereto exist thereunder.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

     So long as any Note or any amount under any Credit Document shall remain unpaid, any Letter of Credit shall remain outstanding, or any Lender shall have any Commitment hereunder, unless the Administrative Agent shall otherwise consent in writing, the Borrower agrees to comply with the following covenants.

     Section V.1    Compliance with Laws, Etc.  The Borrower will comply, and
                    -------------------------
cause the Parent and each of its Subsidiaries to comply, in all material respects with all Legal Requirements.

     Section V.2    Preservation of Existence; Separateness, Etc.
                    --------------------------------------------

     (a) The Borrower will preserve and maintain, and cause each of its Subsidiaries (as long as a Subsidiary owns assets) to preserve and maintain, its partnership, limited liability company or corporate (as applicable) existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified, and cause each such Subsidiary to qualify and remain qualified, as a foreign partnership or corporation as applicable in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its properties, and, in each case, where failure to qualify or preserve and maintain its rights and franchises could reasonably be expected to cause a Material Adverse Change.

     (b) (i) The Parent Common Stock shall at all times be duly listed on the New York Stock Exchange, Inc. and (ii) the Parent shall timely file all reports required to be filed by it with the New York Stock Exchange, Inc. and the Securities and Exchange Commission.

     (c) The Borrower shall cause the Permitted Other Subsidiaries which have Indebtedness and own a Hotel Property to, (i) maintain financial statements, accounting records and other corporate records and other documents separate from all non-Permitted Other Subsidiaries, (ii) maintain their own bank accounts in their own name, separate from all non-Permitted Other Subsidiaries, (iii) pay their own expenses and other liabilities from their own assets and incur (or endeavor to incur) obligations to other Persons based solely upon their own assets and creditworthiness and not upon the creditworthiness of each other or any other Person, and (iv) file their own tax returns or, if part of a consolidated group, join in the consolidated tax return of such group as a separate member thereof.

     (d) The Borrower shall, and shall cause the Permitted Other Subsidiaries which have Indebtedness and own a Hotel Property to, take all actions necessary to keep such Permitted Other

Subsidiaries, separate from the Borrower and the Borrower's other Subsidiaries, including, without limitation, (i) the taking of action under the direction of the Board of Directors, members or partners, as applicable, of such Permitted Other Subsidiaries and, if so required by the Certificate of Incorporation or the Bylaws, operating agreement or partnership agreement, as applicable, of such Permitted Other Subsidiaries or by any Legal Requirement, the approval or consent of the stockholders, members or partners, as applicable, of such Permitted Other Subsidiaries, (ii) the preparation of corporate, partnership or limited liability company minutes for or other appropriate evidence of each significant transaction engaged in by such Permitted Other Subsidiaries, (iii) the observance of separate approval procedures for the adoption of resolutions by the Board of Directors or consents by the partners, as applicable, of such Permitted Other Subsidiaries, on the one hand, and of the Borrower and the Borrower's other Subsidiaries, on the other hand, and (iv) preventing the cash, cash equivalents, credit card receipts or other revenues of the Hotel Properties owned by such Permitted Other Subsidiaries or any other assets of such Permitted Other Subsidiaries from being commingled with the cash, cash equivalents, credit card receipts or other revenues collected by the Borrower or the Borrower's other Subsidiaries.

     (e) The Borrower shall take all steps reasonably necessary to avoid (i) misleading any other Person as to the identity of the entity with which such Person is transacting business or (ii) implying that the Borrower is, directly or indirectly, absolutely or contingently, responsible for the Indebtedness or other obligations of the Permitted Other Subsidiaries or any other Person.

     Section V.3    Payment of Taxes, Etc.  The Borrower will pay and discharge,
                    ---------------------
and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or Property that are material in amount, prior to the date on which penalties attach thereto and (b) all lawful claims that are material in amount which, if unpaid, might by Legal Requirement become a Lien upon its Property; provided, however, that neither the Borrower
                                 --------  -------
nor any such Subsidiary shall be required to pay or discharge any such tax, assessment, charge, levy, or claim (a) which is being contested in good faith and by appropriate proceedings, (b) with respect to which reserves in conformity with GAAP have been provided, (c) such charge or claim does not constitute and is not secured by any choate Lien on any portion of any Hotel Property and no portion of any Hotel Property is in jeopardy of being sold, forfeited or lost during or as a result of such contest, (d) neither the Administrative Agent nor any Lender could become subject to any civil fine or penalty or criminal fine or penalty, in each case as a result of non-payment of such charge or claim and (e) such contest does not, and could not reasonably be expected to, result in a Material Adverse Change.

     Section V.4    Visitation Rights; Lender Meeting.  At any reasonable time
                    ---------------------------------
and from time to time and so long as any visit or inspection will not unreasonably interfere with the Borrower's or any of its Subsidiaries' operations, upon reasonable notice, the Borrower will, and will cause the Parent and its Subsidiaries and those Persons operating the Hotel Properties, to, permit the Administrative Agent and any Lender or any of its agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit and inspect at its reasonable discretion the properties of, the Borrower, the Parent and any of their respective Subsidiaries; to inspect such other records and documents of the Borrower, the Parent and any of their respective Subsidiaries as shareholders of the Parent are entitled; and to discuss the affairs, finances and accounts of such Persons with any of their respective officers or directors. Without in any way limiting the foregoing, the Borrower will, upon the request of the Administrative Agent, participate in a meeting with the Administrative Agent and the Lenders once during each calendar year to be held at the Borrower's office in the District of Columbia or Dallas, Texas (or such other location as may be agreed to by the Borrower and the Administrative Agent) at such time as may be agreed to by the Borrower and the Administrative Agent.

     Section V.5    Reporting Requirements.  The Borrower will furnish to the
                    ----------------------
Administrative Agent and, with respect to those items set forth in clauses (a)-
(e) and (k), each Lender:

     (a)  Quarterly Financials.  As soon as available and in any event not later
          --------------------
than 50 days after the end of each Fiscal Quarter of the Parent, the unaudited Consolidated balance sheets of the Parent and its Subsidiaries as of the end of such quarter and the related unaudited statements of income, shareholders' equity and cash flows of the Parent and its Subsidiaries for such Fiscal Quarter and the period commencing at the end of the previous year and ending with the end of such Fiscal Quarter, and the corresponding figures as at the end of, and for, the corresponding periods in the preceding Fiscal Year, all duly certified with respect to such statements (subject to year-end audit adjustments) by a Responsible Officer of the Parent as having been prepared in accordance with GAAP, together with (i) a Compliance Certificate duly executed by a Responsible Officer of the Parent, (ii), written notice of any anticipated material variation to an operating budget prepared pursuant to Section 5.05(d) and (iii) a report certified by a Responsible Officer of the Parent setting forth for each of the Hotel Properties owned or leased by the Parent or any of its Subsidiaries for both the Fiscal Quarter and Rolling Period just ended the revenues, the expenses, the Net Income and the EBITDA for such Hotel Properties for such Fiscal Quarter or Rolling Period, as applicable.

     (b)  Annual Financials.  As soon as available and in any event not later
          -----------------
than 95 days after the end of each Fiscal Year of the Parent, a copy of the Consolidated balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Year and the related Consolidated statements of income, shareholders' equity and cash flows of the Parent and its Subsidiaries for such Fiscal Year, and the corresponding figures as at the end of, and for, the preceding Fiscal Year, and certified by independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent in an opinion, without qualification as to the scope, and including, if requested by the Administrative Agent, any management letters delivered by such accountants to the Parent in connection with such audit, together with (i) a Compliance Certificate duly executed by a Responsible Officer of the Parent, and
(ii) the documents required in clauses (ii) and (iii) of the preceding Section 5.05(a).

     (c)  OPCO Financials.  As soon as available and in any event not later than
          ---------------
50 days after the end of each Fiscal Quarter of OPCO, the unaudited Consolidated balance sheets of OPCO and its Subsidiaries as of the end of such quarter and the related unaudited statements of income, shareholders' equity and cash flows of OPCO and its Subsidiaries for the period commencing at the end of the previous year and ending with the end of such Fiscal Quarter, and the corresponding figures as at the end of, and for, the corresponding period in the preceding Fiscal Year, all duly certified with respect to such statements (subject to year-end audit adjustments) by a Responsible Officer of OPCO as having been prepared in accordance with GAAP. As soon as available and in any event not later than 120 days after the end of each fiscal year of OPCO, as applicable, (i) a copy of the annual audit report for such year for OPCO and its Subsidiaries, if any, including therein audited Consolidated balance sheets of OPCO and its Consolidated Subsidiaries as of the end of such fiscal year and the related Consolidated statements of income, shareholders' equity and cash flows of OPCO and its Subsidiaries for such fiscal year, and the corresponding figures as at the end of, and for, the preceding fiscal year, in each case certified by an independent certified public accountant reasonably acceptable to the Administrative Agent and including, if requested by the Administrative Agent, any management letters delivered by such accountants to OPCO in connection with such audit.

     (d)  Annual Budgets.  Prior to the start of each Fiscal Year, the
          --------------
Consolidated annual operating budget of the Parent and its Subsidiaries for such upcoming Fiscal Year and the Consolidated annual Capital Expenditure and FF&E expenditure budget (stating the total of each such expenditures for each Hotel Property) of the Parent and its Subsidiaries for such upcoming

Fiscal Year, both in reasonable detail and duly certified by a Responsible Officer of the Parent as the budgets presented or to be presented to the Parent's Board of Directors for their review.

     (e)  Securities Law Filings.  Promptly and in any event within 15 days
          ----------------------
after the sending or filing thereof, copies of all proxy material, reports and other information which the Borrower, the Parent or any of their respective Subsidiaries sends to or files with the United States Securities and Exchange Commission or sends to all shareholders of the Parent or partners of the Borrower.

     (f)  Defaults.  As soon as possible and in any event within five days after
          --------
the occurrence of each Default known to a Responsible Officer of the Borrower, the Parent or any of their respective Subsidiaries, a statement of an authorized financial officer or Responsible Officer of the Borrower setting forth the details of such Default and the actions which the Borrower has taken and proposes to take with respect thereto.

     (g)  ERISA Notices.  As soon as possible and in any event (i) within 30
          -------------
days after the Parent, the Borrower or any of a Controlled Group knows that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, (ii) within 10 days after the Parent, the Borrower or any of a Controlled Group knows that any other Termination Event with respect to any Plan has occurred, a statement of the Chief Financial Officer of the Parent describing such Termination Event and the action, if any, which the Parent, the Borrower or such member of such Controlled Group proposes to take with respect thereto; (iii) within 10 days after receipt thereof by the Parent, the Borrower or any of a Controlled Group from the PBGC, copies of each notice received by the Parent, the Borrower or any such member of such Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan; and (iv) within 10 days after receipt thereof by the Parent, the Borrower or any member of a Controlled Group from a Multiemployer Plan sponsor, a copy of each notice received by the Parent, the Borrower or any member of such Controlled Group concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA.

     (h)  Environmental Notices.  Promptly upon the knowledge of any
          ---------------------
Responsible Officer of the Borrower of receipt thereof by the Borrower or any of its Subsidiaries, a copy of any form of notice, summons or citation received from the United States Environmental Protection Agency, or any other Governmental Authority concerning (i) violations or alleged violations of Environmental Laws, which seeks to impose liability therefor, (ii) any action or omission on the part of the Parent or Borrower or any of their present or former Subsidiaries in connection with

Hazardous Waste or Hazardous Substances which, based upon information reasonably available to the Borrower, could reasonably be expected to cause a Material Adverse Change or an Environmental Claim in excess of $1,000,000, (iii) any notice of potential responsibility under CERCLA, or (iv) concerning the filing of a Lien upon, against or in connection with the Parent, Borrower, their present or former Subsidiaries, any of their leased or owned Property, wherever located.

     (i)  Other Governmental Notices or Actions.  Promptly and in any event
          -------------------------------------
within five Business Days after receipt thereof by the Borrower, the Parent or any of their respective Subsidiaries, (i) a copy of any notice, summons, citation, or proceeding seeking to adversely modify in any material respect, revoke, or suspend any license, permit, or other authorization from any Governmental Authority, which action could reasonably be expected to cause a Material Adverse Change, and (ii) any revocation or involuntary termination of any license, permit or other authorization from any Governmental Authority, which revocation or termination could reasonably be expected to cause a Material Adverse Change.

     (j)  Reports Affecting the Leverage Ratio.  On or prior to the 15th day
          ------------------------------------
following any Adjustment Event, an Adjustment Report with respect to such Adjustment Event.

     (k)  Press Releases.  Promptly and in any event within 5 days after the
          --------------
sending or releasing thereof, copies of all press releases or other releases of information to the public by the Borrower, the Parent or any of their respective Subsidiaries or releases of information to the Parent's shareholders.

     (l)  Corporate Activity.  Promptly following any merger or dissolution of
          ------------------
any Subsidiary of the Borrower which is permitted hereunder or event which would make any of the representations in Section 4.01-4.04 untrue, notice thereof.

     (m)  Material Litigation.  As soon as possible and in any event within five
          -------------------
days of any Responsible Officer of the Borrower, the Parent or any of their respective Subsidiaries having knowledge thereof, notice of any litigation, claim or any other event which could reasonably be expected to cause a Material Adverse Change.

     (n)  Other Information.  Such other information respecting the business or
         -----------------
Properties, or the condition or operations, financial or otherwise, of the Borrower, the Parent or any of their respective Subsidiaries, as any Lender through the Administrative Agent may from time to time reasonably request.

     Section V.6    Maintenance of Property and Required Work.  The Borrower
                    -----------------------------------------
will, and will cause each of its Subsidiaries to, (a) maintain their owned, leased, or operated Property in a manner consistent for hotel properties and related property of the same quality and character and shall keep or cause to be kept every part thereof and its other properties in good condition and repair, reasonable wear and tear excepted, and make all reasonably necessary repairs, renewals or replacements thereto as may be reasonably necessary to conduct the business of the Borrower and its Subsidiaries, (b) not renovate or expand any of the Improvements except as permitted by Section 6.07(h), (c) not knowingly or willfully permit the commission of waste or other injury, or the occurrence of pollution, contamination or any other condition in, on or about any Hotel Property, (d) substantially maintain and repair each Hotel Property as required by any franchise agreement, license agreement, management agreement or ground lease for such Hotel Property, and (e) commence the Required Work for any Hotel Property by a date which would allow a reasonable period of time to complete such work on or prior to the deadline set for such Required Work in Schedule
5.06 or otherwise agreed to by the Borrower and the Administrative Agent, (f) after any commencement of any work for any Hotel Property diligently perform such work (i) for the Required Work, by the required deadline and as described in the Engineering Reports and/or the Environmental Reports referred to in
Schedule 5.06 or as otherwise described for any Future Property, (ii) in a good and workmanlike manner and (iii) in compliance in all material respects with all Legal Requirements. Except as may be required to maintain the Parent's status as a REIT under the Code, any Capital Expenditures or expenditures or leases for FF&E made for any Hotel Property shall be in the name of the Property Owner for such Hotel Property. Within 30 days of the Closing Date, the Borrower shall obtain or cause the applicable Property Owner or Approved Participating Lessee for a Hotel Property to obtain from the applicable Approved Franchisor any consent which has not already been obtained necessary to cure any default under the license or franchise agreement for such Hotel Property arising out of the consummation of the Merger and the other transactions contemplated thereby which would allow such Approved Franchisor to terminate such agreement.

     Section V.7    Insurance. The Borrower will maintain, and cause each of its
                    ---------
Subsidiaries to maintain, the insurance required pursuant to Schedule 5.07.

     Section V.8    Interest Rate Agreements.  From the date 90 days following
                    ------------------------
the Closing

Date until the Term B Maturity Date, the Borrower shall cause the Parent to obtain and thereafter maintain Interest Rate Agreements reasonably satisfactory to the Administrative Agent, sufficient to ensure that 30% of the Parent's Total Indebtedness, measured as of each day during such period, shall be covered by such Interest Rate Agreements or shall have a fixed rate of interest reasonably satisfactory to the Administrative Agent.

     Section V.9    Approved Participating Leases.  Upon knowledge of a material
                    -----------------------------
default by an Approved Participating Lessee under an Approved Participating Lease, the Borrower will send, or will cause the Guarantor who is a party to such Approved Participating Lease to send, a notice of such default to such Approved Participating Lessee as provided in the document under which such default has occurred unless in Borrower's good faith judgment such Approved Participating Lessee is curing or has agreed to cure such default and thereafter diligently proceeds to cure such default.

     Section V.10   Use of Proceeds.  The proceeds of the Advances have been,
                    ---------------
and will be used by the Borrower for the purposes set forth in Section 4.09(a).

     Section V.12.  Collateral.  If an Investment Grade Rating Status does not
                    ----------
exist, then the Parent will cause (a) the Administrative Agent to have an Acceptable Security Interest in the Collateral and (b) all material provisions of the Security Documents to be valid and binding on the Persons executing such
Security Documents.   The Administrative Agent and the Lenders agree that if an
Investment Grade Rating Status exists, then such Persons shall not exercise any of such Persons' rights and remedies against the Collateral under the Security Documents; provided, however, that if the Investment Grade Rating Status shall thereafter cease to exist, then such Person shall again be entitled to exercise all of such rights and remedies.

     Section V.12   New Subsidiaries.  If an Investment Grade Rating Status does
                    ----------------
not exist, then within 30 days after either (a) the date that any Subsidiary of the Parent that was not a Material Subsidiary becomes a Material Subsidiary, or
(b) the purchase by the Parent or any of its Subsidiaries of the capital stock, membership interests or partnership interests of any Person, which purchase results in such Person becoming a Material Subsidiary the Parent shall, in each case, cause (i) such Material Subsidiary to execute and deliver to the Administrative Agent either (A) a Guaranty, an Environmental Indemnity and a Pledge Agreement or (B) an Accession Agreement, (ii) any of the Borrower and any Guarantor who is a direct owner of the capital stock, membership interests or partnership interests of such Material Subsidiary to execute and deliver to the Administrative Agent a Pledge Agreement, if necessary, and such other documents as are necessary to create an Acceptable Security Interest in the stock, limited liability interests or partnership interests, as applicable, in the Material Subsidiary owned by such Person (and such other Security Documents as the Administrative Agent may reasonably request) and (iii) the Persons who are party to the documents delivered pursuant to the provisions of this Section 5.11 to provide such evidence of authority to enter into such documents as the Administrative Agent may reasonably request.

     Section V.13   Year 2000 Compatibility.  Take good faith actions necessary
                    -----------------------
to attempt to assure that from and after January 1, 2000 the computer-based systems of the Borrower, the Parent, each Approved Participating Lessee, each major contractor of the Borrower and their respective Subsidiaries are able to operate and effectively process data that includes dates on and after January 1, 2000; provided that the Borrower shall not be obligated to assure that software of an Approved Franchisor in connection with such Approved Franchisor' reservation system so comply. At the request of the Administrative Agent, the Borrower shall provide to the Administrative Agent assurance reasonably acceptable to the Administrative Agent of compliance with the requirements of this Section 5.13.

     Section V.14   Excluded Foreign Subsidiaries.  Notwithstanding the other
                    -----------------------------
provisions of this Agreement or the other Credit Documents to the contrary, as long as no Event of Default exists, to the extent that any such action would cause the Parent, the Borrower or any of their Subsidiaries any increase in taxes (a) no Excluded Foreign Subsidiary must execute the Guaranty, the Pledge Agreement, or the Environmental Indemnity or otherwise act as an obligor or guarantor of any of the Obligations and (b) neither the Borrower, nor any Guarantor who is a direct owner of the capital stock, membership interests or partnership interests of any Excluded Foreign Subsidiary must pledge such ownership interest to secure the Obligations.


                                  ARTICLE VI

                              NEGATIVE COVENANTS

     So long as any Note or any amount under any Credit Document shall remain unpaid, any Letter of Credit shall remain outstanding, or any Lender shall have any Commitment, the Borrower agrees, unless the Administrative Agent shall otherwise consent in writing, to comply with the following covenants.

     Section V1.1   Liens, Etc.  The Borrower, the Parent and their respective
                    ----------
Subsidiaries (except for or with respect to Permitted Other Subsidiaries) will not create, assume, incur or suffer to exist, any Lien on or in respect of any of its Property whether now owned or hereafter acquired, or assign any right to receive income, except that the Borrower and its Subsidiaries may create, incur, assume or suffer to exist Liens:

     (a)  securing the Obligations;

     (b) for taxes, assessments or governmental charges or levies on Property of the Borrower or any Guarantor to the extent not required to be paid pursuant to Sections 5.03;

     (c) imposed by law (such as landlords', carriers', warehousemen's and mechanics' liens or otherwise arising from litigation) (i) which are being contested in good faith and by appropriate proceedings, (ii) with respect to which reserves in conformity with GAAP have been provided, (iii) which have not resulted in any Hotel Property being in jeopardy of being sold, forfeited or lost during or as a result of such contest, (iv) neither the Administrative Agent nor any Lender could become subject to any civil fine or penalty or criminal fine or penalty, in each case as a result of non-payment of such charge or claim and (v) such contest does not, and could not reasonably be expected to, result in a Material Adverse Change, provided that the Borrower does not have to
                                     --------
comply with clauses (i) and (ii) if the Borrower has caused a title company to insure over such Lien in a manner reasonably satisfactory to the Administrative Agent;

     (d) on leased personal property to secure solely the lease obligations associated with such property;

     (e) securing Secured Recourse Indebtedness and Secured Non-Recourse Indebtedness permitted pursuant to the provisions of Section 6.02;

     (f)  under the Permitted Non-Voting Stock Mortgages;

     (g) on Permitted Timeshare Receivables securing Permitted Timeshare Indebtedness; and

     (h) on Borrower's or its Subsidiary's interest, if any, in a Hotel Property disposed of by the Borrower or its Subsidiary to incur Permitted Sale/Leaseback Indebtedness which secures such Permitted Sale/Leaseback Indebtedness.

     Section VI.2   Indebtedness.  The Borrower, the Parent and their respective
                    ------------
Subsidiaries will not incur or permit to exist any Indebtedness other than the Obligations and the following:

     (a) Unsecured Indebtedness in an amount that does not cause a breach at any time of the covenants contained in Article VII;

     (b) Secured Recourse Indebtedness and Secured Non-Recourse Indebtedness (excluding the Obligations) incurred by Permitted Other Subsidiaries (and possibly guaranteed by the Parent) to the extent:

          (i) the amount thereof does not cause a breach at any time of the covenants contained in Article VII;

          (ii) the Secured Recourse Indebtedness secured by a Hotel Property does not exceed 65% of the Market Value of such Hotel Property (or with respect to Secured Recourse Indebtedness which is secured by more than one Hotel Property, such Secured Recourse Indebtedness does not exceed 65% of the aggregate Market Value of all Hotel Properties which secure such Secured Recourse Indebtedness which do not also secure other Indebtedness) and all Secured Recourse Indebtedness in the aggregate secured by Hotel Properties does not exceed 65% of the aggregate Market Value of such Hotel Properties;

          (iii) except for Permitted Sale/Leaseback Indebtedness and Permitted Timeshare Indebtedness, the Secured Non-Recourse Indebtedness secured by a Hotel Property located in the United States does not exceed 70% of the Market Value of such Hotel Property (or with respect to Secured Non-Recourse Indebtedness which is secured by more than one Hotel Property, such Secured Non-Recourse Indebtedness does not exceed 70% of the aggregate Market Value of all Hotel Properties which secure such Secured Recourse Indebtedness which do not also secure other Indebtedness) and all Secured Non-Recourse Indebtedness in the aggregate secured by Hotel Properties located in the United States does not exceed 70% of the aggregate Market Value of such Hotel Properties; and

          (iv) the Secured Non-Recourse Indebtedness secured by a Hotel Property located outside the United States does not exceed 65% of the Market Value of such Hotel Property

     (or with respect to Secured Non-Recourse Indebtedness which is secured by more than one Hotel Property located outside the United States, such Secured Non-Recourse Indebtedness does not exceed 65% of the aggregate Market Value of all Hotel Properties which secure such Secured Recourse Indebtedness which do not also secure other Indebtedness) and all Secured Non-Recourse Indebtedness in the aggregate secured by Hotel Properties located outside the United States does not exceed the lesser of (A) 65% of the aggregate Market Value of such Hotel Properties or (B) $100,000,000; provided that for purposes of this Section 6.02(b) the Borrower shall not
     --------
     be deemed to be in default of this Section 6.02(b) solely because of a decrease in the Market Value of a Hotel Property after the date of incurrence of the Indebtedness secured by such Hotel Property if the Borrower was not in default of this Section 6.02(b) at the time of incurrence of such Indebtedness;

     (c)  Permitted Sale/Leaseback Indebtedness;

     (d)  Permitted Timeshare Indebtedness;

     (e)  Capital Leases for Personal Property;

     (f) Interest Rate Agreements; provided that (i) such agreements shall be unsecured except as provided in Section 10.17 and the Pledge Agreement, (ii) the dollar amount of indebtedness subject to such agreements and the indebtedness subject to Interest Rate Agreements in the aggregate shall not exceed the sum of the amount of the Revolving Commitments and the amount of the other Indebtedness of the Borrower or its Affiliates which bears interest at a variable rate, and
(iii) the agreements shall be at such interest rates and otherwise in form and substance reasonably acceptable to the Administrative Agent.

     (g)  Any of the following Indebtedness incurred by the Parent or the
Borrower:

          (i) guaranties in connection with the Indebtedness secured by a Hotel Property or interest in a Person owning a Hotel Property of (A) if the Hotel Property is subject to a ground lease, the payment of rent and performance of obligations under such ground lease, (B) real estate taxes relating to such Hotel Property, (C) capital reserves required under such Indebtedness, and (D) after a default under such Indebtedness, the rent under the applicable Approved Participating Lease will be applied to such Indebtedness;

          (ii) customary indemnities for acts of malfeasance, misappropriation and misconduct and an environmental indemnity for the lender under Indebtedness permitted under this Agreement;

          (iii) customary indemnities for acts of malfeasance, misappropriation and misconduct by the Permitted Other Subsidiaries and environmental indemnities, all for the benefit of the lenders of other Permitted Other Subsidiary Indebtedness in connection with such Indebtedness; and

          (iv)   guaranties of franchise and license agreements.

     (h) extensions, renewals and refinancing of any of the Indebtedness specified in paragraphs (b) - (g) above so long as the principal amount of such Indebtedness is not thereby increased.

     Section VI.3   Agreements Restricting Distributions From Subsidiaries.  The
                    ------------------------------------------------------
Borrower will not, nor will it permit any of its Subsidiaries (other than Permitted Other Subsidiaries) to, enter into any agreement (other than a Credit Document) which limits distributions to or any advance by any of the Borrower's Subsidiaries to the Borrower.

     Section VI.4   Restricted Payments.  Neither the Parent, the  Borrower, nor
                    -------------------
any of their respective Subsidiaries, will make any Restricted Payment, except that:

     (a) provided no Default has occurred and is continuing or would result therefrom, the Parent may in any Fiscal Quarter, based on the immediately preceding Rolling Period, make cash payments to its shareholders (including in connection with the repurchase of Stock or Stock Equivalents) which with the previous such cash payments in the three immediately preceding Fiscal Quarters are not in excess of the greater of (i) the lesser of (A) ninety percent (90%) of the Funds From Operations of the Parent during such Rolling Period or (B) one hundred percent (100%) of Free Cash Flow of the Parent during such Rolling Period and (ii) the amount required for the Parent to maintain its status as a REIT;

     (b) provided no Default has occurred and is continuing or would result therefrom, the Borrower shall be entitled to make cash distributions to its partners including the Parent;

     (c) a Subsidiary of the Borrower may make a Restricted Payment to the Borrower,

     (d) the limited partners of the Borrower shall be entitled to exchange limited partnership interests in the Borrower for the Parent's stock, and Highgate Hotels and its Affiliates shall be entitled to exchange limited partnership interests in the Borrower which in the aggregate do not exceed $10,000,000 in market value for cash in accordance with the existing agreements currently in effect between such Persons and the Borrower and its Subsidiaries; and

     (e) the Borrower shall be entitled to issue limited partnership interests in the Borrower in exchange for ownership interests in Subsidiaries and Unconsolidated Entities which own a Future Property to the extent such Investment is permitted pursuant to the provisions of Section 6.07.

     Section VI.5   Fundamental Changes; Asset Dispositions.  Neither the
                    ---------------------------------------
Parent, the Borrower, nor any of their respective Subsidiaries (other than the Permitted Other Subsidiaries) will, (a) merge or consolidate with or into any other Person, unless (i) a Guarantor is merged into the Borrower and the Borrower is the surviving Person or a Subsidiary (other than a Permitted Other Subsidiary which has Indebtedness other than the Obligations) is merged into any Subsidiary (other than a Permitted Other Subsidiary which has Indebtedness other than the Obligations), and (ii) immediately after giving effect to any such proposed transaction no Default would exist; (b) sell, transfer, or otherwise dispose of all or any of such Person's material property except for a Permitted Asset Disposition, a transfer to a Permitted Other Subsidiary to the extent such property acts as collateral for Secured Recourse Indebtedness or Secured Non-Recourse Indebtedness permitted pursuant to the provisions of Section 6.02, or dispositions or replacements of personal property in the ordinary course of business, provided that the Borrower and its Subsidiaries shall not sell or transfer FF&E to OPCO or OPCO's Subsidiaries which in the aggregate has a fair market value in excess of $5,000,000; (c) enter into, as lessor, a lease (other than an Approved Participating Lease or a lease which qualifies as a Permitted Asset Disposition) of all or substantially all of any Hotel Property with any Person without the consent of the Administrative Agent; (d) sell or otherwise dispose of any material shares of capital stock, membership interests or partnership interests of any Subsidiary (except for a Permitted Other Subsidiary or a sale which qualifies as a Permitted Asset Disposition); (e) except for sales of ownership interests permitted under this Agreement and the issuance of limited partnership interests in the Borrower in exchange for ownership interests in Subsidiaries and Unconsolidated Entities to the extent permitted pursuant to the provisions of Section 6.04, materially alter the corporate, capital or legal structure of any such Person (except for a Permitted Other Subsidiary); (f) enter into any forward sales of the

Parent Common Stock or limited partnership interests in the Borrower; (g) include any hotel room owned by the Borrower, its Subsidiary or its Unconsolidated Entity in a timeshare program except in connection with a Permitted Timeshare Conversion; (h) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) provided that nothing herein shall prohibit the Borrower from dissolving any Subsidiary which has no assets on the date of dissolution or (i) materially alter the character of their respective businesses from that conducted as of the date of this Agreement or otherwise engage in any material business activity outside of the Hospitality/Leisure-Related Business.

     Section VI.6   Personal Property Leases.   For any Hotel Property, the
                    ------------------------
Borrower will not, and will not permit any of its Subsidiaries to enter into leases of Personal Property except in the ordinary course of business.

     Section VI.7   Investments, Loans, Future Properties.  Neither the Parent
                    -------------------------------------
nor the Borrower shall, or shall permit any of their respective Subsidiaries to, acquire by purchase or otherwise all or substantially all the business, property or fixed assets of any Person or any Hotel Property, make or permit to exist any loans, advances or capital contributions to, or make any Investments in (including without limitation, loans and advances to, and other Investments in, Subsidiaries or Unconsolidated Entities), or purchase or commit to purchase any evidences of indebtedness of, stock or other securities, partnership interests, member interests or other interests in any Person, except the following (provided that after giving effect thereto there shall exist no Default):

     (a) the purchase of Liquid Investments with any Person which qualifies as an Eligible Assignee;

     (b) trade and customer accounts receivable (including in connection with the sale of used FF&E) which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms, and receivables purchased in connection with the acquisition of a Hotel Property;

     (c) a Future Property or a Subsidiary or Unconsolidated Entity which owns a Future Property for which the Borrower has provided the Administrative Agent the Property Information for such Future Property at least 10 days prior to the date of acquisition of such Future Property which Property Information does not reflect any material Environmental or structural problems with such Future Property, or if such Property Information does reflect a material Environmental or structural problem, then the Borrower and the Administrative Agent shall have agreed upon the Required Work to correct or remediate such problem;

     (d) Investments in unimproved land that either (i) is under development for operation of a Hotel Property or with respect to which such Hotel Property development is planned to commence within twelve months of the acquisition of such land or (ii) does not qualify under the preceding clause (i) and does not in the aggregate then have an Investment Amount which exceeds $100,000,000;

     (e) Stock or Stock Equivalents (i) received in settlement of liabilities created in the ordinary course of business, and (ii) additional Stock or Stock Equivalents of publicly-traded Unconsolidated Entities engaged in the Hospitality/Leisure-Related Business which in the aggregate do not then have an Investment Amount which exceeds $100,000,000;

     (f) Stock, Stock Equivalents, and other Investments in Unconsolidated Entities engaged in the Hospitality/Leisure-Related Business which are not publicly-traded Persons, and Permitted Non-Voting Stock Investments for Permitted Non-Voting Stock Companies engaged in the Hospitality/Leisure-Related Business, provided that (i) the aggregate of all such Stock, Stock Equivalents, Investments and Permitted Non-Voting Stock Investments shall not exceed $250,000,000 in the aggregate without the approval of the Required Lenders and
(ii) the aggregate of all such Permitted Non-Voting Stock Investments shall not exceed $125,000,000 in the aggregate without the approval of the Required Lenders;

     (g) Indebtedness of a Person to the Borrower or to a Subsidiary of the Borrower that is secured by a Lien on one or more Hotel Properties owned by such Person, which Hotel Properties (i) were previously owned by the Borrower or a Subsidiary of the Borrower or (ii) the Borrower reasonably expects to acquire (through trustee's sale, foreclosure, deed in lieu of foreclosure or otherwise), provided, however, that the aggregate amount of all Investments permitted under
--------  -------
this clause (g) shall not at any time exceed $200,000,000, excluding for purposes of such calculation the current Indebtedness owed the Borrower from its Subsidiaries which respectively own the Atlanta, Georgia Westin and the Cathedral City, California DoubleTree Hotel;

     (h) Investments in Hotel Properties which on the date tested are deemed Development Properties which do not have construction or development budgets which in the aggregate then exceed $200,000,000;

     (i) a loan to OPCO which has an aggregate principal amount which does not exceed the Maximum OPCO Loan Amount and provides for an interest rate during any Fiscal Quarter equal to or greater than the anticipated average interest rate for outstanding Advances in such Fiscal Quarter based upon the Leverage Ratio in effect at the commencement of such Fiscal Quarter;

     (j)  Permitted Timeshare Receivables;

     (k) any Indebtedness of a Guarantor to the Borrower, or vice-versa, provided such Indebtedness is subordinate to the Obligations in a manner reasonably acceptable to the Administrative Agent; and

     (l) other assets owned in the ordinary course of owning the Parent's and the Parent's Subsidiaries' Hotel Properties and Hospitality/Leisure-Related Business.

Notwithstanding the foregoing, neither the Borrower, nor the Parent, nor their respective Subsidiaries shall make an Investment which would (a) cause the Parent Properties in the aggregate to violate in any way the Parent Property Requirements without the Administrative Agent's written consent, (b) if the Parent Deemed Investment Amount for Unconsolidated Entities was added to Investment Amounts for Parent Properties in determining whether the Parent Property Requirements had been met, cause the Parent Properties in the aggregate to violate in any material way the Parent Property Requirements without the Administrative Agent's written consent, (c) individually, and not on a portfolio basis, be in excess of $75,000,000 without the written consent of the Administrative Agent or in excess of $100,000,000 without the written consent of the Required Lenders, provided that, subject to the other terms and conditions
                      --------
of this Agreement, the Lenders consent to the acquisition by the Borrower or its Subsidiary of the South Seas Portfolio, (d) cause a Default, or (e) cause or result in the Borrower or the Parent failing to comply with any of the financial covenants contained herein.

     Section VI.8   Affiliate Transactions.  Except for the Intercompany
                    ----------------------
Agreement, the Approved Participating Lease Agreements, certain liquor license agreements, and the transactions described in Section 6.07(i), the Borrower will not, and will not permit any of its Subsidiaries to, make, directly or indirectly: (a) any transfer, sale, lease, assignment or other disposal of any assets to any Affiliate of the Borrower which is not a Guarantor or any purchase or acquisition of assets from any such Affiliate except for sales of new Personal Property (i) which in any calendar year do not exceed $1,000,000 in the aggregate and (ii) for which the sales price is the actual cost to the party selling; or (b) any arrangement or other transaction directly or indirectly with or for the benefit of any such Affiliate (including without limitation, guaranties and assumptions of obligations of an Affiliate), other than those matters set forth in either of the foregoing clauses (a) or (b) which are in the ordinary course of business and at market rates.

     Section VI.9   Sale and Leaseback.  The Borrower will not, and will not
                    ------------------
permit any of its Subsidiaries to, enter into any arrangement with any Person, whereby in contemporaneous transactions the Borrower or such Subsidiary sells essentially all of its right, title and interest in a material asset and the Borrower or such Subsidiary acquires or leases back the right to use such property except in connection with the incurrence of Permitted Sale/Leaseback Indebtedness.

     Section VI.10  Sale or Discount of Receivables.  The Borrower will not, and
                    -------------------------------
will not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

     Section VI.11  No Further Negative Pledges.  Neither the Borrower, nor the
                    ---------------------------
Parent, nor their respective Subsidiaries shall enter into or suffer to exist any agreement (other than this Agreement and the Credit Documents) (a) prohibiting the creation or assumption of any Lien upon the Properties of the Parent, the Borrower or any of their respective Subsidiaries (except for the Permitted Other Subsidiaries), whether now owned or hereafter acquired, or (b) requiring an obligation to be secured if some other obligation is or becomes secured.

     Section VI.12  Material Documents.  The Borrower will not, nor will it
                    ------------------
permit any of its Subsidiaries to without the Required Lender's written consent
(a) amend the Borrower's partnership agreement in any material respect, (b) admit a new general partner to the Borrower, or (c) enter into any termination, material modification or amendment of any of the following:

     (i)  the Intercompany Agreement; or

     (ii) the Merger Agreement.

The Borrower will not, nor will it permit any of its Subsidiaries to without the written consent of two out of the three Arrangers amend or terminate (except in connection with a Permitted Asset Disposition) an Approved Participating Lease if the net affect of all such amendments and terminations of Approved Participating Leases is reasonably expected to decrease the expected rentals under all of the Approved Participating Leases taken as a whole by more than 10% of the pro forma rentals for 1997 set forth in the Registration Statements, taking into account acquisitions and dispositions after the Closing Date. The Borrower will not, nor will it permit any of its Subsidiaries to without the written consent of the Super Required Lenders amend or terminate (except in connection with a Permitted Asset Disposition) an Approved Participating Lease if the net affect of all such amendments and terminations of Approved Participating Leases is reasonably expected to either
(a) cause the Borrower to violate a covenant in Article VII or (b) cause the expected rentals under all of the Approved Participating Leases taken as a whole to decrease by more than 20% of the pro forma rentals for 1997 set forth in the Registration Statements, taking into account acquisitions and dispositions after the Closing Date.

Any termination, modification or amendment prohibited under this Section 6.12 without the required written consent shall, to the extent permitted by applicable law, be void and of no force and effect.

      Section 6.13  Limitations on Development, Construction, Renovation and
                    --------------------------------------------------------
Purchase of Hotel Properties.  Neither the Parent nor the Borrower shall or
----------------------------
shall permit any of their respective Subsidiaries to (a) engage in the development, construction or expansion of any Hotel Properties except for Development Properties permitted by the provisions of Section 6.07 or (b) enter into any agreements to purchase Hotel Properties or other assets, unless with respect to such purchase the Parent, the Borrower or such Subsidiary (as applicable) at all times has available sources of capital equal to pay in full the cost of the purchase of such Hotel Properties or other assets (to the extent that the payment of such cost of purchase constitutes a recourse obligation of the Parent, the Borrower or its Subsidiary), which available sources of capital may include Advances to the extent that the Borrower may borrow the same for the purposes required or other Indebtedness permitted by the terms of this Agreement.


                                  ARTICLE VII

                              FINANCIAL COVENANTS

     So long as any Note or any amount under any Credit Document shall remain unpaid, any Letter of Credit shall remain outstanding, or any Lender shall have any Commitment hereunder, unless the Required Lenders shall otherwise consent in writing, the Borrower agrees to comply and cause the Parent and the Parent's Subsidiaries to comply with the following covenants.

      Section 7.1   Interest Coverage Ratio.  The Parent shall maintain at the
                    -----------------------
end of each Rolling Period (a) for the Rolling Periods ending on September 30, 1998 through March 31, 1999, an Interest Coverage Ratio of not less than 2.20 to
1.0 and (b) for any Rolling Period thereafter, an Interest Coverage Ratio of not less than 2.50 to 1.0.

      Section 7.2   Fixed Charge Coverage Ratio.  The Parent shall maintain at
                    ---------------------------
the end of each Rolling Period (a) for the Rolling Periods ending on September 30, 1998 through March 31, 1999, a Fixed Charge Coverage Ratio of not less than
1.85 to 1.0 and (b) for any Rolling Period thereafter, a Fixed Charge Coverage Ratio of not less than 2.00 to 1.0.

      Section 7.3   Maintenance of Net Worth.  The Parent shall at all times
                    ------------------------
maintain an Adjusted Net Worth of not less than the Minimum Tangible Net Worth.

      Section 7.4   Leverage Ratio.  The Parent shall not on any date permit the
                    --------------
Leverage Ratio to exceed (a) prior to July 1, 1999, 5.5 to 1.0, (b) from July 1, 1999 through June 30, 2000, 5.0 to 1.0, and (c) on and after July 1, 2000, 4.5 to 1.0.

      Section 7.5   Limitations on Secured Indebtedness.  The Parent shall not
                    -----------------------------------
on any date permit the sum of the Secured Non-Recourse Indebtedness and Secured Recourse Indebtedness of the Parent and its Subsidiaries on a Consolidated basis (excluding the Obligations), to be secured by Liens on Hotel Properties or other Investments which for the Rolling Period immediately preceding such date (a) for any date prior to July 1, 1999, produced 40% or more of the EBITDA of the Parent and its Subsidiaries on a Consolidated basis and (b) for any date on or after July 1, 1999, produced 30% or more of the EBITDA of the Parent and its Subsidiaries on a Consolidated basis. The Parent shall not on any date permit the Secured Indebtedness Ratio to exceed (a) prior to July 1, 1999, 2.75 to 1.0, and (b) on and after July 1, 1999, 2.5 to 1.0.

      Section 7.6   Limitations on Secured Recourse Indebtedness.  The Parent
                    --------------------------------------------
shall not on any date permit the Secured Recourse Indebtedness of the Parent and its Subsidiaries on a Consolidated basis (excluding the Obligations), to be secured by Liens on Hotel Properties or other Investments which for the Rolling Period immediately preceding such date produced 20% or more of the EBITDA of the Parent and its Subsidiaries on a Consolidated basis.

      Section 7.7   Unsecured Interest Coverage Ratio.  The Parent shall
                    ---------------------------------
maintain at the end of each Rolling Period for the Rolling Periods ending on the dates indicated on the following chart an Unsecured Interest Coverage Ratio of not less than the amount set forth next to such dates:

  Ending Date of Rolling Period               Unsecured Interest Coverage Ratio
----------------------------------            ---------------------------------

September 30, 1998 through June 30, 1999                    1.50 to 1.0
September 30, 1999 through June 30, 2000                    1.75 to 1.0
September 30, 2000 through June 30, 2001                    2.00 to 1.0
September 30, 2001 through June 30, 2002                    2.25 to 1.0
For any Rolling Period thereafter                           2.50 to 1.0


      Section 7.8   Permitted Non-Voting Stock Company Adjustment.  If the
                    ---------------------------------------------
Parent or any of its Subsidiaries have a Permitted Non-Voting Stock Investment, then to the extent not already included in the EBITDA of the Parent and its Subsidiaries the lesser of (a) the dividends and interest received by the Parent or any of its Subsidiaries from a Permitted Non-Voting Stock Company and (b) the EBITDA of the Hotel Properties owned or leased by such Permitted Non-Voting Stock Company shall be included in EBITDA for purposes of the financial covenants in this Article VII.


                                 ARTICLE VIII

                          EVENTS OF DEFAULT; REMEDIES

      Section 8.1   Events of Default.  The occurrence of any of the following
                    -----------------
events shall constitute an "Event of Default" under any Credit Document:

      (a) Principal or Letter of Credit Obligation Payment.  The Borrower or any
          ------------------------------------------------
Guarantor shall fail to pay any principal of any Note or any Letter of Credit Obligation when the same becomes due and payable as set forth in this Agreement;

      (b) Interest or Other Obligation Payment.  The Borrower or any Guarantor
          ------------------------------------
shall fail to pay any interest on any Note or any fee or other amount payable hereunder or under any other

Credit Document when the same becomes due and payable as set forth in this Agreement, provided however that the Borrower and the Guarantors will have a grace period of five days after the payments covered by this Section 8.01(b) becomes due and payable for the first two defaults of such Persons collectively under this Section 8.01(b) in every calendar year;

     (c) Representation and Warranties.  Any representation or warranty made or
         -----------------------------
deemed to be made (i) by the Borrower in this Agreement or in any other Credit Document, (ii) by the Borrower (or any of its officers) in connection with this Agreement or any other Credit Document, or (iii) by any Subsidiary in any Credit Document shall prove to have been incorrect in any material respect when made or deemed to be made;

     (d) Covenant Breaches.  (i) The Borrower shall fail to perform or observe
         -----------------
any covenant contained in Section 5.02, Article VI or Article VII of this Agreement or the Borrower shall fail to perform or observe, or shall fail to cause any Guarantor to perform or observe any covenant in any Credit Document beyond any notice and/or cure period for such default expressly provided in such Credit Document or (ii) the Borrower or any Guarantor shall fail to perform or observe any term or covenant set forth in any Credit Document which is not covered by clause (i) above or any other provision of this Section 8.01, in each case if such failure shall remain unremedied for 30 days after the earlier of the date written notice of such default shall have been given to the Borrower or such Guarantor by the Administrative Agent or any Lender or the date a Responsible Officer of the Borrower or any Guarantor has actual knowledge of such default, unless such default in this clause (ii) cannot be cured in such 30 day period and the Borrower is diligently proceeding to cure such default, in which event the cure period shall be extended to 90 days;

     (e)  Cross-Defaults.
          --------------

          (i) with respect to (A) any Secured Non-Recourse Indebtedness which is outstanding in a principal amount of at least $20,000,000 individually or when aggregated with all such Secured Non-Recourse Indebtedness of the Borrower, the Parent or any of their respective Subsidiaries or (B) any other Indebtedness (but excluding Indebtedness evidenced by the Notes) which is outstanding in a principal amount of at least $5,000,000 individually or when aggregated with all such Indebtedness of the Borrower, the Parent or any of their respective Subsidiaries any of the following:

                (1) any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof,

               (2) the Borrower, the Parent or any of their respective Subsidiaries shall fail to pay any principal of or premium or interest of any of such Indebtedness (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or

               (3) any other event shall occur or condition shall exist under any agreement or instrument relating to such Indebtedness, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to permit the holders of such Indebtedness to accelerate the maturity of such Indebtedness;

     (f)  Insolvency.  The Borrower, the Parent, or any of their respective
          ----------
Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, the Parent, or any of their respective Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against the Borrower, the Parent, or any of their respective Subsidiaries, either such proceeding shall remain undismissed for a period of 60 days or any of the actions sought in such proceeding shall occur; or the Borrower, the Parent, or any of their respective Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this paragraph (f);

     (g)  Judgments. Any judgment or order for the payment of money in excess of
          ---------
$5,000,000 (reduced for purposes of this paragraph for the amount in respect of such judgment or order that a reputable insurer has acknowledged being payable any valid and enforceable insurance policy) shall be rendered against the Borrower, the Parent or any of their respective Subsidiaries which, within 30 days from the date such judgment is entered, shall not have been discharged or execution thereof stayed pending appeal;

     (h) ERISA.  (i) Any Person shall engage in any "prohibited transaction" (as
         -----
defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, unless such Reportable Event, proceedings or appointment are being contested by the Parent or the Borrower in good faith and by appropriate proceedings, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) the Parent, the Borrower or any member of a Controlled Group shall incur any liability in connection with a withdrawal from a Multiemployer Plan or the insolvency (within the meaning of Section 4245 of ERISA) or reorganization (within the meaning of Section 4241 of ERISA) of a Multiemployer Plan, unless such liability is being contested by the Parent or the Borrower in good faith and by appropriate proceedings, or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any Guarantor to any tax, penalty or other liabilities in the aggregate exceeding $10,000,000;

     (i) Guaranty.  Any provision of any Guaranty except a Supplemental Guaranty
         --------
shall for any reason cease to be valid and binding on any Guarantor or any Guarantor shall so state in writing;

     (j) Environmental Indemnity.  Any Environmental Indemnity shall for any
         -----------------------
reason cease to be valid and binding on any Person party thereto or any such Person shall so state in writing;

     (k) OPCO.  Either  (i) a Change of Control occurs for OPCO without the
         ----
written consent of the Borrower (which shall not be given without the consent of the Required Lenders) or (ii) OPCO shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the OPCO or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against OPCO or any of its Subsidiaries, either such proceeding shall remain undismissed for a period of 60 days or any of the actions sought in such proceeding shall occur; or OPCO or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this paragraph (k);

     (l) Parent's REIT Status. There shall be a determination from the
         --------------------
applicable Governmental Authority from which no appeal can be taken that the Parent's tax status as a REIT has been lost;

     (m) Parent Common Stock; Repayment Event  The Parent at any time hereafter
         ------------------------------------
fails to (i) cause the Parent Common Stock to be duly listed on the New York Stock Exchange, Inc. and (ii) file timely all reports required to be filed by the Parent with the New York Stock Exchange, Inc. and the Securities and Exchange Commission and, with respect to a failure under clause (ii), such failure remains uncured on the date which is the earlier of (A) the date 30 days following the initial occurrence of such failure and (B) the date specified by the New York Stock Exchange, Inc. or the Securities and Exchange Commission as the date such failure needs to be cured by. Upon the receipt by the Parent of any Net Cash Proceeds from a Repayment Event, (a) the Parent fails to immediately make a capital contribution or advance to the Borrower or a Subsidiary of the Borrower in the aggregate amount of such Net Cash Proceeds or
(b) the Borrower fails to apply such Net Cash Proceeds in accordance with this Agreement either (i) to repay any outstanding principal of the Notes, and accrued and unpaid interest thereon and other amounts payable by the Borrower in respect thereof, or (ii) to make Investments permitted by this Agreement; or

     (n) Change in Management or Control.  Any of the following occur without
         -------------------------------
the written consent of the Required Lenders: (a) a Change of Control occurs for either the Parent or the Borrower; (b) the Parent owns less than 100% of the legal or beneficial interest in MeriStar LP, Inc.; (c) the Parent, MeriStar LP, Inc. and any wholly-owned Subsidiary of the Parent collectively owns less than 70% of the legal or beneficial interest in the Borrower; or (d) the Parent shall cease to employ either Paul W. Whetsell or Steven D. Jorns as the chairman and chief executive officer of the Parent and, within 180 days following such occurrence for any reason, another person acceptable to the Required Lenders in their sole discretion is not employed as the chairman and chief executive officer of the Parent.

     Section 8.2   Optional Acceleration of Maturity; Other Actions.  If any
                   ------------------------------------------------
Event of Default (other than an Event of Default pursuant to paragraph (f) of Section 8.01) shall have occurred and be continuing, then, and in any such event,

     (a) the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances and the obligation of each Issuing Bank to issue, increase, or extend Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon, the Letter of Credit Obligations, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest, all such Letter of Credit Obligations and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower,

     (b) the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Required Lenders, deposit into the Cash Collateral Account an amount of cash equal to the Letter of Credit Exposure as security for the Obligations to the extent the Letter of Credit Obligations are not otherwise paid at such time, and

     (c) the Administrative Agent shall at the request of, or may with the consent of, the Required Lenders proceed to enforce its rights and remedies under the Credit Documents for the ratable benefit of the Lenders by appropriate proceedings.

     Section 8.3   Automatic Acceleration of Maturity.  If any Event of Default
                   ----------------------------------
pursuant to paragraph (f) of Section 8.01 shall occur,

     (a) the obligation of each Lender to make Advances and the obligation of each Issuing Bank to issue, increase, or extend Letters of Credit shall immediately and automatically be terminated and the Notes, all interest on the Notes, all Letter of Credit Obligations, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower and

     (b) to the extent permitted by law or court order, the Borrower shall deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to the outstanding Letter of Credit Exposure as security for the Obligations to the extent the Letter of Credit Obligations are not otherwise paid at such time.

     Section 8.4   Cash Collateral Account.
                   -----------------------

     (a) Pledge.  The Borrower hereby pledges, and grants to the Administrative
         ------
Agent for the benefit of the Lenders, a security interest in all funds held in the Cash Collateral Account maintained with Societe Generale, New York Branch from time to time, but under the control of the Administrative Agent, and all proceeds thereof, as security for the payment of the Obligations, including without limitation all Letter of Credit Obligations owing to any Issuing Bank or any other Lender due and to become due from the Borrower to any Issuing Bank or any other Lender under this Agreement in connection with the Letters of Credit and the Borrower agrees to execute all cash management or cash collateral agreements and UCC-1 Financing Statements requested by the Administrative Agent as needed or desirable for the Administrative Agent to have a perfected first lien security interest in the Cash Collateral Account.

     (b) Application against Letter of Credit Obligations.  The Administrative
         ------------------------------------------------
Agent may, at any time or from time to time apply funds then held in the Cash Collateral Account to the payment of any Letter of Credit Obligations owing to any Issuing Bank, in such order as the Administrative Agent may elect, as shall have become or shall become due and payable by the Borrower to any Issuing Bank under this Agreement in connection with the Letters of Credit.

     (c) Duty of Care.  The Administrative Agent shall cause Societe Generale,
         ------------
New York Branch to exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and Societe Generale, New York Branch shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which Societe Generale, New York Branch accords its own property, it being understood that neither Societe Generale, New York Branch, nor the Administrative Agent shall have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

     Section 8.5   Swingline Advances and Commitment.  If any Event of Default
                   ---------------------------------
shall have occurred and be continuing, then, and in any such event, the Swingline Lender may by notice to Borrower, cancel the Swingline Commitment (whereupon the Swingline Commitment shall be deemed to be immediately canceled) and/or declare all Swingline Advances and all unpaid accrued interest thereon to be immediately due and payable (whereupon all Swingline Advances and all such interest shall be immediately due and payable).

     Section 8.6   Non-exclusivity of Remedies.  No remedy conferred upon the
                   ---------------------------
Administrative Agent or the Lenders is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.

     Section 8.7   Right of Set-off.  Upon (a) the occurrence and during the
                   ----------------
continuance of any Event of Default and (b) the making of the request or the granting of the consent, if any, specified by Section 8.02 to authorize the Administrative Agent to declare the Notes and any other amount payable hereunder due and payable pursuant to the provisions of Section 8.02 or the automatic acceleration of the Notes and all amounts payable under this Agreement pursuant to Section 8.03, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Note held by such Lender, and the other Credit Documents, irrespective of whether or not such Lender shall have made any demand under this Agreement, such Note, or such other Credit Documents, and although such obligations may be unmatured. Each Lender agrees to promptly notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

                                  ARTICLE IX

                      AGENCY AND ISSUING BANK PROVISIONS

      Section 9.1   Authorization and Action.  Each Lender hereby appoints and
                    ------------------------
authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms hereof and of the other Credit Documents, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or any other Credit Document (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders or Super Required Lenders, as applicable, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative
                                  --------
Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, any other Credit Document, or applicable law. The functions of the Administrative Agent are administerial in nature and in no event shall the Administrative Agent have a fiduciary or trustee relation in respect of any Lender by reason of this Agreement or any other Credit Document. Within 5 Business Days of the Administrative Agent receiving actual notice (without any duty to investigate) of a Default, the Administrative Agent will provide written notice of such Default to the Lenders.

      Section 9.2   Administrative Agent's Reliance, Etc.  Neither the
                    ------------------------------------
Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken (including such Person's own negligence) by it or them under or in connection with this Agreement or the other Credit Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Credit Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Credit Document on the part of the Parent, the Borrower or their Subsidiaries or to inspect the property (including the books and records) of the Borrower or its Subsidiaries; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Credit Document; and (f) shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

      Section 9.3   Each Agent and Its Affiliates.  With respect to its
                    -----------------------------
Commitment, the Advances made by it and the Notes issued to it, the Administrative Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Administrative Agent. The term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower or any of its Subsidiaries, and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if the Administrative Agent were not an Administrative Agent hereunder and without any duty to account therefor to the Lenders.

      Section 9.4   Lender Credit Decision.  Each Lender acknowledges that it
                    ----------------------
has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.06 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

      Section 9.5   Indemnification.  The Lenders severally agree to indemnify
                    ---------------
the Administrative Agent, the Arrangers, the Syndication Agent, each Documentation Agent and each Issuing Bank (to the extent not reimbursed by the Borrower), according to their respective Pro Rata Shares from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Person in any way relating to or arising out of this Agreement or any action taken or omitted by such Person under this Agreement or any other Credit Document (including such Person's own negligence), provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its Pro Rata Share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Credit Document, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

      Section 9.6   Successor Agent and Issuing Banks.  The Administrative
                    ---------------------------------
Agent, any Arranger or any Issuing Bank may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with cause by the Required Lenders upon receipt of written notice from the Required Lenders to such effect. Upon receipt of notice of any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent, Arranger or Issuing Bank. If no successor Administrative Agent, Arranger or Issuing Bank shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's, Arranger's or Issuing Bank's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, Arranger or Issuing Bank, then the retiring Administrative Agent, Arranger or Issuing Bank may, on behalf of the Lenders and the Borrower, appoint a successor Administrative Agent, Arranger or Issuing Bank, which shall be a commercial bank meeting the financial requirements of an Eligible Assignee and, to the extent that a Lender is willing to act in such capacity, a Lender. Upon the acceptance of any appointment as Administrative Agent, Arranger or Issuing Bank by a successor Administrative Agent or Issuing Bank, such successor Administrative Agent, Arranger or Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, Arranger or Issuing Bank, and the retiring Administrative Agent, Arranger or Issuing Bank shall be discharged from its duties and obligations under this Agreement and the other Credit Documents, except that the retiring Issuing Bank shall remain an Issuing Bank with respect to any Letters of Credit issued by such Issuing Bank and outstanding on the effective date of its resignation or removal and the provisions affecting such Issuing Bank with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Bank until the termination of all such Letters of Credit. After any retiring Administrative Agent's, Arranger's or Issuing Bank's resignation or removal hereunder as Administrative Agent, Arranger or Issuing Bank, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Administrative Agent, Arranger or Issuing Bank under this Agreement and the other Credit Documents.

      Section 9.7   Arrangers, Syndication Agent and Documentation Agents.
                    -----------------------------------------------------
Bankers Trust Company shall be named an Arranger and a Syndication Agent under the Credit Documents; Lehman Commercial Paper Inc. shall be named an Arranger and a Documentation Agent under the Credit Documents; and Wells Fargo Bank, National Association shall be named a Documentation Agent under the Credit Documents, but such Persons in such capacities shall have no right or duty to act as agent on behalf of the Lenders except that the Arrangers will have the limited right to consent or decline to consent to certain matters set forth in the definition of "Approved Participating Lessee" and in Section 6.12. Societe Generale, Southwest Agency shall be named Arranger and Administrative Agent under the Credit Documents, but as the Arranger shall have no right or duty to act as agent on behalf of the Lenders in such capacity except that as Arranger will have the limited right to consent or decline to consent to certain matters set forth in the definition of "Approved Participating Lessee" and in Section 6.12; provided that the provisions of this sentence shall in no way effect Societe Generale, Southwest Agency's rights or duties as Administrative Agent on behalf of the Lenders.

                                   ARTICLE X

                                 MISCELLANEOUS

      Section 10.1  Amendments, Etc.  No amendment or waiver of any provision of
                    ---------------
this Agreement, the Notes, or any other Credit Document, nor consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, as specified in the particular provisions of the Credit Documents, and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided,
                                                                --------
however, that no amendment shall increase the Commitment of any Lender without the written consent of such Lender, and no amendment, waiver or consent shall, unless in writing and signed by all the Lenders whose Commitments or Advances are directly modified thereby, do any of the following: (a) increase the aggregate Commitments of the Lenders (for which all Lenders' Commitments shall be deemed directly modified thereby; provided that no consent except for the unanimous consent of the Lenders holding Revolving Commitments and Advances shall be needed to increase the total Revolving Commitments by up to $200,000,000 in the aggregate for all such increases), (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder or under any other Credit Document or otherwise release the Borrower from any Obligations, (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable here under, (d) amend this Section 10.01, (e) amend the definition of "Required Lenders" or "Super Required Lenders", (f) release the Parent from its obligations under the Guaranty (for which all Lenders' Advances shall be deemed directly modified thereby), or (g) except as provided in Section 5.11, release all or substantially all of the Collateral; and provided, further, that no amendment,
                                         -----------------
waiver or consent shall, unless in writing and signed by the Administrative Agent, or any Issuing Bank in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent or such Issuing Bank, as the case may be, under this Agreement or any other Credit Document. In addition, (a) the definition of "Revolver Required Lenders" cannot be amended without the unanimous written consent of all Lenders holding Revolving Commitments, (b) the definition of "Term A Required Lenders" cannot be amended without the unanimous written consent of all Lenders holding Term A Commitments and (c) the definition of "Term B Required Lenders" cannot be amended without the unanimous written consent of all Lenders holding Term B Commitments. In addition, no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender, amend, modify or waive any provision pertaining to the Swingline Lender, Swingline Commitment or the Swingline Advances, or otherwise affect any right or duty of the Swingline Lender. In addition, none of the following decisions shall be made without the written consent of the Super Required Lenders:

          (a) release any Guarantor except the Parent from its obligations under any of the Guaranties, provided that the Administrative Agent can (i) release any Supplemental Guarantor from its obligations under any of the Supplemental Guaranties, (ii) if no Default then exists, release any Subsidiary of the Borrower which no longer is a Property Owner of a Hotel Property or no longer owns any assets and (iii) release a Guarantor pursuant to the provisions of Section 10.12;

          (b) any determination to make a Borrowing after the occurrence and during the continuance of an Event of Default;

          (c) any waiver or any amendment to the financial covenants contained in Article VII of this Agreement or any definitions used therein;

          (d) any amendment of any of the definitions that are used in the definition of "Leverage Ratio;" and

          (e) any amendment of any other provision of a Credit Document which expressly requires the consent of the Super Required Lenders.

In addition, none of the following decisions shall be made without the written consent of the Required Lenders:

          (a) release any Person from its obligations under any of the Environmental Indemnities;

          (b) release any Collateral from its Lien securing the Obligations except in connection with a Permitted Asset Disposition;

          (c) increases the maximum duration of Interest Periods permitted under this Agreement;

          (d) any material waiver or modification of the covenants contained in
     Article V or Article VI;

          (e) any amendment, supplement or modification to, or waiver of, the provisions of Section 8.01 of this Agreement;

          (f) any determination to send notice to the Borrower of, or otherwise declare, an Event of Default pursuant to Section 8.01 of this Agreement;

          (g) any determination to accelerate the Obligations pursuant to
     Section 8.02 of this Agreement;

          (h) any exercise of remedies under any Credit Document;

          (i) any material decision regarding the operation, maintenance, sale or other disposition of any Property after the foreclosure upon such Property, provided that Administrative Agent shall be able to take any action it determines necessary to preserve or maintain any such Property and provided further that if the Required Lenders cannot agree on the sale or disposition of such Property, the Administrative Agent shall not sell or dispose of such Property, but shall continue to hold such Property for the benefit of the Lenders;

          (j) any waiver for more than 45 days of, or any material amendment to, the reporting requirements set forth in clauses (a)-(d) of Section 5.05 of this Agreement;

          (k) any other material waiver or modification of the Credit Documents.; and

          (l) any amendment of any other provision of a Credit Document which expressly requires the consent of the Required Lenders.

Any amendment to a covenant of the Parent or any of its Subsidiaries or amendment to a definition shall require the Borrower's written consent.

     If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement which requires unanimous consent of the Lenders or of a Class of the Lenders, the consent of the Super Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described below, to replace each such non-consenting Lender or Lenders with one or more Eligible Assignees pursuant to Section 2.15 so long as at the time of such replacement, each such Eligible Assignee consents to the proposed change, waiver, discharge or termination, provided further, that
                                                          ----------------
in any event the Borrower shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) to increase any of such Lender's Commitments.

      Section 10.2  Notices, Etc.  All notices and other communications shall be
                    ------------
in writing (including telecopy or telex) and mailed, telecopied, telexed, hand delivered or delivered by a nationally recognized overnight courier, if to the Borrower, at its address at 1010 Wisconsin Avenue, N.W., Suite 650, Washington, D.C. 20007, Attn: Mr. John Emery; if to any Lender at its Domestic Lending Office specified opposite its name on Schedule 10.02; if to the Administrative Agent, at its address at 4900 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201, Attention: Thomas K. Day, Director (telecopy: (214) 979-2727; telephone: (214) 979-2774); or, as to each party, at such other address or teletransmission number as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telexed or hand delivered or delivered by overnight courier, be effective three days after deposited in the mails, when telecopy transmission is completed, when confirmed by telex answer-back or when delivered, respectively, except that notices and communications to the Administrative Agent pursuant to
Article II or Article IX shall not be effective until received by the Administrative Agent.

      Section 10.3  No Waiver; Remedies.  No failure on the part of any Lender,
                    -------------------
any Agent, or any Issuing Bank to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement and the other Credit Documents are cumulative and not exclusive of any remedies provided by law.

      Section 10.4  Costs and Expenses.  The Borrower agrees to pay on demand
                    ------------------
all out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, due diligence, administration, modification and amendment of this Agreement, the Notes and the other Credit Documents and syndication (syndication costs shall not exceed $5,000 per Eligible Assignee) of the Obligations including, without limitation, (a) the reasonable fees and out-of-pocket expenses of Bracewell & Patterson, L.L.P., counsel for the Administrative Agent, and (b) all reasonable out-of-pocket costs and expenses, if any, of the Administrative Agent, each Issuing Bank, and each Lender (including, without limitation, reasonable counsel fees and expenses of the Administrative Agent, such Issuing Bank, and each Lender) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other Credit Documents, and (d) to the extent not included in the foregoing, the costs of any local counsel, travel expenses, Engineering Reports, Environmental Reports, mortgage and intangible taxes (if any), and any title or Uniform Commercial Code search costs, any insurance consultant costs and other costs usual and customary in connection with a credit facility of this type.

      Section 10.5  Binding Effect.  This Agreement shall become effective when
                    --------------
it shall have been executed by the Borrower and the Administrative Agent, and when the Administrative Agent shall have, as to each Lender, either received a counterpart hereof executed by such Lender or been notified by such Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Issuing Bank, and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Lender.

      Section 10.6  Lender Assignments and Participations.
                    -------------------------------------

     (a) Assignments.  Any Lender may assign to one or more banks or other
         -----------
entities all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it, the Notes held by it, and the participation interest in the Letter of Credit Obligations held by it); provided, however, that (i) each
                                              --------  -------
such assignment shall be of a constant, and not a varying, percentage of all of such Lender's rights and obligations under this Agreement for a particular Class and shall involve a ratable assignment of such Lender's Commitment and Advances for a particular Class, (ii) the amount of the resulting Commitments and Advances of the assigning Lender (unless it is assigning all its Commitments and Advances) and the assignee Lender pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 in total (provided that with respect to assignments of Term B Advances by an Approved Fund to a Related Fund only, the amount of the resulting Term B Advances for the assigning Approved Fund and the assignee Related Fund may be for less than $5,000,000 if (A) the amount of the resulting Term B Advances for the assigning Approved Fund and the assignee Related Fund are not less than $1,000,000, (B) the amount of the aggregate resulting Term B Advances for the assigning Approved Fund and its Related Funds are not less than $5,000,000 and (C) such Approved Fund and all of its Related Funds shall only be entitled collectively to one notice for all purposes under the Credit Documents), shall in no event be less than $1,000,000 for each Class assigned and shall be an integral multiple of $1,000,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Notes subject to such assignment, (v) the Administrative Agent (and the case of assignments of all or a portion of a Lender's Revolving Commitments and Revolving Advances, the Issuing Bank for each Letter of Credit issued after the date of this Agreement and the Swingline Lender) shall consent to such assignment, which consent shall not be unreasonably withheld or delayed, and
(vi) each Eligible Assignee (other than an Eligible Assignee which is an Affiliate of the assigning Lender) shall pay to the Administrative Agent a $2,500 administrative fee ; provided that, in the case of contemporaneous
                            --------
assignments by a Lender to more than one Related Fund (which Related Funds are not then Lenders hereunder), only a single $2,500 such fee shall be payable for all such contemporaneous assignments. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof or earlier such earlier date as agreed to by the Administrative Agent, (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) such Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Notwithstanding anything herein to the contrary, (i) any Lender may assign or pledge, as collateral or otherwise, any of its rights under the Credit Documents to any Federal Reserve Bank and (ii) any Lender that is an Approved Fund or Related Fund may, without the consent of the Administrative Agent or the Borrower, pledge all or any portion of its Advances and Notes to any trustee for, or any other representative of, holders of obligations owed, or securities issued, by such Approved Fund or Related Fund, as security for such obligations or securities; provided that (A) any foreclosure or similar action by such
               --------
trustee or representative shall be subject to the provisions of this Section 10.06(a) concerning assignments, including without limitation the requirement that any assignee of such Notes and Advances must qualify as an Eligible Assignee and (B) such Lender shall not require such trustee's or representative's consent to any matter under this Agreement, except (1) for a change in the principal amount of any Note which has been so pledged, reductions in fees or interest, or extending the Maturity Date except as permitted in this Agreement or (2) as otherwise consented to by the Administrative Agent.

     (b) Term of Assignments.  By executing and delivering an Assignment and
         -------------------
Acceptance, the Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency of value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the Guarantors or the performance or observance by the Borrower or the Guarantors of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Sections 4.06 and 5.05, if applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (c)  The Register.  The Administrative Agent shall maintain at its address
          ------------
referred to in Section 10.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, the Swingline Lender, the Issuing Banks, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (d)  Procedures.  Upon its receipt of an Assignment and Acceptance executed
          ----------
by a Lender and an Eligible Assignee, together with the Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of the attached Exhibit C, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes, a new Note or Notes payable to the order of such Eligible Assignee in amount equal to, respectively, the Commitments and the outstanding Advances assumed by it pursuant to such Assignment and Acceptance, and if the assigning Lender has retained any Commitments hereunder, a new Note or Notes payable to the order of such Lender in an amount equal to, respectively, the Commitments and the outstanding Advances retained by it hereunder. Such new Note or Notes shall be dated the date of the original Notes executed pursuant to this Agreement and shall otherwise be in substantially the form of the attached Exhibits A-1, A-2, or A-3, as applicable.

     (e)  Participations.  Each Lender may sell participations to one or more
          --------------
banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it, its participation interest in the Letter of Credit Obligations, and the Notes held by it); provided, however, that (i) such Lender's obligations under
                   --------  -------
this Agreement (including, without limitation, its Commitments to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any such Notes for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent, and the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (v) such Lender shall not require the participant's consent to any matter under this Agreement, except for change in the principal amount of any Note in which the participant has an interest, reductions in fees or interest, or extending the Maturity Date except as permitted in this Agreement. The Borrower hereby agrees that participants shall have the same rights under Sections 2.08, 2.09, 2.11(c), and 10.07 hereof as the Lender to the extent of their respective participations.

     (f)  Confidentiality. Each Lender agrees to preserve the confidentiality of
          ---------------
any confidential information relating to the Parent, the Borrower and their respective Subsidiaries received by Lender; provided that each Lender may furnish any such confidential information in the possession of such Lender from time to time to (i) assignees and participants (including prospective assignees and participants), (ii) its regulators, the National Association of Insurance Commissioners, governmental authorities and any self-governing organization to which is a member, (iii) any direct or indirect contractual counterparty to such Lender in swap agreements or such contractual counterparty's professional advisor and (iv) the Related Funds, Affiliates, directors, partners, officers, employees of such Person or its Affiliates or Related Funds; provided that,
                                                             --------
prior to any such disclosure, such Person shall agree to preserve the confidentiality of any confidential information relating to the Borrower and its Subsidiaries received by it from or on behalf of such Lender.

      Section 10.7  Indemnification.  The Borrower shall indemnify the
                    ---------------
Administrative Agent, the Arrangers, the Syndication Agent, each Documentation Agent, the Lenders (including any lender which was a Lender hereunder prior to any full assignment of its Commitment), the Swingline Lender, the Issuing Banks, and each affiliate thereof and their respective directors, officers, employees, trustees, advisors, and agents from, and discharge, release, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from

(i) any actual or proposed use by the Borrower or any Affiliate of the Borrower of the proceeds of any Advance, (ii) any breach by the Borrower or any Guarantor of any provision of this Agreement or any other Credit Document, (iii) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, or (iv) any Environmental Claim or requirement of Environmental Laws concerning or relating to the present or previously-owned or operated properties, or the operations or business, of the Borrower or any of its Subsidiaries, and the Borrower shall reimburse the Administrative Agent, the Arrangers, the Syndication Agent, each Documentation Agent, each Issuing Bank, the Swingline Lender, and each Lender, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand for any reasonable out-of-pocket expenses (including legal fees) incurred in connection with any such investigation, litigation or other proceeding; and expressly including any such losses, liabilities, claims, damages, or expense incurred by reason of the Person being indemnified's own negligence, but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

      Section 10.8  Execution in Counterparts.  This Agreement may be executed
                    -------------------------
in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      Section 10.9  Survival of Representations, Indemnifications, etc.  All
                    --------------------------------------------------
representations and warranties contained in this Agreement or made in writing by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of this Agreement and the Credit Documents, the making of the Advances and any investigation made by or on behalf of the Lenders, none of which investigations shall diminish any Lender's right to rely on such representations and warranties. All obligations of the Borrower provided for in Sections 2.08, 2.09, 2.11(c), 9.05 and 10.07 shall survive any termination of this Agreement and repayment in full of the Obligations.

      Section 10.10 Severability.  In case one or more provisions of this
                    ------------
Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

      Section 10.11 Florida Liens.  The Lenders and the Administrative Agent
                    -------------
agree that the Administrative Agent will release the Florida Liens or deposit releases of the Florida Liens with any Person designated by the Borrower within 5 Business Days of written request by the Borrower which the Borrower can make in its sole and absolute discretion. In addition, if no Default then exists, the Lenders and the Administrative Agent agree to cooperate with the Borrower in connection with a written request by the Borrower to assign all or a portion of the Florida Liens to another Person. Without limitation of the foregoing, (a) the Lenders and the Administrative Agent agree to sell without recourse a portion of the Revolving Notes to the Person directed by the Borrower in connection with such an assignment, (b) the Lenders and the Administrative Agent agree to temporarily reduce the Lenders' respective Revolving Commitments Pro Rata by the portion of the Revolving Notes sold, (c) the Lenders, the Administrative Agent and the Borrower agree to cause the portion of the Revolving Notes sold to be converted into term notes which are independent of this Credit Agreement, (d) the Lenders, the Administrative Agent and the Borrower agree to immediately thereafter cause the Lenders' respective Revolving Commitments to be increased to the amounts which existed prior to such assignment, and (e) the Lenders, the Administrative Agent and the Borrower agree to execute such documents as are necessary or desirable to accomplish the foregoing, all in form and substance reasonably acceptable to the Administrative Agent and the Borrower.

      Section 10.12 Release of Guarantors.  The Borrower can request that the
                    ---------------------
Administrative Agent release a Guarantor (except the Parent) from such Guarantor's obligations under the Guaranty, the Environmental Indemnity, and the Pledge Agreement and release all interests in the Guarantor that are pledged to the Administrative Agent pursuant to the Pledge Agreement, and the Administrative Agent shall execute such releases if (a) such Guarantor is going to incur Indebtedness permitted pursuant to the provisions of Section 6.02(b) of this Agreement and such Indebtedness is to be secured by substantially all of the assets of such Guarantor, (b) the Borrower provides the Administrative Agent with 5 days prior written notice of the Borrower's request for such releases, together with evidence reasonably satisfactory to the Administrative Agent that the Borrower will be in compliance with the provisions of Section 6.02 of this Agreement following the incurrence of such Indebtedness by such Guarantor, and
(c) no monetary Default or Event of Default exists under the Credit Documents and no Default or Event of Default would occur in connection with such release or the incurrence of such Indebtedness by such Guarantor.

      Section 10.13 Supplemental Guaranties.  The Borrower has requested and the
                    -----------------------
Lenders have agreed that any partner of the Borrower or any partner of any Subsidiary of the Borrower except the Parent or any Guarantor may execute a Supplemental Guaranty. However, the execution of or release of any Supplemental Guaranty shall not be construed as a release or modification of any obligation of a Guarantor under a Guaranty or Environmental Indemnity.

      Section 10.14 Usury Not Intended.  It is the intent of the Borrower and
                    ------------------
each Lender in the execution and performance of this Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Lender including such applicable laws of the State of New York and the United States of America from time to time in effect. In furtherance thereof, the Lenders and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Advances, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Lender receiving same shall credit the same on the principal of its Notes (or if such Notes shall have been paid in full, refund said excess to the Borrower). In the event that the maturity of the Notes is accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Notes (or, if the applicable Notes shall have been paid in full, refunded to the Borrower). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Borrower and the Lenders shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Notes all amounts considered to be interest under applicable law at any time contracted for, charged, received or reserved in connection with the Obligations. The provisions of this Section shall control over all other provisions of this Agreement or the other Credit Documents which may be in apparent conflict herewith.

      Section 10.15 GOVERNING LAW. THIS AGREEMENT AND THE OTHER
                    -------------

CREDIT DOCUMENTS SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED, AND ANY DISPUTE BETWEEN THE BORROWER, ANY AGENT, ANY LENDER, OR ANY INDEMNITEE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION,
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK; PROVIDED THAT THE PERFECTION OF THE LIENS OF THE ADMINISTRATIVE AGENT ON THE COLLATERAL AND THE EXERCISE OF REMEDIES AGAINST THE COLLATERAL SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE APPLICABLE JURISDICTION.

      SECTION 10.16 CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.
                    -------------------------------------------------------

      (A)  EXCLUSIVE JURISDICTION.  EXCEPT AS PROVIDED IN SUBSECTION (B), EACH
           ----------------------                         --------------
OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (A) ANY
                                                       --------------
OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

      (B)  OTHER JURISDICTIONS.  THE BORROWER AGREES THAT ANY AGENT, ANY LENDER
           -------------------
OR ANY INDEMNITEE SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER THE

BORROWER OR (2) ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (B).
                             --------------

      (C)  SERVICE OF PROCESS.  THE BORROWER WAIVES PERSONAL SERVICE OF ANY
           ------------------
PROCESS UPON IT AND IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY WRITS, PROCESS OR SUMMONSES IN ANY SUIT, ACTION OR PROCEEDING BY THE MAILING THEREOF BY ANY AGENT OR THE LENDERS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER ADDRESSED AS PROVIDED HEREIN. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY AGENT OR THE LENDERS TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON
                                                            ----- ---
CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH
----------
ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

      (D)  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES
           --------------------
ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY

COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      (E)  WAIVER OF BOND.  THE BORROWER WAIVES THE POSTING OF ANY BOND
           --------------
OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON THE COLLATERAL ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT.

      (F)  ADVICE OF COUNSEL.  EACH OF THE PARTIES REPRESENTS TO EACH OTHER
           -----------------
PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 10.16, WITH ITS COUNSEL.
                   -------------

      Section 10.17 Lender Interest Rate Agreements.  As more fully set forth in
                    -------------------------------
the Guaranty and the Pledge Agreement, if any Lender enters into an Interest Rate Agreement with the Borrower or the Parent, the obligations of such Person to such Lender under such Interest Rate Agreement shall (a) be pari passu with the Obligations and (b) be secured by the Collateral pursuant to the Pledge Agreement.

      Section 10.18 Knowledge of Borrower.  For purposes of this Agreement,
                    ---------------------
"knowledge of the Borrower" means the actual knowledge of any of the executive officers and all other Responsible Officers of the Parent.

      Section 10.19 Lenders Not in Control.  None of the covenants or other
                    ----------------------
provisions contained in the Credit Documents shall or shall be deemed to, give the Lenders the rights or power to exercise control over the affairs and/or management of the Borrower, any of its Subsidiaries or any Guarantor, the power of the Lenders being limited to the right to exercise the remedies provided in the Credit Documents; provided, however, that if any Lender becomes the owner of any stock, or other equity interest in, any Person whether through foreclosure or otherwise, such Lender shall be entitled (subject to requirements of law) to exercise such legal rights as it may have by being owner of such stock, or other equity interest in, such Person.

      Section 10.20 Headings Descriptive.  The headings of the several Sections
                    --------------------
and paragraphs of the Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

      Section 10.21 Time is of the Essence.  Time is of the essence under the
                    ----------------------
Credit Documents.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                [SIGNATURE PAGE OF SECOND AMENDED AND RESTATED
                           SENIOR CREDIT AGREEMENT]


     EXECUTED as of the date first referenced above.

                              BORROWER:
                              --------

                              MERISTAR HOSPITALITY OPERATING
                                  PARTNERSHIP, L.P.


                              By: MeriStar Hospitality Corporation, its
                                  general partner

                                  By:___________________________________
                                  Name:_________________________________
                                  Title:________________________________

                [SIGNATURE PAGE OF SECOND AMENDED AND RESTATED
                           SENIOR CREDIT AGREEMENT]


                              SOCIETE GENERALE, SOUTHWEST AGENCY,
                              individually and as Arranger and Administrative Agent


                              ________________________________________________
                              By:_____________________________________________
                              Title:__________________________________________

                [SIGNATURE PAGE OF SECOND AMENDED AND RESTATED
                           SENIOR CREDIT AGREEMENT]


                              BANKERS TRUST COMPANY, individually and as Arranger and Syndication Agent


                              _____________________________________________
                              By:__________________________________________
                              Title:_______________________________________

                [SIGNATURE PAGE OF SECOND AMENDED AND RESTATED
                           SENIOR CREDIT AGREEMENT]


                              LEHMAN COMMERCIAL PAPER INC.,
                              individually and as Arranger and Documentation
                              Agent


                              _____________________________________________
                              By:__________________________________________
                              Title:_______________________________________

                [SIGNATURE PAGE OF SECOND AMENDED AND RESTATED
                           SENIOR CREDIT AGREEMENT]


                              WELLS FARGO BANK, NATIONAL ASSOCIATION,
                              individually and as Documentation Agent


                              _____________________________________________
                              By:__________________________________________
                              Title:_______________________________________